                                            Filed Pursuant to Rule 424(b)(5)
                                            File Nos. 333-47662 and 333-47662-01

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 10, 2002)

                           $442,500,000 (Approximate)
                                                                  [Conseco Logo]

                     Conseco Finance Securitizations Corp.
                                     Seller

                             Conseco Finance Corp.
                            Servicer and Originator

   Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates
                                 Series 2002-2

    The Series 2002-2 certificates will consist of 11 classes, 6 of which are offered under this prospectus supplement.

                                                     Underwriting
             Remittance   Approximate     Price to    Discount or  Proceeds to
Class           Rate    Principal Amount   Public    Placement Fee   Company
-----        ---------- ---------------- ----------- ------------- ------------
A-1......... 2.477%(1)    $ 46,250,000   100.000000%     0.150%     99.850000%
A-2......... 6.030%(1)    $300,000,000    99.996700%     0.300%     99.696700%
A-IO........ 8.500%(2)             (3)    35.358178%     0.124%     35.234178%
M-1......... 7.424%(1)    $ 38,750,000    99.998185%     0.500%     99.498185%
M-2......... 9.163%(1)    $ 28,750,000    99.997666%     0.590%     99.407666%
B-1......... 9.250%(1)    $ 28,750,000    93.628618%     0.750%     92.878618%
                          ------------                             ------------
Total.......              $442,500,000                             $480,579,206
                          ============                             ============

--------
(1) Or the weighted average of the rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable to the Class A-IO certificates, if less.
(2) Or the weighted average of the rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, and any indemnification paid to the backup servicer, if less.
(3) The Class A-IO certificates pay interest only, based on a notional principal amount. The notional principal amount will initially equal $117,700,000 and will decrease according to a schedule set forth in "Description of the Certificates--Class A and Class A-IO Interest."

    The approximate principal amount of the classes of certificates may vary plus or minus 5%. The price to public will be the percentage listed in the table above plus interest accrued from June 1, 2002.

    Consider carefully the risk factors beginning on page S-11 in this prospectus supplement.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

    These certificates will be delivered on or about June 14, 2002.

    The underwriters named below will offer the certificates at the price to public listed in the table above and will receive the discount listed above. See "Underwriting" on page S-78 in this prospectus supplement and on page 67 in the prospectus.

Credit Suisse First Boston
                                Lehman Brothers
                                                             Merrill Lynch & Co.

                                ----------------

                  Underwriter of the Class A-IO Certificates:

                           Credit Suisse First Boston

                                ----------------

              The date of this prospectus supplement is June 10, 2002

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of the Terms of the Offered Certificates...........................  S-4
Risk Factors............................................................... S-11
Structure of the Transaction............................................... S-16
The Contract Pool.......................................................... S-16
Conseco Finance Corp. ..................................................... S-25
Yield and Prepayment Considerations........................................ S-28
Description of the Certificates............................................ S-40
Use of Proceeds............................................................ S-73
Federal Income Tax Consequences............................................ S-73
ERISA Considerations....................................................... S-74
Legal Investment Considerations............................................ S-77
Underwriting............................................................... S-78
Legal Matters.............................................................. S-80
Global Clearance, Settlement and Tax Documentation Procedures..............  A-1

                                   Prospectus

Important Notice About Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement.......................................   2
The Trust.................................................................   3
Use of Proceeds...........................................................  10
Conseco Finance Corp. ....................................................  11
Conseco Finance Securitizations Corp. ....................................  14
Yield Considerations......................................................  14
Maturity and Prepayment Considerations....................................  15
Description of the Certificates...........................................  17
Servicing.................................................................  30
Description of FHA Insurance and VA Guarantees............................  34
Legal Aspects of the Contracts............................................  36
ERISA Considerations......................................................  43
Federal Income Tax Consequences...........................................  46
Legal Investment Considerations...........................................  65
Ratings...................................................................  66
Underwriting..............................................................  67
Legal Matters.............................................................  68
Experts...................................................................  69
Glossary..................................................................  70

    You should rely only on the information contained in this prospectus supplement and prospectus. Conseco Finance, Conseco Securitizations and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Conseco Finance, Conseco Securitizations and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

    This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Conseco Finance, about our manufactured housing lending business, and about any series of certificates for manufactured housing loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of certificates. If the description of the terms of your certificate varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

    If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from us or the underwriters by asking for it.

    Note on forward-looking statements: All statements, trend analyses and other information contained in this prospectus supplement and prospectus and elsewhere (such as in filings by Conseco Finance with the Securities and Exchange Commission, press releases, presentations by Conseco Finance or its management or oral statements) relative to markets for Conseco Finance's products and trends in Conseco Finance's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements, expressed or implied by the forward-looking statements. Such factors include, among other things:

  . general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance, which may affect (among other things) Conseco Finance's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments and the level of defaults and prepayments of loans made by Conseco Finance;

  . Conseco Finance's ability to achieve anticipated synergies and levels of operational efficiencies, including from its process excellence initiatives;

  . customer response to new products, distribution channels and marketing initiatives;

  .   performance of its investments;

  . changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco Finance's products;

  .   increasing competition in the finance business;

  . regulatory changes or actions, including those relating to regulation of financial services;

  . the outcome of Conseco, Inc.'s efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process;

  . actions by rating agencies and the effects of past or future actions by these agencies on Conseco Finance's business;

  .   the ultimate outcome of lawsuits filed against Conseco Finance; and

  . the risk factors or uncertainties listed from time to time in the filings of Conseco Finance or its parent, Conseco, Inc., with the Securities and Exchange Commission.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

                SUMMARY OF THE TERMS OF THE OFFERED CERTIFICATES

    This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus. In particular, we will refer throughout this summary to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless we note otherwise.

    The 11 classes of the Series 2002-2 certificates listed in the table below will represent interests in a trust. We are not offering those classes in italics. We or one of our affiliates initially will retain the non-offered classes of certificates, but may sell any or all of these certificates at a later date. The trust will own a pool of manufactured housing contracts.

                                     Remittance     Approximate    Moody's  S&P
Class                                   Rate      Principal Amount Rating  Rating
-----                                ----------   ---------------- ------- ------
A-1.................................   2.477%(1)    $46,250,000      Aaa    AAA
A-2.................................   6.030%(1)    300,000,000      Aaa    AAA
A-IO................................   8.500%(2)            (3)      Aaa    AAA
M-1.................................   7.424%(1)     38,750,000      Aa2     AA
M-2.................................   9.163%(1)    28,750,000       A2      A
B-1.................................   9.250%(1)    28,750,000      Baa2    BBB
B-2.................................   9.250%(1)    18,750,000       Ba3     BB
B-3I................................    (4)              --          --     --
C Master............................    (5)              --          --     --
C Intermediate......................    (5)              --          --     --
C Subsidiary........................    (5)              --          --     --

--------
(1) Or the weighted average of the rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable to the Class A-IO certificates, if less.
(2) Or the weighted average of the rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee and any indemnification paid to the backup servicer, if less.
(3) The Class A-IO certificates pay interest only, based on a notional principal amount. The notional principal amount will initially equal $117,700,000 and will decrease according to a schedule set forth in "Description of the Certificates--Class A and Class A-IO Interest."
(4) The Class B-3I certificates are entitled to excess interest on each remittance date, calculated as described in this prospectus supplement.
(5) The Class C Master, Class C Intermediate and Class C Subsidiary certificates are not entitled to any distributions of interest.

    Conseco Securitizations will not issue the certificates unless Moody's and S&P assign each class at least the ratings listed above.

    The ratings assigned to each class of certificates by Moody's and S&P address the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Seller......................  Conseco Finance Securitizations Corp., 300
                              Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Servicer....................  Conseco Finance Corp., 1100 Landmark Towers, 345
                              St. Peter Street, St. Paul, Minnesota 55102,
                              telephone: (651) 293-3400. Conseco Finance Corp. was formerly named Green Tree Financial Corporation. Conseco Finance is a wholly owned subsidiary of Conseco, Inc. Conseco, Inc. has not guaranteed any of the obligations of Conseco Finance or Conseco Securitizations with respect to the contracts, the certificates or the trust. Servicing functions are performed through Conseco Finance Servicing Corp. and other subsidiaries of Conseco Finance.

Trustee.....................  U.S. Bank National Association.

Backup Servicer.............
                              Wells Fargo Bank Minnesota, National Association.

Remittance Date.............  The first day of each month, or, if that first day is not a business day, the next business day, beginning in July 2002.

Record Date.................  The business day just before the related remittance date.

Closing Date................  June 14, 2002.

Cut-off Date................  May 31, 2002 for the initial contracts and the additional contracts. For the subsequent contracts, the trust will be entitled to receive all payments due after either the last day of the calendar month in which the subsequent closing occurs or the last day of the preceding calendar month, as specified by Conseco Securitizations.

Priority of Distributions...  Distributions on the certificates will be made primarily from amounts collected on the
                              manufactured housing contracts during the related due period, which runs from the 16th day of one month to the 15th day of the next month. For the remittance date in July 2002, the due period is June 1, 2002 through June 15, 2002. The trustee will apply the amount available, after payment of some expenses of the trust, to make distributions of principal and interest on the certificates in the following order of priority:

                                  1-Class A and Class A-IO interest

                                  2-Class M-1 interest

                                  3-Class M-2 interest

                                  4-Class B-1 interest

                                  5-Class A principal

                                  6-Class M-1 principal

                                  7-Class M-2 principal

                                  8-Class B-1 principal

                                  9-Class B-2 interest

                                 10-Class B-2 principal

                              This prospectus supplement summarizes in the next two pages the amounts of interest and principal to be paid. In each case, the payments on each class of certificates will be made only up to the amount available, after making any payments to each class of certificates with a higher priority. See "Description of the Certificates-- Payments on Contracts; Distributions on Certificates" and "--Distributions."

A. Interest on the Class A,
  Class A-IO, Class M-1,
  Class M-2 and Class B-1
  Certificates..............
                              On each remittance date, interest will be payable first to the Class A and Class A-IO certificates concurrently, then to the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates up to the amount available for distribution. See "Description of the Certificates--Distributions" and "--Losses on Liquidated Contracts" for a more detailed description of the calculation of interest payable on each class.

B. Principal on the Class
  A, Class M-1, Class M-2
  and Class B-1
  Certificates..............
                              The portion of the amount available applied to the payment of principal on the Class A, Class M-1, Class M-2 and Class B-1 certificates will be based on the scheduled amounts of principal due on each outstanding contract, whether or not collected, as well as prepayments and other amounts received as principal on the manufactured housing contracts. Any principal payable will initially be paid only on the Class A certificates. It is not likely that the Class M-1, Class M-2 and Class B certificates will receive principal distributions before July 2006.

                              The amount available to pay principal on the Class A certificates will be paid to the Class A-1 certificates until retired, and then to the Class A-2 certificates.

                              Beginning with the remittance date occurring in July 2006, assuming delinquencies, defaults and losses on the manufactured housing contracts remain below levels specified in the pooling and servicing agreement, the Class M-1, Class M-2 and Class B-1 certificates will be entitled to receive a portion of the principal to be paid on each remittance date. See "Description of the Certificates--Distributions."

C. Class B-2 Interest.......  The remaining amount available will be used to pay interest due on the Class B-2 certificates. See "Description of the Certificates-- Distributions" and "--Losses on Liquidated Contracts."

D. Class B-2 Principal......  In general, principal will not be payable on the
                              Class B-2 certificates until the Class B-1 certificates have been retired. After that has occurred, and assuming that delinquencies, defaults and losses on the manufactured housing contracts remain below the levels specified in the pooling and servicing agreement, the Class B-2 certificates will be entitled to receive a portion of the principal to be paid on each remittance date. See "Description of the Certificates--Distributions" and "--Losses on Liquidated Contracts."

Overcollateralization.......  On the closing date, the aggregate principal balance of the contracts as of the cut-off date will exceed the aggregate original principal balance of the certificates by approximately $38,750,000, or approximately 7.75% of the principal balance of the contracts as of the cut-off date. Beginning on the first remittance date, the certificateholders will receive an additional distribution in respect of principal, to the extent there is any amount available remaining after payment of all interest and principal on the certificates, the monthly servicing fee for that remittance date, the backup servicing fee for that remittance date, and any indemnification paid to the backup servicer, until the remittance date on which a total of $12,500,000 has been paid as additional principal. These additional principal distributions will be paid on the various classes of certificates in the manner described under "Description of the Certificates--Distributions."

Purchase Option; Additional
 Principal Distributions....
                              Beginning on the remittance date when the principal balance of the certificates is less than or equal to 10% of the original principal balance of the certificates and the Class A-IO notional balance equals zero, the holder of the Class C Subsidiary certificate will have the right to purchase all of the outstanding contracts, at a price sufficient to pay the aggregate unpaid principal balance of the certificates plus all accrued and unpaid interest.

                              If the holder of the Class C Subsidiary
                              certificate does not exercise this purchase option, then beginning on the next remittance date the Class M-1, Class M-2, Class B-1 and Class B-2 certificates will be entitled to receive, pro rata based on the then outstanding principal balance of those classes of certificates, an additional principal distribution amount equal to the remaining amount available after paying all interest and principal then due on the certificates, and payment of the monthly servicing fee, the backup servicing fee and any indemnification paid to the backup servicer. On and after the remittance date, if any, on which the Class M and Class B certificates have been paid in full, this additional principal will be paid to the Class A certificates pro rata based on the then outstanding principal balance of those classes of certificates. See "Description of the Certificates--Purchase Option; Additional
                              Principal Distributions."

The Contract Pool...........  The trust will own a pool of fixed rate manufactured housing installment sale contracts and installment loan agreements. This prospectus supplement provides information regarding only a portion of the contracts to be included in the pool on the closing date. These initial contracts represent about 96.69% of the total pool. We will transfer additional contracts to the trust on the closing date. If the aggregate principal balance of these initial contracts and additional contracts is less than $500,000,000, we may transfer subsequent contracts representing that difference to the trust no later than August 31, 2002.

Initial Contracts...........  With respect to the initial contracts, as of the cut-off date:

                                - by aggregate principal balance, 99.96% were conventional, 0.04% were FHA-insured and one contract, representing more than zero but less than 0.005%, was VA-guaranteed;

                                -  the obligors lived in 48 states and the
                                   District of Columbia;

                                -  the contract rates ranged from 5.00% to
                                   19.99%, with a weighted average of 12.19%;

                                -  the weighted average term to scheduled
                                   maturity, as of their dates of origination, was 313 months;

                                -  the weighted average term to scheduled
                                   maturity as of the cut-off date was 301
                                   months; and

                                - the latest scheduled maturity date was in March 2033.

                              See "The Contract Pool" in this prospectus supplement, which includes the permissible characteristics of the other contracts that Conseco Finance will transfer to Conseco Securitizations and Conseco Securitizations will then transfer to the trust on the closing date or later.

Pre-Funding Account.........  If the aggregate principal balance of the contracts Conseco Securitizations transfers to the trust on the closing date is less than $500,000,000, we will deposit the difference in the pre-funding account, and those funds will be used to purchase contracts from time to time until August 31, 2002. If those funds are not completely used by August 31, 2002, any remaining funds will be distributed as principal to the Class A certificates in sequential order.

Tax Status..................  In the opinion of our counsel, for federal income tax purposes the trust (exclusive of the pre-funding account), will consist primarily of multiple segregated asset pools and each segregated pool will be treated as a separate REMIC as described in the Internal Revenue

                              Code. The Class A, Class M and Class B
                              certificates will constitute regular interests in the Master REMIC and generally will be treated as debt instruments of the trust for federal income tax purposes. As a holder of certificates, you will be required to include as income interest on your certificates, including any original issue discount, under the accrual method of accounting, even if you usually use the cash method of accounting. The Class A-IO and Class B-1 certificates will be considered to have been issued with original issue discount. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations........  Subject to the conditions described under "ERISA
                              Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 and qualified retirement plans and tax-favored plans subject to Internal Revenue Code Section 4975 may purchase the Class A, Class M and Class B-1 certificates. These employee benefit plans may not purchase any other class of certificates, unless they satisfy the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment
 Considerations.............  The Class A and Class M-1 certificates will be legal investments for some types of institutional investors as provided in SMMEA. The Class M-2 and Class B certificates will not constitute mortgage related securities for purposes of SMMEA because they will not be rated in one of the two highest ratings categories by S&P or Moody's. This means that many institutions that have the legal authority to invest in mortgage related securities may not be legally authorized to invest in the Class M-2 or Class B certificates. You should consult with your own legal advisor to decide whether you may legally invest in the certificates.

Reports to Holders of the
 Certificates...............  Conseco Finance will provide to the holders of the certificates monthly and annual reports about the certificates and the trust. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase the certificates.

The more subordinate classes of certificates have a greater risk of loss from delinquency and defaults on the manufactured housing contracts.

    Delinquencies and defaults on the manufactured housing contracts will result in a smaller amount of cash available for distribution on a remittance date. Because the available cash is distributed in a specified order of priority, there is a risk that certificates that are lower in that order of priority may not receive some or even any of the amount due to them on that remittance date. In addition, there is a risk that a high rate of defaults and losses on the manufactured housing contracts could eliminate the overcollateralization and result in the outstanding principal balance of the manufactured housing contracts being lower than the outstanding principal balance of the certificates. A discrepancy like this would result in a liquidation loss, which would be imposed first on the Class B-2 certificates until their adjusted principal balance was reduced to zero, then on the Class B-1 certificates until their adjusted principal balance was reduced to zero, and so on in increasing order of seniority.

The more senior classes of certificates have limited protection from delinquencies and defaults.

    The only protection against delinquencies and liquidation losses for the more senior classes of certificates is the subordination of the more subordinate classes and the overcollateralization amount. For example, if there are high delinquencies or liquidation losses on the contracts, the Class B-1 certificates would lose the protection against losses afforded by the subordination of the Class B-2 certificates, Class B-3I certificates, Class C certificates and the overcollateralization amount, and investors in the Class B-1 certificates might suffer a loss on their investment. Even higher delinquencies or liquidation losses on the contracts would eliminate the protection the Class M-2 certificates have from the subordination of the Class B-1 certificates, and so on for the Class M-1 certificates and then the Class A certificates. For more information, see "Description of the Certificates-- Subordination of Class M Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates."

Downturns in national, regional or local economic conditions can cause increased delinquency, defaults and losses on manufactured housing contracts.

    An economic downturn concentrated in any region where a number of the obligors on the contracts are located, or a significant downturn in general economic conditions, may cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, you could suffer a loss on your investment.

Due to depreciation, the market value of the manufactured homes securing the underlying contracts may decline faster than the outstanding principal balance of the obligors' loans, which would increase the rate of defaults and the severity of the losses.

    The market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home. If the value of the manufactured homes securing the contracts declines faster than expected, then defaults and losses on the contracts may rise. If the losses on the contracts are not covered by the subordination of other classes of certificates, or by the overcollateralization, you will bear all the risk of loss or default by obligors and will need to look primarily to the value of the manufactured homes to recover the outstanding principal and unpaid interest on the defaulted contracts. For more complete information on Conseco Finance's loss experience in manufactured housing contracts, see "Conseco Finance Corp.--Delinquency, Loan Loss and Repossession Experience."

Newly originated manufactured housing contracts may be more likely to default, which may cause losses.

    Defaults on the manufactured housing contracts tend to occur at higher rates during the early years of the contracts. Over 70% of the manufactured housing contracts were originated during 2002. As a result, the trust may experience higher rates of default than if the manufactured housing contracts had been outstanding for a longer period of time.

Transfers of servicing may result in delays in distributions on the certificates.

    If the servicing responsibilities for the trust were transferred to the backup servicer, delays in collections on the contracts are likely to result during the transition period. Those delays could result in delays in distributions or losses on the certificates. In addition, the backup servicer is entitled to receive reimbursement of its expenses and indemnification from the trust. Some of these expenses and indemnification payments would be made prior to any distributions on the certificates. The amount of this priority indemnification is limited to $100,000 per year, with an aggregate cap of $1 million. The backup servicer is also entitled to additional indemnification payments subordinated to the certificateholders.

The certificates are not an obligation of Conseco Finance Corp.

    Except for Conseco Finance's obligation to repurchase manufactured housing contracts for a breach of representations and warranties, the certificates will not represent an interest in or obligation of Conseco Finance or Conseco Securitizations. The certificates are not insured or guaranteed by the government, any underwriter or its affiliates, the servicer or any other party.

The timing of distributions of principal to the Class M and Class B certificates is uncertain.

    The Class M and Class B certificates will not receive distributions of principal until selected distribution tests are satisfied, and those distributions of principal will stop if those tests are not met later. Those tests depend on the rate of prepayments on the manufactured housing contracts and on the level of delinquencies, defaults and losses of those contracts. We cannot predict when the tests for distributions of principal on the Class M and Class B certificates will be satisfied, or when principal will be paid on the Class M or Class B certificates. For more information, see "Yield and Prepayment Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

The contracts may be prepaid before their scheduled maturity.

    There is a risk that the contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

    .   homeowner mobility,

    .   general and regional economic conditions,

    .   prevailing interest rates, and

    .natural disasters.

    The prepayment experience on manufactured housing contracts varies greatly and may affect the average life of the certificates. If a contract is prepaid in full, the interest on the contract will accrue only to the date of prepayment. If you purchase a certificate at a discount, then slower than expected prepayments on the contracts will reduce the yield on your certificate. If you purchase a certificate at a premium, then faster than expected prepayments on the contracts will reduce the yield on your certificate. You must not assume that the contracts will prepay at any particular rate, or at a constant rate. For more information on prepayment on the contracts, see "Yield and Prepayment Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

    In addition, since the notional principal balance of the Class A-IO certificates is based on the lesser of (i) a specified notional principal balance and (ii) the aggregate principal balance of the contracts, the yield to maturity of the Class A-IO certificates will be sensitive to higher than expected principal prepayments. An extremely rapid rate of principal prepayments could result in your failure to recover your initial investment in Class A-IO certificates.

Some contracts may not be enforceable.

  .   The security interest in the manufactured home may not be perfected.

    Every manufactured home contract will be secured by a security interest in either (1) the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including the Uniform Commercial Code as adopted in each state, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. In most states, certificate of title statutes, although generally not state real estate laws, also govern the perfection of security interests and the enforcement of these rights. The steps required to perfect a security interest in a manufactured home vary from state to state. Conseco Finance will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and Conseco Finance must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if Conseco Finance fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

  . The security interest in the manufactured home may not have been assigned to the trustee.

    Due to the expense and administrative inconvenience, Conseco Finance will not amend a certificate of title to a manufactured home to name the trustee as the lienholder, note the trustee's interest on the certificate of title, or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against Conseco Finance's creditors or a trustee in the event Conseco Finance enters bankruptcy, or the security interest may not be perfected. Conseco Finance also will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against Conseco Finance's creditors or bankruptcy trustee. If Conseco Finance is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

  . Noncompliance with consumer protection laws can make a contract partly unenforceable.

    Numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the manufactured housing contracts. If the lender or seller of goods does not comply with these requirements, the assignees may be liable for amounts due under the contracts and the obligor may have the right of set-off against claims the assignees bring. These laws would apply to the trust as assignee of the manufactured housing contracts. Conseco Finance has been involved in litigation, including class actions, brought under consumer or debtor protection laws. Conseco Finance will represent and warrant that each contract complies with applicable federal and state consumer protection laws, and Conseco Finance must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if Conseco Finance fails to comply with these laws, there could be an increase in defaults and losses on the contracts or the trust could become liable for amounts due under the contracts, and you could suffer a loss on your investment as a result.

The return on your certificates could be reduced by shortfalls due to the Soldiers' and Sailors' Civil Relief Act.

    The Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their manufactured housing contract. The response of the United States to the terrorist attacks on September 11, 2001 involves military operations that have increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. We cannot assure you how many contracts have been or may be affected by the application of the Relief Act. The Relief Act provides generally that an obligor who is covered by the Relief Act may not be charged interest on a contract in excess of 6% per annum during the period of the obligor's active duty. The obligor is not required to repay these shortfalls at any future time. The servicer is not required to advance these shortfalls as delinquent payments.

    The Relief Act also limits the ability of the servicer to foreclose on a manufactured housing contract during the obligor's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the contracts.

Bankruptcy proceedings could cause delays or reductions in distributions to holders of certificates.

    We intend that each transfer of contracts by Conseco Finance to Conseco Securitizations constitute a sale, rather than a pledge of the contracts to secure indebtedness. However, if Conseco Finance were to become a debtor under the federal bankruptcy code, its creditors, a bankruptcy trustee, or Conseco Finance as debtor-in-possession, might argue that the transfer of the contracts was a pledge rather than a sale. Conseco Finance's trustee in bankruptcy also might argue that the assets and liabilities of Conseco Securitizations should be consolidated with those of Conseco Finance. If either of these arguments were presented to or accepted by a court, it could result in a delay in or reduction of distributions to the holders of the certificates. See "Conseco Finance Corp.--Recent Developments" in this prospectus supplement.

The certificates may have limited liquidity.

    There is a risk that a secondary market will not develop for the certificates. There are also risks that if a secondary market does develop:

    .   it may not provide you with liquidity of investment; or

    .   it may not continue for the term of any class of certificates.

    We have defined terms in the "Glossary" section at the back of the prospectus.

                          STRUCTURE OF THE TRANSACTION

    The Series 2002-2 certificates will represent interests in a trust consisting of a pool of manufactured housing installment sale contracts and installment loan agreements and related property conveyed by Conseco Finance to Conseco Securitizations pursuant to a transfer agreement between Conseco Finance and Conseco Securitizations. Conseco Securitizations will then establish the trust and transfer the contracts and related rights to the trust under a pooling and servicing agreement among Conseco Securitizations, as seller, Conseco Finance, as servicer and originator, and U.S. Bank National Association, as trustee. The property of the trust will consist of:

    (1) the manufactured housing contracts, including the security interests in the manufactured homes;

    (2) Conseco Finance's rights under the hazard insurance policies on each manufactured home;

    (3) all funds in the accounts we describe in this prospectus supplement; and

    (4) all proceeds of the items in (1) through (3) above.

Conseco Finance will service the contracts for the trust. Wells Fargo Bank Minnesota, National Association will act as the backup servicer.

    Payments by obligors on the contracts will be deposited in a separate account maintained in the name of the trustee within one business day after receipt. Funds in this certificate account will be applied on each remittance date to pay our monthly fees as compensation for servicing the contracts, to pay the backup servicing fees to the backup servicer, to pay any required indemnification to the backup servicer and to make the distributions to certificateholders described under "Description of the Certificates-- Distributions."

    Terms used and not otherwise defined in this prospectus supplement have the meanings given to those terms in the prospectus.

                               THE CONTRACT POOL

    This prospectus supplement contains information regarding a portion of the contracts to be included in the pool as of the closing date. These initial contracts consist of manufactured housing installment sale contracts and installment loan agreements originated through May 31, 2002. Conseco Finance will transfer additional manufactured housing contracts to Conseco Securitizations and Conseco Securitizations will transfer them to the trust on the closing date and, if necessary, Conseco Finance will transfer other subsequent manufactured housing contracts to Conseco Securitizations and Conseco Securitizations will transfer them to the trust from time to time after the closing date until August 31, 2002.

Although these additional contracts and subsequent contracts will have characteristics that differ somewhat from the initial contracts we describe in this prospectus supplement, Conseco Finance does not expect that their characteristics will vary materially from the initial contracts. The subsequent contracts, if any, will represent no more than 25% of the aggregate contract pool. In addition, all additional contracts and subsequent contracts must conform to the representations and warranties in the pooling and servicing agreement. We will file reports on Form 8-K with the SEC to disclose information about all of the contracts transferred to the trust. We will file these reports within 15 days of the closing date and the last date on which subsequent contracts are purchased. See "Description of the Certificates-- Conveyance of Subsequent Contracts and Pre-Funding Account."

    The trust is entitled to all payments due or made on each contract after the cut-off date for that contract. The cut-off date for the initial contracts and the additional contracts is May 31, 2002. Conseco Securitizations will specify the cut-off date for any subsequent contract as either the last day of the calendar month in which the contract is transferred to the trust, or the last day of the preceding calendar month.

    Conseco Finance expects that the contracts will have an aggregate principal balance as of the date of their transfer to the trust of approximately $500,000,000. The initial contracts have an aggregate principal balance as of their cut-off date of $483,428,300.26. All of the contracts will have been originated by a manufactured housing dealer and purchased by Conseco Finance from the dealer, or will have been originated directly by Conseco Finance or an affiliate. Many of the contracts were originated by Conseco Finance Servicing Corp. or other subsidiaries of Conseco Finance and then transferred to Conseco Finance. The contracts will have been originated or acquired by Conseco Finance in the ordinary course of business.

    Manufactured housing installment sale contracts and manufactured housing installment loan agreements are referred to in this prospectus supplement as manufactured housing contracts or contracts. Each contract will be secured by a manufactured home or, in the case of a land-and-home contract, by a lien on real estate to which the manufactured home is deemed permanently affixed. As of the cut-off date, a total of $131,293,001.93, or 27.16% by aggregate principal amount of the initial contracts, were land-and-home contracts.

    Each contract will bear a fixed rate of interest. Most of the contracts, other than step-up rate contracts, provide for level payments over the entire term of the contract. Of the initial contracts, a total of $3,124,593.42, or 0.65% by aggregate principal amount, are step-up rate contracts which have not yet reached their final step date. The contract rate of a step-up rate contract steps up on a particular date from its initial contract rate. As of the cut-off date a total of $2,787,070.83 step-up rate contracts, or 0.58% of the initial contracts by aggregate principal amount, provide for two increases in the contract rate, and the remaining step-up rate contracts, representing 0.07% of the initial contracts by aggregate principal amount, provide for a single increase in the contract rate. A total of 61 of the initial contracts that are step-up rate contracts are still bearing interest at their initial contract rate. We refer to the period during which these contracts bear interest at their initial contract rate as the low rate period. During the low rate period, the total amount and the principal portion of each scheduled payment is determined on a basis that would cause the contract to be fully amortized over its term if the contract were to bear interest during its entire term at its initial contract rate and were to have level payments over its entire term. The total amount and principal portion of each scheduled payment due after the end of the applicable low rate period is determined on a basis that would cause the contract, which would then be bearing interest at a stepped-up rate, to be fully amortized over its remaining term on a level-payment basis. Of the initial contracts, $337,522.59 of the step-up rate contracts provide for a single increase in the contract rate by March 1, 2003. The contract rate for these step-up rate contracts will increase by 2.26%, 2.75%, 3.50%, 4.75%, 5.75%, 6.25%, 7.25% or 11.25%. Of the initial contracts, the low rate periods for those step-up rate contracts providing for two increases in the contract rate will end no later than May 1, 2004, and the period with the interim applicable initial contract rate will end no later than May 1, 2003. The contract rates for these step-up rate contracts will increase first by 1.25% and then by an additional 1.25%. Generally, the low rate period for each step-up rate contract is expected to end 12 months after the date on which such contract becomes fully funded. The statistical information concerning the initial contracts presented below, to the extent it relates to the contract rates of the step-up rate contracts, takes into account only their contract rates as of the cut-off date.

    The initial contracts were originated between March 15, 1985 and May 17, 2002. Approximately 68.10% of the aggregate principal amount of the initial contracts is attributable to loans to purchase manufactured homes which were new and approximately 31.90% is attributable to loans to purchase manufactured homes which were used at the time the related initial contract was originated. Of the initial contracts, 99.96% are conventional contracts, 0.04% are FHA-insured and one contract, representing an amount greater than zero but less than 0.005%, was VA-guaranteed. The contract rate on the initial contracts ranged from 5.00% to 19.99% with a weighted average of approximately 12.19%. The weighted average loan-to-value ratio of the initial contracts, calculated as described under "Conseco Finance Corp.--Contract Origination" in the prospectus and not including buydown points, was 86.93%. The initial contracts have remaining maturities, as of the cut-off date, of at least 7 months but not more than 360 months and original maturities of at least 35 months but not more than 360 months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of 301 months. The average remaining principal balance per initial contract as of the cut-off date was $35,878.60 and the outstanding principal balances of the initial contracts as of the cut-off date ranged from $1,143.48 to $215,238.22. The obligors on the initial contracts are located in 48 states and the District of Columbia. The obligors on approximately 7.70% of the initial contracts by aggregate principal balance are located in Florida, 7.37% in Texas, 6.57% in North Carolina, 6.48% in Georgia, 5.99% in Alabama, 5.92% in Michigan and 5.76% in South Carolina. No other state represented more than 5% of the initial contracts.

    Due to rounding, the percentages in the following tables may not sum to 100%.

    The table below describes additional characteristics of the initial contracts as of the cut-off date. The geographical distribution of the initial contract obligors is based on the location of the property.

             Geographical Distribution of Initial Contract Obligors

                                                Aggregate
                                            Principal Balance % of Contract Pool
                               Number of       Outstanding      by Outstanding
                            Contracts as of    as of Cut-     Principal Balance
State                        Cut-off Date       off Date      as of Cut-off Date
-----                       --------------- ----------------- ------------------
Alabama....................        959       $ 28,953,653.83          5.99%
Arizona....................        365         16,950,576.27          3.51
Arkansas...................        260          9,027,684.61          1.87
California.................        435         20,451,953.59          4.23
Colorado...................        242          9,123,489.25          1.89
Connecticut................          3             92,914.41          0.02
Delaware...................         50          1,715,929.78          0.35
District of Columbia.......          1             85,340.81          0.02
Florida....................        826         37,233,499.99          7.70
Georgia....................        837         31,340,392.99          6.48
Idaho......................         35          1,416,113.90          0.29
Illinois...................        160          4,633,812.73          0.96
Indiana....................        288         10,382,703.51          2.15
Iowa.......................         84          1,895,669.10          0.39
Kansas.....................        152          4,931,932.97          1.02
Kentucky...................        360         11,088,944.17          2.29
Louisiana..................        385         14,060,344.38          2.91
Maine......................         63          2,680,074.61          0.55
Maryland...................         57          1,693,563.71          0.35
Massachusetts..............          2             53,336.08          0.01
Michigan...................        728         28,611,418.84          5.92
Minnesota..................        223          6,579,358.81          1.36
Mississippi................        417         12,326,795.51          2.55
Missouri...................        378         11,369,930.61          2.35
Montana....................         56          1,990,958.65          0.41
Nebraska...................         44          1,221,600.41          0.25
Nevada.....................         88          3,199,908.86          0.66
New Hampshire..............         36          1,689,845.94          0.35
New Jersey.................          5            123,495.79          0.03
New Mexico.................        390         12,373,929.21          2.56
New York...................        234         10,450,800.56          2.16
North Carolina.............      1,094         31,780,532.24          6.57
North Dakota...............         29            852,955.47          0.18
Ohio.......................        338         14,165,309.75          2.93
Oklahoma...................        410         15,988,319.51          3.31
Oregon.....................        117          4,938,176.05          1.02
Pennsylvania...............        241          8,670,693.93          1.79
Rhode Island...............          2            106,692.16          0.02
South Carolina.............        795         27,840,948.35          5.76
South Dakota...............         60          2,105,975.49          0.44
Tennessee..................        424         13,313,926.17          2.75
Texas......................        970         35,613,922.07          7.37
Utah.......................         32          1,245,678.33          0.26
Vermont....................         37          1,945,983.72          0.40
Virginia...................        234          6,617,888.67          1.37
Washington.................        150          7,673,171.03          1.59
West Virginia..............        253          8,882,944.24          1.84
Wisconsin..................         64          1,631,102.35          0.34
Wyoming....................         61          2,304,106.85          0.48
                                ------       ---------------        ------
Total......................     13,474       $483,428,300.26        100.00%
                                ======       ===============        ======

                   Years of Origination of Initial Contracts

                           Number of       Aggregate      % of Contract Pool by
                           Contracts   Principal Balance  Outstanding Principal
                             as of        Outstanding         Balance as of
Year of Origination       Cut-off Date as of Cut-off Date     Cut-off Date
-------------------       ------------ ------------------ ---------------------
1985.....................         2     $     21,311.38               *
1987.....................         2            6,013.09               *
1988.....................        13          139,119.44            0.03%
1989.....................        54          568,304.69            0.12
1990.....................        22          289,942.04            0.06
1991.....................       308        4,590,989.85            0.95
1992.....................     2,359       31,902,270.98            6.60
1994.....................         1           28,601.50            0.01
1995.....................         1           45,112.00            0.01
1996.....................         2           57,013.23            0.01
1997.....................         1           25,727.23            0.01
1998.....................         3          169,227.75            0.04
1999.....................         5          270,821.45            0.06
2000.....................        20        1,452,668.15            0.30
2001.....................     1,926       96,669,388.69           20.00
2002.....................     8,755      347,191,788.79           71.82
                             ------     ---------------          ------
   Total.................    13,474     $483,428,300.26          100.00%
                             ======     ===============          ======

--------
* Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the initial contracts as of the cut-off date.

    The initial contracts shown in the table above with earlier years of origination represent contracts sold in prior securitizations and recently repurchased by Conseco Finance pursuant to a "clean-up call" or represent contracts which Conseco Finance originated and subsequently refinanced. Conseco Finance retains the first origination dates on its records for these refinanced contracts.

               Distribution of Original Initial Contract Amounts

                              Number of       Aggregate      % of Contract Pool by
                              Contracts   Principal Balance  Outstanding Principal
  Oiginal Contractr             as of        Outstanding         Balance as of
 Amunt (in Dollars)o         Cut-off Date as of Cut-off Date     Cut-off Date
-------------------          ------------ ------------------ ---------------------
   Less than $10,000.01.....       171     $  1,339,804.55            0.28%
   $ 10,000.01 to
    $ 20,000.00.............     2,423       28,572,588.19            5.91
   $ 20,000.01 to
    $ 30,000.00.............     3,582       79,975,720.86           16.54
   $ 30,000.01 to
    $ 40,000.00.............     2,593       84,612,726.33           17.50
   $ 40,000.01 to
    $ 50,000.00.............     1,714       75,143,163.42           15.54
   $ 50,000.01 to
    $ 60,000.00.............     1,099       59,785,831.69           12.37
   $ 60,000.01 to
    $ 70,000.00.............       707       45,586,018.98            9.43
   $ 70,000.01 to
    $ 80,000.00.............       421       31,455,444.78            6.51
   $ 80,000.01 to
    $ 90,000.00.............       275       23,222,774.56            4.80
   $ 90,000.01 to
    $100,000.00.............       181       16,959,774.72            3.51
   $100,000.01 to
    $110,000.00.............       121       12,640,403.63            2.61
   $110,000.01 to
    $120,000.00.............        66        7,560,891.91            1.56
   $120,000.01 to
    $130,000.00.............        47        5,847,754.66            1.21
   $130,000.01 to
    $140,000.00.............        27        3,613,904.39            0.75
   $140,000.01 to
    $150,000.00.............        32        4,635,515.34            0.96
   $150,000.01 to
    $160,000.00.............         9        1,394,558.08            0.29
   $160,000.01 to
    $170,000.00.............         3          495,830.56            0.10
   $170,000.01 to
    $180,000.00.............         1          178,628.84            0.04
   $190,000.01 to
    $200,000.00.............         1          191,726.55            0.04
   $210,000.01 to
    $220,000.00.............         1          215,238.22            0.04
                                ------     ---------------          ------
      Total.................    13,474     $483,428,300.26          100.00%
                                ======     ===============          ======

    The largest original initial contract amount is $215,457.51, which represents 0.04% of the aggregate principal balance of the initial contracts as of the cut-off date.

       Distribution of Original Loan-to-Value Ratios of Initial Contracts

    The method of calculating loan-to-value ratios is described in the prospectus.

                                             Aggregate Principal   % of Contract Pool by
                         Number of Contracts Balance Outstanding   Outstanding Principal
Loan-to-Value Ratio      as of Cut-off Date  as of Cut-off Date  Balance as of Cut-off Date
-------------------      ------------------- ------------------- --------------------------
0.01% to 5.00%..........            6          $    121,225.86               0.03%
5.01% to 10.00%.........            2               112,824.98               0.02
10.01% to 15.00%........            9               431,081.65               0.09
15.01% to 20.00%........           10               325,283.05               0.07
20.01% to 25.00%........           13               464,931.48               0.10
25.01% to 30.00%........           29             1,042,338.63               0.22
30.01% to 35.00%........           31               852,620.90               0.18
35.01% to 40.00%........           49             1,217,504.76               0.25
40.01% to 45.00%........           54             1,585,495.27               0.33
45.01% to 50.00%........          108             3,044,281.79               0.63
50.01% to 55.00%........          124             3,742,247.04               0.77
55.01% to 60.00%........          161             5,702,566.25               1.18
60.01% to 65.00%........          209             7,288,243.64               1.51
65.01% to 70.00%........          290            10,442,555.63               2.16
70.01% to 75.00%........          469            17,785,215.08               3.68
75.01% to 80.00%........        1,255            43,606,383.02               9.02
80.01% to 85.00%........        1,053            36,205,601.38               7.49
85.01% to 90.00%........        4,623           146,565,360.69              30.32
90.01% to 95.00%........        4,029           165,607,865.18              34.26
95.01% to 100.00%.......          950            37,284,673.98               7.71
                               ------          ---------------             ------
   Total................       13,474          $483,428,300.26             100.00%
                               ======          ===============             ======

                      Contract Rates of Initial Contracts

                                             Aggregate Principal   % of Contract Pool by
Range of                 Number of Contracts Balance Outstanding   Outstanding Principal
Contract Rates           as of Cut-off Date  as of Cut-off Date  Balance as of Cut-off Date
--------------           ------------------- ------------------- --------------------------
4.001% to 5.000%........            1          $     15,045.07                  *
5.001% to 6.000%........            9               285,549.10               0.06%
6.001% to 7.000%........            4               233,612.77               0.05
7.001% to 8.000%........          341            27,295,084.04               5.65
8.001% to 9.000%........          847            50,611,564.62              10.47
9.001% to 10.000%.......        1,256            63,171,450.98              13.07
10.001% to 11.000%......        1,210            55,705,508.00              11.52
11.001% to 12.000%......        2,572            79,620,589.02              16.47
12.001% to 13.000%......        2,321            57,168,870.27              11.83
13.001% to 14.000%......        1,206            36,675,044.72               7.59
14.001% to 15.000%......          628            22,369,738.77               4.63
15.001% to 16.000%......          489            17,459,595.43               3.61
16.001% to 17.000%......          860            25,887,092.36               5.35
17.001% to 18.000%......          930            27,468,091.39               5.68
18.001% to 19.000%......          784            19,196,335.56               3.97
19.001% to 20.000%......           16               265,128.16               0.05
                               ------          ---------------             ------
   Total................       13,474          $483,428,300.26             100.00%
                               ======          ===============             ======

--------
* Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the initial contracts as of the cut-off date.

               Remaining Months to Maturity of Initial Contracts

                                             Aggregate Principal   % of Contract Pool by
Months Remaining         Number of Contracts Balance Outstanding   Outstanding Principal
As of Cut-off Date       as of Cut-off Date  as of Cut-off Date  Balance as of Cut-off Date
------------------       ------------------- ------------------- --------------------------
Less than 31............          260          $  1,232,446.79               0.25%
31 to 60................        1,401            14,253,981.65               2.95
61 to 90................          429             5,191,120.05               1.07
91 to 120...............        1,198            24,471,233.44               5.06
121 to 150..............          355             8,011,494.76               1.66
151 to 180..............        1,055            24,937,239.43               5.16
181 to 210..............           39             1,221,727.39               0.25
211 to 240..............        1,645            48,333,076.60              10.00
241 to 270..............           12               730,381.34               0.15
271 to 300..............        1,277            42,582,193.79               8.81
301 to 330..............           18               803,849.12               0.17
331 to 360..............        5,785           311,659,555.90              64.47
                               ------          ---------------             ------
   Total................       13,474          $483,428,300.26             100.00%
                               ======          ===============             ======

                  FICO Scores of Obligors on Initial Contracts

                                             Aggregate Principal   % of Contract Pool by
                         Number of Contracts Balance Outstanding   Outstanding Principal
FICO Score(1)            as of Cut-off Date  as of Cut-off Date  Balance as of Cut-off Date
-------------            ------------------- ------------------- --------------------------
Not Available...........        3,345          $ 56,156,972.61              11.62%
401 - 450...............            1                21,599.30                  *
451 - 500...............          116             3,655,409.51               0.76
501 - 550...............        1,148            41,546,254.46               8.59
551 - 600...............        2,322            95,144,057.31              19.68
601 - 650...............        2,376           111,539,014.95              23.07
651 - 700...............        2,072            91,821,199.72              18.99
701 - 750...............        1,375            55,920,542.03              11.57
751 - 800...............          655            25,293,843.01               5.23
801 - 850...............           64             2,329,407.36               0.48
                               ------          ---------------             ------
   Total................       13,474          $483,428,300.26             100.00%
                               ======          ===============             ======

--------
* Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the initial contracts as of the cut-off date.

(1) A FICO score is a credit score based on a variety of information on the prospective borrower collected by credit reporting agencies, using mathematical formulas developed by Fair, Isaac & Company, Inc. FICO scores range from 300 to 850. The higher the score, the lower the predicted credit risk for lenders. FICO scores do not necessarily correspond to the probability of default over the life of the related manufactured housing contract because they reflect past credit history, rather than an assessment of future payment performance. In addition, the FICO scores shown were based on information collected over a period of weeks, months or longer, and do not necessarily reflect the FICO scores that would be reported as of the cut-off date or as of the date of this prospectus supplement. FICO scores indicate only general consumer creditworthiness, and are not intended to apply specifically to manufactured housing contract debt. As a result, you should not rely on the FICO scores as an accurate predictor of the likelihood of repayment of the related manufactured housing contracts. "FICO" is a registered trademark of Fair, Isaac & Company, Inc.

                             CONSECO FINANCE CORP.

    The following information supplements, and if inconsistent supersedes, the information in the prospectus under the heading "Conseco Finance Corp."

Delinquency, Loan Loss and Repossession Experience

    The following table shows the delinquency experience for the periods indicated of the portfolio of conventional, FHA-insured and VA-guaranteed manufactured housing contracts serviced by Conseco Finance, other than contracts already in repossession. Conseco Finance has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table. The information in the following table does not include as delinquent those manufactured housing contracts whose obligors have entered bankruptcy proceedings and had their scheduled payment changed under a bankruptcy payment plan, provided that these obligors are current under their bankruptcy payment plan.

                             Delinquency Experience
                             (Dollars in thousands)

                                                      At December 31,                                      As of
                          ----------------------------------------------------------------------------   March 31,
                             1996         1997         1998         1999         2000         2001         2002
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net Managed
 Receivables(1).........  $14,524,477  $17,741,644  $20,816,954  $24,382,504  $25,858,691  $24,948,338  $24,395,509
Principal Balance
 of Delinquent Contracts
 (2):
  30-59 Days............      179,494      200,017      243,501      347,876      447,852      346,535      261,651
  60-89 Days............       60,963       73,134       99,145      135,894      178,958      158,817      126,623
  90 Days or More.......      111,781      143,171      189,342      246,039      390,384      451,731      440,636
Total Principal Balance
 of Delinquent
 Contracts..............      352,238      416,322      531,988      729,809    1,017,194      957,083      828,910
Delinquencies as a
 Percent of Contracts
 Outstanding............         2.43%        2.35%        2.56%        2.99%        3.93%        3.84%        3.40%

--------
(1)  Excludes contracts already in repossession.
(2) The period of delinquency for the number of contracts delinquent is based on the number of days payments are contractually past due, assuming 30-day months. Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.

    The following table shows information regarding the loan loss and repossession experience for the periods indicated of the portfolio of conventional, FHA-insured and VA-guaranteed manufactured housing contracts Conseco Finance serviced. Conseco Finance has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                       Loan Loss/Repossession Experience
                             (Dollars in thousands)

                                                     At December 31,                                      As of
                         ----------------------------------------------------------------------------   March 31,
                            1996         1997         1998         1999         2000         2001         2002
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------
Principal Balance of
 Contracts
 Serviced (1)........... $14,660,680  $17,928,251  $21,020,649  $24,650,100  $26,314,432  $25,575,050  $25,082,865
Liquidations (2)........        1.73%        2.34%        2.32%        2.41%        2.71%        3.35%        0.79%
Net Losses:
Dollars (3)............. $   111,421  $   206,175  $   221,036  $   285,805  $   413,921  $   555,505  $   147,646
Percentage (4)..........        0.76%        1.15%        1.05%        1.16%        1.57%        2.17%        0.59%

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the principal balance of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation, and includes a loss reserve amount for delinquent and defaulted contracts not yet liquidated, which Conseco Finance maintains in accordance with generally accepted accounting principles.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

    The data presented in the tables above are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the contracts owned by the trust will be similar to that shown above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and we cannot predict future economic conditions in any particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions. In order to achieve geographic diversity and to limit the effect of regional and local economic conditions on the contract pool, contracts with obligors located in any one state generally will not exceed 10% of the cut-off date pool principal balance.

Recent Developments

    On November 21, 2001, Fitch, Inc. lowered its rating of Conseco Finance's senior long-term debt from "B" to "CCC." On May 28, 2002 Moody's Investors Service, Inc. lowered its rating of Conseco Finance's senior long-term debt from "B2" to "Caa1." We cannot assure you that further downgrades of Conseco Finance's ratings will not occur. A downgrade of Conseco Finance's ratings could adversely affect Conseco Finance's liquidity and funding sources, including the ability to maintain or renew warehouse funding facilities.

    Conseco Finance was served with various related lawsuits filed in the United States District Court for the District of Minnesota. These lawsuits were generally filed as purported class actions on behalf of persons or entities who purchased common stock or options to purchase common stock of Conseco Finance during alleged class periods that generally run from February 1995 to January 1998. One action (Florida State Board of Admin. v. Green Tree Financial Corp., et. al, Case No. 98-1162) was brought not on behalf of a class, but by the Florida State Board of Administration, which invests and reinvests retirement funds for the benefit of state employees. In addition to Conseco Finance, certain of Conseco Finance's current and former officers and directors are named as defendants in one or more of the lawsuits. Conseco Finance and other defendants obtained an order consolidating the lawsuits seeking class action status in two actions, one of which pertains to a purported class of common stockholders (In re Green Tree Financial Corp. Stock Litig., Case No. 97-2666) and the other of which pertains to a purported class of stock option traders (In re Green Tree Financial Corp. Option Litig., Case No. 97-2679). Plaintiffs in the lawsuits assert claims under Sections 10(b) (and Rule 10b-5 promulgated thereunder) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Conseco Finance and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current stated and future prospects of Conseco Finance (particularly with respect to prepayment assumptions and performance of certain loan portfolios of Conseco Finance) which allegedly rendered Conseco Finance's financial statements false and misleading. On August 24, 1999, the United States District Court for the District of Minnesota issued an order dismissing with prejudice all claims alleged in the lawsuits. The plaintiffs subsequently appealed the decision to the U.S. Court of Appeals for the 8th Circuit. A three judge panel issued an opinion on October 25, 2001, reversing the United States District Court's dismissal order and remanding the actions to the United States District Court. Conseco Finance has moved to dismiss the options lawsuit on the grounds that stock option traders lack standing under federal securities law. Pretrial discovery in the options lawsuit is stayed pending disposition of the motion to dismiss. In the other two lawsuits, pretrial discovery commenced in April 2002. Conseco Finance believes that the lawsuits are without merit and intends to defend them vigorously. The ultimate outcome of these lawsuits cannot be predicted with certainty.

    Conseco Finance is a defendant in two arbitration proceedings in South Carolina (Lackey v. Green Tree Financial Corporation, n/k/a Conseco Finance Corp. and Bazzle v. Green Tree Financial Corporation, n/k/a Conseco Finance Corp.) where the arbitrator, over Conseco Finance's objection, allowed the plaintiffs to pursue purported class action claims in arbitration. The two purported arbitration classes consist of South Carolina residents who obtained real estate secured credit from Conseco Finance's Manufactured Housing Division (Lackey) and Home Improvement Division (Bazzle) in the early and mid 1990s, and did not receive a South Carolina specific disclosure form relating to selection of attorneys and insurance agents in connection with the credit transactions. The arbitrator, in separate awards issued on July 24, 2000, awarded a total of $26.8 million in penalties and attorneys' fees. The awards were confirmed as judgments in both Lackey and Bazzle. These cases have been consolidated into one case which is currently on appeal before the South Carolina Supreme Court. Oral argument was heard on March 21, 2002. Conseco Finance has posted appellate bonds, including $20 million of cash, for these cases. Conseco Finance intends to vigorously challenge the awards and believes that the arbitrator erred by, among other things, conducting class action arbitrations without the authority to do so and misapplying South Carolina law when awarding the penalties. The ultimate outcome of this proceeding cannot be predicted with certainty

    In addition, Conseco Finance and its subsidiaries are involved on an ongoing basis in lawsuits related to its operations. Although the ultimate outcome of some of these matters cannot be predicted, none of these lawsuits currently pending against Conseco Finance or its subsidiaries is expected, individually or in the aggregate, to have a material adverse effect on Conseco Finance's consolidated financial condition, cash flows or results of operations.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    The following information supplements, and if inconsistent supersedes, the information in the prospectus under the heading "Yield Considerations."

    The contracts have original terms to scheduled maturity ranging from approximately 35 months to 360 months, but may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments due to liquidations of defaulted contracts, will affect the average life of the certificates. Based on our experience with the portfolio of manufactured housing contracts we service, we anticipate that a number of the contracts will be prepaid before their maturity. A variety of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of contracts due to breaches of representations and warranties have the effect of prepaying such contracts and therefore would affect the average life of the certificates. The prepayment experience on manufactured housing contracts varies greatly. Most of the contracts contain a due-on-sale clause that would permit the servicer to accelerate the maturity of a contract upon the sale of the related manufactured home. In the case of those contracts that do contain due-on-sale clauses, we will permit assumptions of those contracts if the purchaser of the related manufactured home satisfies our then-current underwriting standards. See "Maturity and Prepayment Considerations" in the prospectus.

    The allocation of distributions to the Class A certificateholders on each remittance date on which the Class M-1 distribution test is not satisfied, on each remittance date on which the Class M-2 distribution test is not satisfied, or on each remittance date on which the Class B distribution test is not satisfied will have the effect of accelerating the amortization of the Class A certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Class A principal balance, the Class M-1 principal balance, the Class M-2 principal balance and the Class B principal balance. If you purchase a Class A certificate at a discount and you calculated your anticipated yield to maturity based on an assumed rate of payment of principal on the Class A certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated. See "Description of the Certificates--Class A Principal."

    On any remittance date on which the Class M-1 distribution test, the Class M-2 distribution test and the Class B distribution test are not satisfied, the Class A certificateholders will receive 100% of the Formula Principal Distribution Amount, as described under "Description of the Certificates--Class A Principal," subject to the limit of the amount available for distribution. The rate of principal payments on the Class M certificates and Class B certificates and the aggregate amount of distributions on the Class M certificates and Class B certificates will be affected by the rate of obligor defaults resulting in delinquencies on the contracts and losses on liquidated contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Certificates--Subordination of Class M Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates" for a description of the manner in which such losses are borne by each class of Class M certificates and the Class B certificates. If you purchase Class B certificates or Class M certificates at a discount and you calculate your anticipated yield to maturity based on an assumed rate of payment of principal on the Class B certificates or Class M certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated. See "Description of the Certificates-- Class B Principal," "--Class M-1 Principal" and "--Class M-2 Principal."

    Obligors who have entered bankruptcy proceedings and have had their monthly scheduled payment reduced as a result of an extension of the term of the related contract may not be pursued by Conseco Finance as delinquent, and accordingly we use the reduced monthly payment in calculating the Formula Principal Distribution Amount for each remittance date after that. If, however, the principal amount of the contract were reduced in the bankruptcy proceedings, the reduction would be recognized as a loss immediately and added to the Formula Principal Distribution Amount.

    Conseco Finance cannot assure you that the delinquency or repossession experience described under "Conseco Finance Corp.--Delinquency, Loan Loss and Repossession Experience" will be representative of the results that may be experienced on the contracts.

    The holder of the Class C Subsidiary certificate has the right to purchase from the trust all remaining contracts, and effect early retirement of the certificates, on any remittance date when the principal balance of the certificates is less than or equal to 10% of the original principal balance of the certificates and the Class A-IO notional balance equals zero. The amount paid by the Class C Subsidiary certificateholder will be distributed to all outstanding certificateholders on the remittance date occurring in the month following the date of purchase. See "Description of the Certificates--Purchase Option; Additional Principal Distributions."

    Although partial prepayments of principal on contracts are applied on scheduled payment dates for the contracts, obligors are not required to pay interest on contracts after the date of a full prepayment of principal. As a result, full prepayments on contracts in advance of the scheduled payment dates for these contracts in any due period will reduce the amount of interest received from obligors during the due period and as a result the trust may not receive sufficient monies to pay the interest on the related certificates in the amounts set forth in this prospectus supplement under "Description of the Certificates--Distributions" and to make a full distribution to the related holders of the offered certificates of the Formula Principal Distribution Amounts allocable to them. Subject to the availability of the subordination provided by the Class M, Class B, Class B-3I and Class C certificates, the subordination would apply to the net shortfall of interest received on account of prepayments in full in any due period so that the amount of interest paid on the Class A certificates on the following remittance date would not be affected by the shortfall.

    The expected final scheduled payment date on the initial contract with the latest maturity is in March 2033. The expected final maturity of each class of certificates, based on the assumptions that there are no defaults, prepayments or delinquencies on payments due under the contracts and that the repurchase option has not been exercised, are as follows:

                                                               Expected Final
             Class                                                Maturity
             -----                                             --------------
           Class A-1                                          February 1, 2006
           Class A-2                                          June 1, 2030
           Class A-IO                                         June 1, 2010
           Class M-1                                          June 1, 2030
           Class M-2                                          June 1, 2030
           Class B-1                                          March 1, 2023

    The table below shows statistical information about the prepayment behavior of pools of manufactured housing contracts sold and serviced by Conseco Finance. The table relates to the 53 sold pools for which prepayment information is available covering a period of at least 36 months and which had an aggregate principal balance as of the first day of the month of sale of at least $100,000,000. In evaluating the information in the table and its relationship to the expected prepayment behavior of the contracts, you should consider that we have performed no statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of manufactured housing contracts for purposes of determining expected prepayment behavior. Also, the contracts owned by the trust may have an average age as of the cut-off date substantially different from the average ages, as of the first day of the month of sale, of the contracts in the sold pools to which the table relates and may have other characteristics substantially different from the contracts in any sold pool. For these reasons, and because of the unpredictable nature of the factors described under "Weighted Average Life of the Certificates" which may influence the amount of prepayments of manufactured housing contracts, we cannot assure you that the prepayment experience of the contracts will exhibit prepayment behavior similar to the behavior summarized in the table for the periods covered. In addition, prospective Class A, Class A-IO, Class M and Class B certificateholders should consider that the table is limited to those periods covered and cannot reflect any effects of aging on the prepayment behavior of manufactured housing contracts beyond those periods.

    The table below shows for each sold pool:

    . the initial aggregate principal balance, calculated as of the first day of the month of the sale,

    . the weighted average contract rate ("WAC") of the contracts in each pool as of the first day of the month of the sale of each pool,

    . the original weighted average maturity ("WAM") of the contracts in each pool,

    . the estimated average age of the pool as of the first day of the month of the sale of each pool,

    . the aggregate principal balance of each pool as of April 30, 2002, except for the pools sold in or after 1998, which are as of April 15, 2002,

    . the WAC of the contracts in each pool as of April 30, 2002, except for the pools sold in or after 1998, which are as of April 15, 2002, and

    . the percentage of the MHP, as described in "Weighted Average Life of the Certificates" below, for the life of each sold pool through April 30, 2002, except for the pools sold in or after 1998, which are through April 15, 2002, calculated as the annual rate of the decline in the outstanding aggregate principal balance exhibited over the life of the pool.

                           Aggregate                                   Current
                           Principal            Original   Average    Aggregate
Month and                   Balance       WAC     WAM    Age at Sale  Principal  Current Percentage
Year of Sale                at Sale     at Sale (months)  (months)     Balance     WAC     of MHP
------------             -------------- ------- -------- ----------- ----------- ------- ----------
September 1992.......... $  254,409,783  11.89%   197          1     $43,832,354  11.75%    222%
December 1992...........    288,323,475  11.28    201          2      57,918,998  11.11     206
March 1993..............    250,400,638  11.36    206          1      52,022,682  11.21     216
June 1993...............    450,602,539  10.65    204          1     106,587,055  10.63     198
September 1993..........    663,353,326  10.23    203          1     163,759,523  10.24     197
December 1993...........    725,268,946   9.73    203          1     188,546,570   9.66     194
March 1994..............    561,614,157   9.81    211          1     157,880,098   9.67     195
May 1994................    387,789,118  10.21    205          1     106,420,179  10.17     203
June 1994...............    197,004,761  10.57    211          1      57,813,351  10.52     199
July 1994...............    307,948,034  11.03    214          1      86,688,295  10.89     214
August 1994.............    384,942,940  11.14    224          1     107,220,528  11.07     225
September 1994..........    463,885,067  11.45    217          1     135,201,239  11.33     217
November 1994...........    353,492,359  11.42    223          1     103,530,449  11.31     226
December 1994...........    523,188,855  11.53    225          1     154,865,648  11.41     228
February 1995...........    378,339,823  11.85    239          1     110,408,472  11.71     245
March 1995..............    328,256,612  12.04    246          1      97,132,792  11.86     248
May 1995................    502,186,400  11.61    250          1     167,759,393  11.42     229
June 1995...............    319,783,607  11.13    255          1     115,804,667  10.93     214
July 1995...............    451,233,973  10.65    268          1     170,289,289  10.50     210
August 1995.............    396,694,720  10.27    269          1     162,818,045  10.08     192
September 1995..........    347,754,066  10.12    271          1     145,591,768   9.96     191
October 1995............    479,886,809  10.11    274          1     201,768,012   9.94     193
November 1995...........    398,796,644  10.15    276          1     164,184,893   9.98     202
December 1995...........    405,121,766  10.05    281          1     171,048,801   9.89     200
January 1996............    398,766,754   9.77    289          1     172,546,875   9.58     198
March 1996..............    465,268,332   9.84    271          1     219,435,834   9.68     178
April 1996..............    371,878,810   9.93    273          1     179,361,045   9.74     176
May 1996................    474,684,791   9.77    271          1     225,833,394   9.86     181
June 1996...............    517,584,659  10.18    288          1     248,760,112  10.07     187
July 1996...............    475,000,000  10.38    295          1     221,295,430  10.15     201
August 1996.............    480,000,000  10.43    295          1     222,283,715  10.24     206
September 1996..........    600,051,865  10.42    298          1     283,274,830  10.14     205
November 1996...........    450,000,000  10.35    298          1     218,791,290  10.26     203
December 1996...........    800,000,000  10.05    305          1     376,228,712  10.01     217
February 1997...........    500,000,000  10.23    298          1     249,052,821  10.13     206
March 1997..............    550,000,000   9.88    301          1     288,069,675   9.96     194
May 1997................    800,000,000  10.02    296          1     438,656,477   9.98     186
June 1997...............    520,000,000   9.73    309          1     283,699,870   9.81     193
July 1997...............    550,000,000   9.63    299          1     301,594,306   9.79     193
September 1997..........  1,050,000,000   9.81    300          1     601,688,731   9.61     187
October 1997............    550,000,000   9.81    298          1     316,493,978   9.57     189
December 1997...........    850,000,000   9.59    308          1     515,204,413   9.37     179
January 1998............    450,000,000   9.68    293          1     270,580,093   9.43     184
March 1998..............    750,000,000   9.78    289          1     464,697,017   9.51     180
April 1998..............    500,000,000   9.61    301          1     330,337,129   9.39     160
May 1998................    500,000,000   9.57    302          1     336,887,288   9.36     156
June 1998...............    356,447,174   9.06    317          1     241,083,690   8.91     159
August 1998.............    800,000,000   9.56    303          1     543,786,000   9.36     165
September 1998..........    850,000,000   9.24    310          1     596,984,674   8.97     154
December 1998...........  1,350,000,000   9.13    313          2     982,731,218   8.91     148
February 1999...........    700,000,000   9.13    316          1     525,921,822   8.95     139
March 1999..............  1,100,000,000   9.44    304          1     820,546,034   9.19     151
May 1999................    800,000,000   9.44    315          2     616,818,804   9.21     142

Weighted Average Life of the Certificates

    The following information is intended to illustrate the effect of prepayments of the contracts on the weighted average life of the Class A certificates, Class M certificates and Class B certificates under the stated assumptions and is not a prediction of the prepayment rate that the contracts might actually experience.

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A, Class M and Class B certificates will be influenced by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of contracts. Prepayments on contracts may be measured by a prepayment standard or model. The model we use in this prospectus supplement, the manufactured housing prepayment model ("MHP"), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per year of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional 0.1% per year in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts, 100% MHP assumes a constant prepayment rate of 6.0% per year each month.

    As used in the following tables, 75% MHP assumes the contracts will prepay at rates of 75% of the MHP assumed prepayment rates; 125% assumes the contracts will prepay at rates of 125% of the MHP assumed prepayment rates, and so forth.

    We cannot assure you, however, that prepayment of the contracts owned by the trust will conform to any level of the MHP, and Conseco Finance makes no representation that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their manufactured homes or default on their contracts. Increased competition among manufactured housing lenders has had the effect of increasing the prepayment rates of our contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on these mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by these mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of the contracts is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in its interest rate is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect but to a smaller degree, on the prepayment rates on manufactured housing contracts.

    As described under "Description of the Certificates--Class M-1 Principal," payments of principal on the Class M-1 certificates will not commence until the remittance date on which (1) the Class A principal balance has been reduced to zero or (2) the Class M-1 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates while increasing the respective interest in the trust of the Class M and Class B certificates. As described under "Description of the Certificates--Class M-2 Principal," payments of principal on the Class M-2 certificates will not commence until the remittance date on which (a) the Class A principal balance and the Class M-1 principal balance have been reduced to zero or (b) the Class M-2 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates and the Class M-1 certificates, while increasing the respective interest in the trust of the Class M-2 certificates and Class B certificates. As described under "Description of the Certificates--Class B-1 Principal," payments of principal on the Class B-1 certificates will not commence until the remittance date on which (1) the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have been reduced to zero or (2) the Class B distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates and Class M certificates while increasing the respective interest in the trust of the Class B certificates.

    The percentages and weighted average lives in the following tables were determined assuming that:

    (1) scheduled interest and principal payments on the contracts are received in a timely manner and prepayments are made at the indicated percentages of the MHP listed in the table;

    (2) the holder of the Class C Subsidiary certificate exercises its right to purchase the contracts on the first possible remittance date, as described under "Description of the Certificates--Purchase Option; Additional Principal Distributions;"

    (3) all of the contracts will be delivered to the trust on the closing date, and will have the characteristics listed in the table following this paragraph;

    (4) each class of certificates has the approximate principal amount and the remittance rate shown for that class under "Summary of the Terms of the Offered Certificates;"

    (5) no interest shortfalls will arise because of prepayment in full of the contracts;

    (6) the servicing fee rate, including the backup servicing fee, for the contracts is 0.52% per year, and no indemnification payments are required to be paid to the backup servicer;

    (7) no delinquencies or losses are experienced on the contracts;

    (8) distributions are made on the certificates on the first day of each month, commencing in July 2002; and

    (9) the certificates are issued on June 14, 2002.

    We cannot assure you that the holder of the Class C Subsidiary certificate will exercise its purchase option.

    We make no representation that the contracts will not experience delinquencies or losses.

                    Assumed Characteristics of the Contracts

                                                 Weighted  Weighted
                         Weighted   Aggregate     Average  Average  Months
                         Average    Principal    Remaining Original   to      First     Months     Second
                         Contract    Balance       Term      Term    First   Step-Up   to Second  Step-Up
       Contracts           Rate    Outstanding   (months)  (months) Step-Up Percentage  Step-Up  Percentage
       ---------         -------- -------------- --------- -------- ------- ---------- --------- ----------
Step-Up Rate Contracts
 (1 step)...............   6.885% $   349,092.71    290      327        6      4.61%      --         --
Step-Up Rate Contracts
 (2 steps)..............   9.000    2,882,610.34    357      359       10      1.25        22       1.25%
Level Pay Contracts.....  12.377   16,013,669.99     55      168      --        --        --         --
Level Pay Contracts.....  12.327   30,651,492.60    108      187      --        --        --         --
Level Pay Contracts.....  13.025   34,017,258.64    165      183      --        --        --         --
Level Pay Contracts.....  13.679   51,230,930.07    236      239      --        --        --         --
Level Pay Contracts.....  14.200   44,797,310.28    297      299      --        --        --         --
Level Pay Contracts.....  11.591  320,057,635.37    357      360      --        --        --         --

    It is not likely that contracts will prepay at any constant percentage of the MHP to maturity or that all contracts will prepay at the same rate.

    Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

    Based on the foregoing assumptions, the following tables indicate the projected weighted average life of each class of certificates and show the percentages of the original principal balance of each class that would be outstanding after each of the dates shown at the indicated percentages of the MHP.

    The weighted average life of each class of certificates listed in the tables below is determined by (1) multiplying the amount of cash distributions in reduction of the principal balance of the certificate by the number of years from the date of issuance of the certificate to the stated remittance date, (2) adding the results, and (3) dividing the sum by the initial principal balance of the certificate.

         Percentage of the Original Principal Balance of the Class A-1
               Certificates at the Respective Percentages of the
                               MHP Listed Below:

Date                                                75%  125%  175%  250%  300%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
June 1, 2003......................................   18     0     0     0     0
June 1, 2004......................................    0     0     0     0     0
Weighted Average Life (Years) to Call............. 0.58  0.44  0.36  0.29  0.25

         Percentage of the Original Principal Balance of the Class A-2
               Certificates at the Respective Percentages of the
                               MHP Listed Below:

Date                                                75%  125%  175%  250%  300%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
June 1, 2003......................................  100    99    95    89    85
June 1, 2004......................................   93    85    78    66    59
June 1, 2005......................................   84    72    61    46    37
June 1, 2006......................................   74    60    46    29    18
June 1, 2007......................................   66    52    41    24    15
June 1, 2008......................................   58    47    36    20    12
June 1, 2009......................................   53    42    31    16     8
June 1, 2010......................................   49    38    26    11     0
June 1, 2011......................................   45    34    21     7     0
June 1, 2012......................................   42    29    17     0     0
June 1, 2013......................................   39    25    13     0     0
June 1, 2014......................................   36    21     9     0     0
June 1, 2015......................................   33    17     0     0     0
June 1, 2016......................................   29    14     0     0     0
June 1, 2017......................................   26    11     0     0     0
June 1, 2018......................................   22     0     0     0     0
June 1, 2019......................................   19     0     0     0     0
June 1, 2020......................................   16     0     0     0     0
June 1, 2021......................................   12     0     0     0     0
June 1, 2022......................................    9     0     0     0     0
June 1, 2023......................................    0     0     0     0     0
Weighted Average Life (Years) to Call............. 9.54  6.97  5.23  3.57  2.88

         Percentage of the Original Principal Balance of the Class M-1
               Certificates at the Respective Percentages of the
                               MHP Listed Below:

Date                                              75%   125%   175%  250%  300%
----                                             -----  -----  ----  ----  ----
Initial Percentage..............................   100%   100%  100%  100%  100%
June 1, 2003....................................   100    100   100   100   100
June 1, 2004....................................   100    100   100   100   100
June 1, 2005....................................   100    100   100   100   100
June 1, 2006....................................   100    100   100   100   100
June 1, 2007....................................   100     94    87    83    80
June 1, 2008....................................   100     86    77    69    64
June 1, 2009....................................    95     77    67    54    43
June 1, 2010....................................    89     69    57    38     0
June 1, 2011....................................    82     62    45    24     0
June 1, 2012....................................    76     54    36     0     0
June 1, 2013....................................    71     46    27     0     0
June 1, 2014....................................    66     38    20     0     0
June 1, 2015....................................    60     31     0     0     0
June 1, 2016....................................    53     25     0     0     0
June 1, 2017....................................    46     19     0     0     0
June 1, 2018....................................    40      0     0     0     0
June 1, 2019....................................    34      0     0     0     0
June 1, 2020....................................    28      0     0     0     0
June 1, 2021....................................    22      0     0     0     0
June 1, 2022....................................    17      0     0     0     0
June 1, 2023....................................     0      0     0     0     0
Weighted Average Life (Years) to Call........... 14.27  10.56  8.61  7.08  6.49

         Percentage of the Original Principal Balance of the Class M-2
               Certificates at the Respective Percentages of the
                               MHP Listed Below:

Date                                              75%   125%   175%  250%  300%
----                                             -----  -----  ----  ----  ----
Initial Percentage..............................   100%   100%  100%  100%  100%
June 1, 2003....................................   100    100   100   100   100
June 1, 2004....................................   100    100   100   100   100
June 1, 2005....................................   100    100   100   100   100
June 1, 2006....................................   100    100   100   100   100
June 1, 2007....................................   100     94    87    83    80
June 1, 2008....................................   100     86    77    69    64
June 1, 2009....................................    95     77    67    54    43
June 1, 2010....................................    89     69    57    38     0
June 1, 2011....................................    82     62    45    24     0
June 1, 2012....................................    76     54    36     0     0
June 1, 2013....................................    71     46    27     0     0
June 1, 2014....................................    66     38    20     0     0
June 1, 2015....................................    60     31     0     0     0
June 1, 2016....................................    53     25     0     0     0
June 1, 2017....................................    46     19     0     0     0
June 1, 2018....................................    40      0     0     0     0
June 1, 2019....................................    34      0     0     0     0
June 1, 2020....................................    28      0     0     0     0
June 1, 2021....................................    22      0     0     0     0
June 1, 2022....................................    17      0     0     0     0
June 1, 2023....................................     0      0     0     0     0
Weighted Average Life (Years) to Call........... 14.27  10.56  8.61  7.08  6.49

         Percentage of the Original Principal Balance of the Class B-1
               Certificates at the Respective Percentages of the
                               MHP Listed Below:

Date                                               75%   125%  175%  250%  300%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
June 1, 2003......................................  100   100   100   100   100
June 1, 2004......................................  100   100   100   100   100
June 1, 2005......................................  100   100   100   100   100
June 1, 2006......................................  100   100   100   100   100
June 1, 2007......................................  100    81    57    42    32
June 1, 2008......................................  100    50    20     0     0
June 1, 2009......................................   84    22     0     0     0
June 1, 2010......................................   61     0     0     0     0
June 1, 2011......................................   38     0     0     0     0
June 1, 2012......................................   19     0     0     0     0
June 1, 2013......................................    *     0     0     0     0
June 1, 2014......................................    0     0     0     0     0
Weighted Average Life (Years) to Call............. 8.55  6.05  5.22  4.88  4.74

--------
*   Indicates a number that is greater than zero but less than 0.5%.

         Percentage of the Original Principal Balance of the Class B-2
               Certificates at the Respective Percentages of the
                               MHP Listed Below:

Date                                              75%   125%   175%  250%  300%
----                                             -----  -----  ----  ----  ----
Initial Percentage..............................   100%   100%  100%  100%  100%
June 1, 2003....................................   100    100   100   100   100
June 1, 2004....................................   100    100   100   100   100
June 1, 2005....................................   100    100   100   100   100
June 1, 2006....................................   100    100   100   100   100
June 1, 2007....................................   100    100   100   100   100
June 1, 2008....................................   100    100   100    91    66
June 1, 2009....................................   100    100    79    53    53
June 1, 2010....................................   100     92    53    53     0
June 1, 2011....................................   100     54    53    53     0
June 1, 2012....................................   100     53    53     0     0
June 1, 2013....................................   100     53    53     0     0
June 1, 2014....................................    72     53    53     0     0
June 1, 2015....................................    53     53     0     0     0
June 1, 2016....................................    53     53     0     0     0
June 1, 2017....................................    53     53     0     0     0
June 1, 2018....................................    53      0     0     0     0
June 1, 2019....................................    53      0     0     0     0
June 1, 2020....................................    53      0     0     0     0
June 1, 2021....................................    53      0     0     0     0
June 1, 2022....................................    53      0     0     0     0
June 1, 2023....................................     0      0     0     0     0
Weighted Average Life (Years) to Call........... 16.36  12.31  9.86  7.73  6.98

                        DESCRIPTION OF THE CERTIFICATES

    The following information supplements, and if inconsistent supersedes, the information in the prospectus under "Description of the Certificates."

    The certificates will be issued under the pooling and servicing agreement. A copy of the execution form of the agreement will be filed in a current report on Form 8-K with the SEC after the initial issuance of the certificates. The following summary describes certain terms of the pooling and servicing agreement, does not purport to be complete and is qualified in its entirety by the pooling and servicing agreement, which is incorporated by reference in this prospectus supplement.

General

    The certificates will be issued in fully registered form only in denominations of $1,000 or an integral multiple of $1,000. The percentage interest of a Class A-1 or Class A-2 certificate will be equal to the percentage obtained from dividing its denomination by the original Class A-1 or A-2 principal balance, as appropriate. The Class A certificates in the aggregate will represent approximately an initial 69.25% undivided interest in the trust. The percentage interest of a Class M-1 certificate will be equal to the percentage obtained by dividing its denomination by the original Class M-1 principal balance. The Class M-1 certificates in the aggregate will represent approximately an initial 7.75% undivided interest in the trust. The percentage interest of a Class M-2 certificate will be equal to the percentage obtained by dividing its denomination by the original Class M-2 principal balance. The Class M-2 certificates in the aggregate will represent approximately an initial 5.75% undivided interest in the trust. The percentage interest of a Class B certificate will be equal to the percentage obtained from dividing its denomination by the original Class B-1 principal balance or the original
Class B-2 principal balance, as appropriate. The Class B-1 certificates in the aggregate will represent approximately an initial 5.75% undivided interest in the trust and the Class B-2 certificates in the aggregate will represent approximately an initial 3.75% undivided interest in the trust. Initially, the overcollateralization amount will equal 7.75% of the aggregate cut-off date principal balance of the contracts included in the trust as of the closing date plus any pre-funded amount.

    The paying agent will make distributions on the certificates each remittance date to persons in whose names the certificates are registered as of the preceding record date. The remittance date for the certificates will be the first day of each month or, if the first day is not a business day, the next succeeding business day, commencing in July 2002. Payments will be made by check mailed on the remittance date to the certificateholder at the address appearing on the certificate register; provided that a certificateholder who holds an aggregate percentage interest of at least 5% of a class of certificates may request payment by wire transfer of immediately available funds pursuant to written instructions delivered to the trustee at least 10 days before the remittance date. Final payments will be made only when the certificates are tendered to the paying agent for cancellation.

Conveyance of Contracts

    On the closing date, Conseco Finance will transfer the initial and additional contracts to Conseco Securitizations, including all principal and interest received on the contracts after the cut-off date. Conseco Securitizations will then establish the trust and transfer to the trust all of its right, title and interest in the contracts.

    Conseco Finance will make the representations and warranties regarding the contracts described in the prospectus under "The Trust--Conveyance of Contracts."

    Conseco Finance will make warranties about the contracts, including that:

    (1) the aggregate principal amount payable by the obligors on the initial contracts as of the cut-off date equals $483,428,300.26;

    (2) as of the cut-off date, the obligors on no more than 10% of the initial contracts by remaining principal balance are located in any one state, the obligors on no more than 5% of the initial contracts by remaining principal balance are located in an area with the same zip code and the obligors on not more than 1% of the initial contracts by remaining principal balance are located in California in an area with the same zip code;

    (3) approximately 68% of the aggregate principal amount of initial contracts as of the cut-off date is attributable to loans to purchase new manufactured homes and approximately 32% is attributable to loans to purchase used manufactured homes;

    (4) as of the cut-off date, the most recent scheduled payment was made or was not delinquent more than 59 days;

    (5) no contract has a remaining maturity of more than 360 months;

    (6) the date of origination of each initial contract is on or after March 15, 1985; and

    (7) no adverse selection procedures were employed in selecting the contracts.

Conseco Finance will make additional representations and warranties about the additional contracts and subsequent contracts.

Conveyance of Subsequent Contracts and Pre-Funding Account

    If the aggregate principal balance of the initial and additional contracts transferred to the trust on the closing date is less than $500,000,000, the trustee will establish and Conseco Securitizations will fund a pre-funding account on the closing date to provide the trust with sufficient funds to purchase subsequent contracts. The amount deposited in the pre-funding account will initially equal the difference between $500,000,000 and the aggregate principal balance as of the cut-off date of the initial contracts and additional contracts. The pre-funding account will be used to purchase subsequent contracts during the pre-funding period from the closing date until the earliest of (1) the date on which the amount in the pre-funding account is less than $10,000, (2) August 31, 2002, or (3) the date on which an event of termination occurs under the pooling and servicing agreement.

    Under the pooling and servicing agreement, following the initial issuance of the certificates, the trust will be obligated to purchase from Conseco Securitizations subsequent contracts transferred by Conseco Finance to Conseco Securitizations during the pre-funding period. Each subsequent contract will have been underwritten in accordance with the standard underwriting criteria employed by Conseco Finance. Subsequent contracts will be transferred to the trust under subsequent transfer instruments among Conseco Finance, Conseco Securitizations and the trust. In connection with the purchase of subsequent contracts on the subsequent transfer dates, the trust will be required to pay to Conseco Securitizations from amounts on deposit in the pre-funding account a cash purchase price of 100% of the contract's principal balance as of the cut-off date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent contracts. Following each subsequent transfer date, the aggregate principal balance of the contracts in the trust will increase by an amount equal to the aggregate principal balance of the contracts purchased and the amount in the pre-funding account will decrease by the same amount. Any amounts remaining in the pre-funding account after the purchase of subsequent contracts will be applied on the first remittance date on or after the last day of the pre-funding period to prepay principal to the Class A certificates in sequential order.

    Any conveyance of subsequent contracts on a subsequent transfer date is subject to conditions including:

    (1) each subsequent contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

    (2) Conseco Finance must not select subsequent contracts in a manner that it believes is adverse to the interests of the certificateholders;

    (3) as of its respective cut-off date, each subsequent contract must satisfy the following criteria:

            . no subsequent contract may be more than 30 days contractually delinquent;

            . the remaining stated term to maturity of each subsequent contract may not exceed 360 months;

            . each subsequent contract must be underwritten in accordance with Conseco Finance's standard underwriting criteria; and

            . no subsequent contract may have a loan-to-value ratio greater than 100%;

    (4) the contract pool following the addition of the subsequent contracts must satisfy the following criteria:

            . the weighted average contract rate must not be less than 12.18%;

            . the weighted average loan-to-value ratio must not be greater than 87%;

            . not less than 68% of the cut-off date pool principal balance must be attributable to loans to purchase new manufactured homes;

            . not more than 30% of the cut-off date pool principal balance must be secured by single-wide manufactured homes and not less than 70% of the cut-off date pool principal balance must be secured by double-wide manufactured homes; and

            . at least 27% of the cut-off date pool principal balance must consist of land-and-home contracts;

    (5) due to the purchase of the subsequent contracts, the certificates will not receive from Moody's or S&P a lower credit rating than the rating assigned at the initial issuance of the class of certificates; and

    (6) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent contracts conform to the characteristics described in this prospectus supplement.

Payments on Contracts; Distributions on Certificates

    The trustee, on behalf of the trust, will establish and maintain the certificate account in an eligible account. An eligible account is any account which is

    (1) an account maintained with an eligible institution; or

    (2) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus or, if the depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company of not less than $50,000,000 and the securities of the depository institution or trust company (or, if the depository institution or trust company is a subsidiary of a bank holding company system and the depository institution's or trust company's securities are not rated, the securities of the bank holding company) has a credit rating from Moody's, if rated by Moody's, S&P, if rated by S&P and Fitch, if rated by Fitch, in one of its generic credit rating categories which signifies investment grade; or

    (3) an account that will not cause S&P, Moody's or Fitch to downgrade or withdraw its then-current rating assigned to the certificates, as confirmed in writing by S&P, Moody's and Fitch.

An eligible institution is any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, currently administered by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated P-1 by Moody's, if rated by Moody's, A-1+ by S&P, if rated by S&P and F-1 by Fitch, if rated by Fitch, or in one of the two highest rating categories by Moody's, if rated by Moody's, S&P, if rated by S&P, and Fitch, if rated by Fitch, in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. The servicer may authorize the trustee to invest the funds in the certificate account in eligible investments that will mature not later than the business day before the applicable monthly remittance date. Eligible investments include:

    . direct obligations of, and obligations fully guaranteed by, the United States or of any agency backed by the full faith and credit of the United States and which are noncallable;

    . federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions;

    .  repurchase agreements with eligible institutions;

    . securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 from Moody's, at least AAA by S&P and in one of the two highest rating categories from Fitch, not in excess of 10% of amounts in the certificate account at the time of the investment;

    . commercial paper assigned at least a P-1 rating by Moody's and at least an A-1+ rating by S&P, if rated by S&P, at the time of the investment;

    . shares of registered investment companies whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's and Fitch, if rated by Fitch, and are rated AAAm or AAAm-G by S&P; and

    .  money market funds rated AAAm or AAAm-G by S&P.

    All payments from obligors on the contracts which the servicer receives, including principal prepayments and advance payments by obligors not constituting principal prepayments, must be paid into the certificate account no later than one business day after receipt of the payment, except amounts received as late payment fees, extension fees, assumption fees or similar fees. These fees are included as part of the servicer's servicing fees. See "Servicing--Servicing Compensation and Payment of Expenses" in the prospectus. In addition, amounts paid by Conseco Finance for contracts repurchased as a result of breach of warranties under the pooling and servicing agreement, and amounts required to be deposited upon substitution of a contract because of breach of warranties, must be paid into the certificate account. See "The Trust--Conveyance of Contracts" in the prospectus. The servicer will not make any advances in respect of delinquent payments on the contracts.

    On the third business day before each remittance date, the servicer will determine the amount available and the amounts to be distributed on the certificates for that remittance date. The amount available on each remittance date generally includes:

    (1) payments on the contracts due and received during the related due period, as defined in the next paragraph,

    (2) prepayments and other unscheduled collections received during the related due period,

    (3) all collections of principal on the contracts received during the due period in which the remittance date occurs up to and including the third business day before the remittance date, but in no event later than the 25th day of the month before the remittance date, minus

    (4) for all remittance dates other than the remittance date in July 2002, all collections in respect of principal on the contracts received during the related due period up to and including the third business day before the preceding remittance date, but in no event later than the 25th day of the month before the remittance date.

The amount available will be reduced by the following amounts:

    . amounts payable to the servicer or the backup servicer to reimburse it for any REMIC prohibited transaction tax imposed on the trust and paid by the servicer;

    . liquidation expenses incurred and taxes and insurance on repossessed manufactured homes advanced by the servicer or the backup servicer for manufactured homes that are reimbursable to the servicer under the pooling and servicing agreement; and

    .  any amounts incorrectly deposited in the certificate account.

Liquidation expenses are out-of-pocket expenses incurred by the servicer in connection with the liquidation of a defaulted contract, including, without limitation, legal fees and disbursements.

    The due period for all remittance dates, other than the remittance date in July 2002, is the period from and including the 16th day of the second month preceding that remittance date, to and including the 15th day of the month immediately preceding that remittance date. For the remittance date in July 2002, the due period will be the period from and including June 1, 2002 to and including June 15, 2002.

    The trustee will withdraw funds from the certificate account to make payments to certificateholders, the servicer and the backup servicer, as described below. From time to time, as provided in the pooling and servicing agreement, the trustee will also withdraw funds from the certificate account to make payments (other than fees) to the servicer prior to distributions on the certificates. Such payments will include amounts, if any, due the backup servicer pursuant to the indemnification afforded to it under the pooling and servicing agreement.

Servicing

    The servicer will be obligated to service the contracts as described under "Servicing" in the prospectus. However, some of the contracts may be 60 or more days delinquent as of the closing date, as described under "Description of the Certificates--Conveyance of Contracts," and the servicer will be subject to restrictions on its ability to enforce any of these contracts. In the event that one of these contracts goes into foreclosure or repossession, if acquiring title to the related mortgaged property or manufactured home would cause the concentration of these contracts that are currently in foreclosure or repossession to exceed 0.75% of the Pool Scheduled Principal Balance of the contracts in the trust, the servicer would not be permitted to acquire title to that mortgaged property or manufactured home on behalf of the trust. Instead, the servicer would have to dispose of that mortgaged property or manufactured home for cash in the foreclosure sale.

    In such event, the servicer would be permitted to acquire title to that mortgaged property or manufactured home, for its own account and not on behalf of the trust, at the foreclosure sale for an amount not less than the greater of: (1) the highest amount bid by any other person at the foreclosure sale, or
(2) the estimated fair value of the mortgaged property or manufactured home, as determined by the servicer in good faith. As a result, losses on these contracts may be greater than if the servicer was permitted to obtain title on behalf of the trust.

Distributions

    On each remittance date, except as otherwise noted, the trustee will apply the amount available to make distributions in the following order of priority:

  (1) to pay the monthly servicing fee to the servicer and the backup servicing fee and any other fees, expenses or indemnification owed to the backup servicer pursuant to the pooling and servicing agreement, subject to the limits specified in the pooling and servicing agreement, to the backup servicer;

  (2) Class A and Class A-IO interest;

  (3) Class M-1 interest;

  (4) Class M-2 interest;

  (5) Class B-1 interest;

  (6) Class A principal;

  (7) Class M-1 principal;

  (8) Class M-2 principal;

  (9) Class B-1 principal;

  (10) Class B-2 interest;

  (11) Class B-2 principal;

  (12) beginning on the first remittance date, the additional principal distribution to build overcollateralization, to the Class A certificateholders in sequential order. If the purchase option is not exercised, additional principal distributions will be made to the Class M and Class B certificateholders and then to the Class A certificateholders;

  (13)  Class B-3I distribution amount; and

  (14)  Class C distribution amount.

    Each distribution on a book-entry certificate will be paid to DTC, which will credit the amount of the distribution to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing the distribution to the certificate owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the certificate owners that it represents. All credits and disbursements on a book-entry certificate are to be made by DTC and the participants in accordance with DTC's rules.

    The servicer will furnish to the trustee, and the trustee will send with each distribution on a remittance date to each holder of the certificates, a statement or statements describing the amount of the distribution allocable to principal and the amount of the distribution allocable to interest. These amounts will be expressed as a dollar amount per Class A, Class A-IO, Class M or Class B certificate with a 1% percentage interest or per $1,000 denomination of Class A, Class A-IO, Class M or Class B certificate.

Class A and Class A-IO Interest

    Interest will be paid to the holders of the Class A and Class A-IO certificates pro rata on each remittance date, to the extent of the amount available in the certificate account on that date, at the related remittance rate on the then outstanding principal balance or notional balance, as applicable, of each class of Class A or Class A-IO certificates. Interest on the Class A and Class A-IO certificates will accrue from June 1, 2002, or from the most recent remittance date on which interest has been paid, to but excluding the following remittance date. Interest on the Class A and Class A-IO certificates will be computed on the basis of a 360-day year of twelve 30-day months.

    The remittance rate for the Class A-1, Class A-2 and Class A-IO certificates are listed on the cover of this prospectus supplement.

    Interest will be calculated on the Class A-IO certificates on each remittance date on a notional principal balance. The notional principal balance for a remittance date will equal the lesser of (i) the notional principal balance for that remittance date set forth in the schedule below and (ii) the sum of the aggregate principal balance of the contracts and the amount on deposit in the pre-funding account on that remittance date. The notional principal balance is used to calculate interest payments only, and does not represent the right to receive any distributions of principal. No interest on the Class A-IO certificates will be paid after the remittance date in June 2010.

                      Class A-IO Notional Balance Schedule

Remittance     Notional   Remittance      Notional   Remittance      Notional
Date           Balance    Date             Balance   Date             Balance
----------     --------   ----------      --------   ----------      --------
July 2002    $117,700,000 March 2005     $87,900,000 November 2007  $60,800,000
August 2002   117,700,000 April 2005      85,100,000 December 2007   60,800,000
September
2002          117,700,000 May 2005        85,100,000 January 2008    58,900,000
October
2002          114,900,000 June 2005       85,100,000 February 2008   58,900,000
November
2002          114,900,000 July 2005       82,300,000 March 2008      58,900,000
December
2002          114,900,000 August 2005     82,300,000 April 2008      57,000,000
January
2003          112,100,000 September 2005  82,300,000 May 2008        57,000,000
February
2003          112,100,000 October 2005    79,600,000 June 2008       57,000,000
March 2003    112,100,000 November 2005   79,600,000 July 2008       55,100,000
April 2003    109,100,000 December 2005   79,600,000 August 2008     55,100,000
May 2003      109,100,000 January 2006    76,900,000 September 2008  55,100,000
June 2003     109,100,000 February 2006   76,900,000 October 2008    53,300,000
July 2003     106,200,000 March 2006      76,900,000 November 2008   53,300,000
August 2003   106,200,000 April 2006      74,400,000 December 2008   53,300,000
September
2003          106,200,000 May 2006        74,400,000 January 2009    51,500,000
October
2003          103,100,000 June 2006       74,400,000 February 2009   51,500,000
November
2003          103,100,000 July 2006       71,900,000 March 2009      51,500,000
December
2003          103,100,000 August 2006     71,900,000 April 2009      49,800,000
January
2004          100,000,000 September 2006  71,900,000 May 2009        49,800,000
February
2004          100,000,000 October 2006    69,500,000 June 2009       49,800,000
March 2004    100,000,000 November 2006   69,500,000 July 2009       48,200,000
April 2004     96,900,000 December 2006   69,500,000 August 2009     48,200,000
May 2004       96,900,000 January 2007    67,100,000 September 2009  48,200,000
June 2004      96,900,000 February 2007   67,100,000 October 2009    46,600,000
July 2004      93,800,000 March 2007      67,100,000 November 2009   46,600,000
August 2004    93,800,000 April 2007      64,900,000 December 2009   46,600,000
September
2004           93,800,000 May 2007        64,900,000 January 2010    45,000,000
October
2004           90,800,000 June 2007       64,900,000 February 2010   45,000,000
November
2004           90,800,000 July 2007       62,900,000 March 2010      45,000,000
December
2004           90,800,000 August 2007     62,900,000 April 2010      43,400,000
January
2005           87,900,000 September 2007  62,900,000 May 2010        43,400,000
February
2005           87,900,000 October 2007    60,800,000 June 2010       43,400,000

    The principal balance of the Class A-1 and Class A-2 certificates as of any remittance date is the original principal balance of that class less all amounts previously distributed to holders of that class on account of principal. The Class A principal balance as of any remittance date is the sum of the Class A-1 principal balance and the Class A-2 principal balance.

    If on a particular remittance date the amount available in the certificate account is not sufficient to make a full distribution of interest to the holders of the Class A and Class A-IO certificates, the amount available will be distributed among the outstanding Class A and Class A-IO certificates pro rata based on the aggregate amount of interest due on each class, and the amount of the shortfall will be carried forward and added to the amount these holders will be entitled to receive on the next remittance date. A shortfall could occur, for example, if delinquencies or losses realized on the contracts were exceptionally high and were concentrated in a particular due period. Any amount carried forward will bear interest at the remittance rate for each class of Class A and Class A-IO certificates, to the extent permitted by law.

    The Class A-IO remittance rate on each remittance date will be 8.50% per year, subject to a maximum rate equal to the weighted average of the contract rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee and any indemnification paid to the backup servicer. In all but the most unusual prepayment scenarios, we anticipate that the Class A-IO remittance rate will be 8.50%. In the unlikely event that a large number of contracts having contract rates higher than 8.50% were to prepay or mature while the contracts having contract rates equal to or lower than 8.50% did not prepay or mature, with the result that the interest collections on the remaining contracts were not sufficient to support a Class A-IO remittance rate of 8.50%, then the Class A-IO remittance rate would be equal to the weighted average of the contract rates on the contracts remaining in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee and any indemnification paid to the backup servicer. Of the initial contracts, 91.90% by aggregate principal balance as of the cut-off date had contract rates higher than 8.50%. The weighted average of the contract rates of the initial contracts as of the cut-off date was approximately 12.19%.

    The Class A-1 remittance rate on each remittance date will be 2.477% per year, subject to a maximum rate equal to the weighted average of the contract rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. In all but the most unusual prepayment scenarios, we anticipate that the Class A-1 remittance rate will be 2.477%. In the unlikely event that a large number of contracts having contract rates higher than 2.477% were to prepay or mature while the contracts having contract rates equal to or lower than 2.477% did not prepay or mature, with the result that the interest collections on the remaining contracts were not sufficient to support a Class A-1 remittance rate of 2.477%, then the Class A-1 remittance rate would be equal to the weighted average of the contract rates on the contracts remaining in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. Of the initial contracts, 100% by aggregate principal balance as of the cut-off date had contract rates higher than 2.477%. The weighted average of the contract rates of the initial contracts as of the cut-off date was approximately 12.19%.

    The Class A-2 remittance rate on each remittance date will be 6.030% per year, subject to a maximum rate equal to the weighted average of the contract rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. In all but the most unusual prepayment scenarios, we anticipate that the Class A-2 remittance rate will be 6.030%. In the unlikely event that a large number of contracts having contract rates higher than 6.030% were to prepay or mature while the contracts having contract rates equal to or lower than 6.030% did not prepay or mature, with the result that the interest collections on the remaining contracts were not sufficient to support a Class A-2 remittance rate of 6.030%, then the Class A-2 remittance rate would be equal to the weighted average of the contract rates on the contracts remaining in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. Of the initial contracts, 99.94% by aggregate principal balance as of the cut-off date had contract rates higher than 6.030%. The weighted average of the contract rates of the initial contracts as of the cut-off date was approximately 12.19%.

Class M-1 Interest

    Interest will be paid to the Class M-1 certificateholders on each remittance date, up to the amount available in the certificate account after payment of interest on the Class A and Class A-IO certificates. Interest on the outstanding Class M-1 adjusted principal balance will accrue from June 1, 2002, or from the most recent remittance date on which interest has been paid, to but excluding the following remittance date. Interest on the Class M-1 certificates will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-1 principal balance is the original Class M-1 principal balance less the sum of all amounts previously distributed to Class M-1 certificateholders on account of principal. The Class M-1 adjusted principal balance as of any remittance date is the Class M-1 principal balance less any Class M-1 liquidation loss amount.

    If, on a particular remittance date, the remaining amount available in the certificate account is not sufficient to make a full distribution of interest to the Class M-1 certificateholders, other funds in the certificate account representing collections received before that remittance date, up to a limited amount, will be applied to the deficiency, and any remaining deficiency will be carried forward and added to the amount the holders will be entitled to receive on the next remittance date. Any amount carried forward will bear interest at the Class M-1 remittance rate, to the extent permitted by law.

    The Class M-1 remittance rate on each remittance date will be 7.424% per year, subject to a maximum rate equal to the weighted average of the contract rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. In all but the most unusual prepayment scenarios, we anticipate that the Class M-1 remittance rate will be 7.424%. In the unlikely event that a large number of contracts having contract rates higher than 7.424% were to prepay or mature while the contracts having contract rates equal to or lower than 7.424% did not prepay or mature, with the result that the interest collections on the remaining contracts were not sufficient to support a Class M-1 remittance rate of 7.424%, then the Class M-1 remittance rate would be equal to the weighted average of the contract rates on the contracts remaining in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. Of the initial contracts, 99.89% by aggregate principal balance as of the cut-off date had contract rates higher than 7.424%. The weighted average of the contract rates of the initial contracts as of the cut-off date was approximately 12.19%.

Class M-2 Interest

    Interest will be paid to the Class M-2 certificateholders on each remittance date, up to the amount available in the certificate account after payment of interest on the Class A, Class A-IO and Class M-1 certificates. Interest on the outstanding Class M-2 adjusted principal balance will accrue from June 1, 2002, or from the most recent remittance date on which interest has been paid, to but excluding the following remittance date. Interest on the Class M-2 certificates will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-2 principal balance is the original Class M-2 principal balance less the sum of all amounts previously distributed to Class M-2 certificateholders on account of principal. The Class M-2 adjusted principal balance as of any remittance date is the Class M-2 principal balance less any Class M-2 liquidation loss amount.

    If, on a particular remittance date, the remaining amount available in the certificate account is not sufficient to make a full distribution of interest to the Class M-2 certificateholders, other funds in the certificate account representing collections received before that remittance date, up to a limited amount, will be applied to the deficiency, and any remaining deficiency will be carried forward and added to the amount the holders will be entitled to receive on the next remittance date. Any amount carried forward will bear interest at the Class M-2 remittance rate, to the extent permitted by law.

    The Class M-2 remittance rate on each remittance date will be 9.163% per year, subject to a maximum rate equal to the weighted average of the contract rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. In all but the most unusual prepayment scenarios, we anticipate that the Class M-2 remittance rate will be 9.163%. In the unlikely event that a large number of contracts having contract rates higher than 9.163% were to prepay or mature while the contracts having contract rates equal to or lower than 9.163% did not prepay or mature, with the result that the interest collections on the remaining contracts were not sufficient to support a Class M-2 remittance rate of 9.163%, then the Class M-2 remittance rate would be equal to the weighted average of the contract rates on the contracts remaining in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. Of the initial contracts, 83.77% by aggregate principal balance as of the cut-off date had contract rates higher than 9.163%. The weighted average of the contract rates of the initial contracts as of the cut-off date was approximately 12.19%.

Class B-1 Interest

    Interest will be paid to the Class B-1 certificateholders on each remittance date, up to the amount available in the certificate account after payment of all interest on the Class A, Class A-IO and Class M certificates. Interest on the outstanding Class B-1 adjusted principal balance will accrue from June 1, 2002, or from the most recent remittance date on which interest has been paid, to but excluding the following remittance date. Interest on the Class B-1 certificates will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-1 principal balance is the original Class B-1 principal balance less the sum of all amounts previously distributed to Class B-1 certificateholders on account of principal. The Class B-1 adjusted principal balance as of any remittance date is the Class B-1 principal balance less any Class B-1 liquidation loss amount.

    If, on a particular remittance date, the remaining amount available in the certificate account is not sufficient to make a full distribution of interest to the Class B-1 certificateholders, other funds in the certificate account representing collections received before that remittance date, up to a limited amount, will be applied to the deficiency, and any remaining deficiency will be carried forward and added to the amount the holders will be entitled to receive on the next remittance date. Any amount carried forward will bear interest at the Class B-1 remittance rate, to the extent permitted by law.

    The Class B-1 remittance rate on each remittance date will be 9.250% per year, subject to a maximum rate equal to the weighted average of the contract rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. In all but the most unusual prepayment scenarios, we anticipate that the Class B-1 remittance rate will be 9.250%. In the unlikely event that a large number of contracts having contract rates higher than 9.250% were to prepay or mature while the contracts having contract rates equal to or lower than 9.250% did not prepay or mature, with the result that the interest collections on the remaining contracts were not sufficient to support a Class B-1 remittance rate of 9.250%, then the Class B-1 remittance rate would be equal to the weighted average of the contract rates on the Contracts remaining in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. Of the initial contracts, 81.68% by aggregate principal balance as of the cut-off date had contract rates higher than 9.250%. The weighted average of the contract rates of the initial contracts as of the cut-off date was approximately 12.19%.

Class A Principal

    Holders of the Class A certificates will be entitled to receive a payment of principal on each remittance date, to the extent of the amount available in the certificate account on that date after payment of interest on the Class A principal balance, the Class A-IO Notional Balance, the Class M-1 adjusted principal balance, the Class M-2 adjusted principal balance and the Class B-1 adjusted principal balance, in an amount equal to the Class A Percentage of the "Formula Principal Distribution Amount," which generally equals the sum of:

    (1) all scheduled payments of principal due on each outstanding contract during the related due period, after adjustments for previous partial principal prepayments and after any adjustments to a contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related obligor,

    (2) the Scheduled Principal Balance of each contract which, during the related due period, Conseco Finance purchased under the pooling and servicing agreement on account of breaches of Conseco Finance's representations and warranties,

    (3) all partial principal prepayments applied and all principal prepayments in full received during the related due period,

    (4) the Scheduled Principal Balance of each contract that became a liquidated contract during the related due period, plus the amount of any reduction in the outstanding principal balance of a contract during the related due period ordered as the result of a bankruptcy or similar proceeding involving the related obligor, plus

    (5) in addition to the above, all collections in respect of principal on the contracts received during the due period in which the remittance date occurs up to and including the third business day prior to such remittance date, but in no event later than the 25th day of the month before the remittance date, minus

    (6) for all remittance dates other than the remittance date in July 2002, the amount included in the formula principal distribution amount for the preceding remittance date by virtue of clause (5) above.

    The "Class A Percentage" for any remittance date will equal a fraction, expressed as a percentage, the numerator of which is the Class A principal balance, and the denominator of which is the sum of:

    .  the Class A principal balance,

    . if the Class M-1 distribution test is satisfied on that remittance date, the Class M-1 principal balance (minus any unpaid Class M-1 principal shortfall), otherwise zero, and

    . if the Class M-2 distribution test is satisfied on that remittance date, the Class M-2 principal balance (minus any unpaid Class M-2 principal shortfall), otherwise zero, and

    . if the Class B distribution test is satisfied on that remittance date, the Class B principal balance (minus any unpaid Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the overcollateralization amount, otherwise zero.

    The "Scheduled Principal Balance" of a contract as of any remittance date is the unpaid principal balance of the contract as specified in the amortization schedule at the time relating to the contract as of the due date in the related due period, after giving effect to any previous partial prepayments and to the payment of principal due on the due date and irrespective of any delinquency in payment on the contract. The "Pool Scheduled Principal Balance" as of any remittance date is the aggregate of the Scheduled Principal Balances of contracts outstanding at the end of the related due period. A liquidated contract is a defaulted contract as to which all amounts that the servicer expects to recover through the date of disposition of the manufactured home have been received.

    The Class A Percentage of the Formula Principal Distribution Amount will be distributed, up to the amount available after payment of interest accrued on the Class A principal balance, Class A-IO notional balance, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance, to the

Class A-1 certificateholders until the Class A-1 principal balance has been reduced to zero, then to the Class A-2 certificateholders until the Class A-2 principal balance has been reduced to zero.

Mandatory Prepayments on the Class A Certificates

    If the aggregate principal balance of the initial and additional contracts transferred to the trust on the closing date is less than $500,000,000, the trustee will establish and we will fund a pre-funding account on the closing date. Any funds remaining in the pre-funding account on September 1, 2002 will be distributed as principal to the Class A certificates in sequential order. We believe that if any pre-funding account is established, substantially all of the funds will be used to purchase contracts by August 31, 2002. But it is likely that a small amount of funds will remain in the pre-funding account, and that the Class A-1 certificateholders will receive a prepayment of principal equal to this amount. See "Yield and Prepayment Considerations" and "Description of the Certificates--Conveyance of Subsequent Contracts and Pre-Funding Account."

Class M-1 Principal

    Holders of the Class M-1 certificates will be entitled to receive payments of principal on each remittance date on which the Class A principal balance has been reduced to zero or the Class M-1 distribution test is satisfied. The total amount of principal paid on the Class M-1 certificates on any remittance date will be the Class M-1 Percentage of the Formula Principal Distribution Amount, subject to the limit of the amount available in the certificate account on the remittance date remaining after payment of interest on the Class A principal balance, the Class A-IO Notional Balance, the Class M-1 adjusted principal balance, the Class M-2 adjusted principal balance and the Class B-1 adjusted principal balance and the payment of principal due on the Class A certificates.

    The "Class M-1 Percentage" for any remittance date will equal

    (1) zero, if the Class A principal balance has not yet been reduced to zero and the Class M-1 distribution test is not satisfied, or

    (2) a fraction, expressed as a percentage, the numerator of which is the Class M-1 principal balance as of the remittance date (minus any unpaid Class M-1 principal shortfall), and the denominator of which is, as of the remittance date, the sum of:

            (a) any Class A principal balance,

            (b) the Class M-1 principal balance (minus any unpaid Class M-1 principal shortfall),

            (c) if the Class M-2 distribution test is satisfied on that remittance date, the Class M-2 principal balance (minus any unpaid Class M-2 principal shortfall), otherwise zero and

            (d) if the Class B distribution test is satisfied on that
               remittance date, the sum of the Class B principal balance (minus any unpaid Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the overcollateralization amount, otherwise zero.

    The Class M-1 distribution test will be satisfied if each of the following tests is satisfied:

    (1) the remittance date occurs in or after July 2006;

    (2) the average sixty-day delinquency ratio test, as defined in the pooling and servicing agreement, as of the remittance date must not exceed 7.00%;

    (3) cumulative realized losses, as defined in the pooling and servicing agreement, as of the remittance date must not exceed a certain specified percentage of the cut-off date pool principal balance, depending on the year in which the remittance date occurs;

    (4) the current realized loss ratio, as defined in the pooling and servicing agreement, as of the remittance date must not exceed 3.50%; and

    (5) the sum of the Class M-1 principal balance, the Class M-2 principal balance, the Class B principal balance and the overcollateralization amount divided by the pool scheduled principal balance as of the immediately preceding remittance date must be equal to or greater than 49.875%.

    After payment of all principal then distributable on the Class M-1 certificates, any Class M-1 liquidation loss interest amounts that have accrued and have not previously been paid will be distributed, together with interest on those amounts at the Class M-1 remittance rate, as applicable, to the extent legally permissible, up to the remaining amount available.

Class M-2 Principal

    Holders of the Class M-2 certificates will be entitled to receive a payment of principal on each remittance date on which the Class A principal balance, the Class M-1 principal balance has been reduced to zero or the Class M-2 distribution test is satisfied. The amount of principal paid on the Class M-2 certificates on any remittance date will be the Class M-2 Percentage of the Formula Principal Distribution Amount, subject to the limit of the amount available in the certificate account on the remittance date remaining after payment of interest on the Class A principal balance, the Class A-IO Notional Balance, the Class M-1 adjusted principal balance, the Class M-2 adjusted principal balance and the Class B-1 adjusted principal balance and the payment of principal due on the Class A and Class M-1 certificates.

    The "Class M-2 Percentage" for any remittance date will equal:

    (1) zero, if the Class A principal balance and the Class M-1 principal balance have not yet been reduced to zero and the Class M-2 distribution test is not satisfied, or

    (2) a fraction, expressed as a percentage, the numerator of which is the Class M-2 principal balance as of the remittance date (minus any unpaid Class M-2 principal shortfall), and the denominator of which is, as of the remittance date, the sum of:

            (a) any Class A principal balance,

            (b) any Class M-1 principal balance (minus any unpaid Class M-1 principal shortfall),

            (c) the Class M-2 principal balance (minus any unpaid Class M-2 principal shortfall), and

            (d) if the Class B distribution test is satisfied on that
                remittance date, the sum of the Class B principal balance (minus any unpaid Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the overcollateralization amount, otherwise zero.

    The Class M-2 distribution test will be satisfied if each of the following tests is satisfied:

    (1) the remittance date occurs in or after July 2006;

    (2) the average sixty-day delinquency ratio test, as defined in the pooling and servicing agreement, as of the remittance date must not exceed 7.00%;

    (3) cumulative realized losses, as defined in the pooling and servicing agreement, as of the remittance date must not exceed a specified percentage of the cut-off date pool principal balance, depending on the year in which the remittance date occurs;

    (4) the current realized loss ratio, as defined in the pooling and servicing agreement, as of the remittance date must not exceed 3.50%; and

    (5) the sum of the Class M-2 principal balance, the Class B principal balance and the overcollateralization amount divided by the pool scheduled principal balance as of the immediately preceding remittance date must be equal to or greater than 38.25%.

    After payment of all principal then distributable on the Class M-2 certificates, any Class M-2 liquidation loss interest amount that has accrued and has not previously been paid will be distributed, together with interest on that amount at the Class M-2 remittance rate to the extent legally permissible, up to the remaining amount available.

Class B-1 Principal

    Holders of the Class B-1 certificates will be entitled to receive a payment of principal on each remittance date on which the Class A principal balance, the Class M-1 principal balance, and the Class M-2 principal balance have been reduced to zero or the Class B distribution test is satisfied. The amount of principal paid on the Class B certificates on any remittance date will be the Class B Percentage of the Formula Principal Distribution Amount, subject to the limit of the amount available in the certificate account on the remittance date remaining after payment of interest on the Class A principal balance, the Class A-IO Notional Balance, the Class M-1 adjusted principal balance, the Class M-2 adjusted principal balance and the Class B-1 adjusted principal balance and the payment of principal due on the Class A and Class M certificates.

    The "Class B Percentage" for any remittance date will equal:

    (1) zero, if the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have not yet been reduced to zero and the Class B distribution test is not satisfied or

    (2) a fraction, expressed as a percentage, the numerator of which is the sum of the Class B principal balance (minus any unpaid Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the overcollateralization amount as of the remittance date, and the denominator of which is, as of the remittance date, the sum of:

            (a) any Class A principal balance,

            (b) any Class M-1 principal balance (minus any unpaid Class M-1 principal shortfall),

            (c) any Class M-2 principal balance (minus any unpaid Class M-2 principal shortfall), and

            (d) the sum of the Class B principal balance (minus any unpaid
               Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the overcollateralization amount.

    The Class B distribution test will be satisfied if each of the following tests is satisfied:

    (1) the remittance date occurs in or after July 2006;

    (2) the average sixty-day delinquency ratio test, as defined in the pooling and servicing agreement, as of the remittance date must not exceed 7.00%;

    (3) the cumulative realized losses, as defined in the pooling and servicing agreement, as of the remittance date must not exceed a specified percentage of the cut-off date pool principal balance, depending on the year in which the remittance date occurs;

    (4) the current realized loss ratio, as defined in the pooling and servicing agreement, as of the remittance date must not exceed 3.50%;

    (5) the sum of the Class B principal balance and the overcollateralization amount divided by the pool scheduled principal balance as of the immediately preceding remittance date must be equal to or greater than 29.625%; and

    (6) the Class B principal balance must not be less than $10,000,000.

    After payment of all principal then distributable on the Class B-1 certificates, any Class B-1 liquidation loss interest amount that has accrued and has not previously been paid will be distributed, together with interest on that amount at the Class B-1 remittance rate to the extent legally permissible, up to the remaining amount available.

Class B-2 Interest

    Interest will be paid to the Class B-2 certificateholders on each remittance date, up to any remaining amount available after payment of all interest and principal due on the Class A, Class A-IO, Class M and Class B-1 certificates. Interest on the outstanding Class B-2 principal balance will accrue from June 1, 2002, or from the most recent remittance date on which interest has been paid, to but excluding the following remittance date. Interest on the Class B-2 certificates will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-2 principal balance is the original Class B-2 principal balance less the sum of all amounts previously distributed to Class B-2 certificateholders on account of principal.

    If, on a particular remittance date, the remaining amount available in the certificate account is not sufficient to make a full distribution of interest to the Class B-2 certificateholders, the amount of the deficiency will be carried forward and added to the amount the holders will be entitled to receive on the next remittance date. Any amount carried forward will bear interest at the Class B-2 remittance rate, to the extent permitted by law.

    The Class B-2 remittance rate on each remittance date will be 9.250% per year, subject to a maximum rate equal to the weighted average of the contract rates on the contracts in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. In the event that a large number of contracts having contract rates higher than 9.250% were to prepay or mature while the contracts having contract rates equal to or lower than 9.250% did not prepay or mature, with the result that the interest collections on the remaining contracts were not sufficient to support a Class B-2 remittance rate of 9.250%, then the Class B-2 remittance rate would be equal to the weighted average of the contract rates on the contracts remaining in the contract pool, adjusted for the monthly servicing fee, the backup servicing fee, any indemnification paid to the backup servicer and amounts payable on the Class A-IO certificates. Of the initial contracts, 81.68% by aggregate principal balance as of the cut-off date had contract rates higher than 9.250%. The weighted average of the contract rates of the initial contracts as of the cut-off date was approximately 12.19%.

Class B-2 Principal

    The Class B-2 certificateholders will be entitled to receive principal only on remittance dates on which:

    . the Class B-1 principal balance has been reduced to zero, which we refer to as the "Class B-1 Cross-Over Date" and

    . the Class B distribution test is satisfied or the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have been reduced to zero.

    On each remittance date on or after the Class B-1 Cross-Over Date on which each Class B distribution test is satisfied, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the remaining amount available after payment of interest on the Class B-2 certificates, to the Class B-2 certificateholders until the Class B-2 principal balance has been reduced to zero.

Subordination of Class M Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates

    The rights of the holders of the Class M-1 certificates, the Class M-2 certificates, the Class B certificates, the Class B-3I certificates and the Class C certificates to receive distributions on the contracts in the trust will be subordinated to the rights of the Class A certificateholders, as described in this section. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A certificates of the full amount of their scheduled monthly payments of principal and interest and to afford these holders protection against losses on liquidated contracts. The protection afforded to the Class A certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A certificateholders to receive on any remittance date the amount of interest due on the Class A certificates, including any interest due on a prior remittance date but not received, prior to any distribution being made on a remittance date in respect of interest on the Class M certificates, the Class B certificates and the Class B-3I certificates. Thereafter, any remaining amount available in the certificate account will be applied to the payment of interest due on the Class M-1 certificates, then to the Class M-2 certificates and then to the Class B-1 certificates.

   After payment of all interest due on the Class A principal balance, the Class A-IO Notional Balance, the Class M-1 adjusted principal balance, the Class M-2 adjusted principal balance and the Class B-1 adjusted principal balance, any remaining amount available will be distributed in the following order of priority:

    (1) first, the Class A Percentage of the Formula Principal Distribution Amount will be distributed to the Class A certificateholders;

    (2) then, if the remaining amount available is sufficient, the Class M-1 Percentage of the Formula Principal Distribution Amount plus any unpaid Class M-1 liquidation loss interest amount will be distributed to the Class M-1 certificateholders;

    (3) then, if the remaining amount available is sufficient, the Class M-2 Percentage of the Formula Principal Distribution Amount plus any unpaid Class M-2 liquidation loss interest amount will be distributed to the Class M-2 certificateholders;

    (4) then, if the remaining amount available is sufficient, the Class B Percentage of the Formula Principal Distribution Amount plus any unpaid Class B-1 liquidation loss interest amount will be distributed to the Class B-1 certificateholders.

After distribution of all interest and principal then payable on the Class A, Class M and Class B-1 certificates, the Class B-2 certificateholders will be entitled to distribution of all interest and principal then payable on the Class B-2 certificates.

    The rights of the Class B-3I and Class C certificateholders to receive distributions will be subordinated to the rights of the Class B-2 certificateholders. On each remittance date the Class B-3I certificateholders will receive any remaining amount available, after payment of the amount distributed to the Class A, Class M, Class B-1 and Class B-2 certificateholders as described above, less the monthly servicing fee payable to the servicer and amounts retained by the servicer to reimburse itself for taxes paid for prohibited transactions, the backup servicing fee, and any indemnification paid to the backup servicer.

    As described above, before the Class A principal balance is reduced to zero, the distribution of principal to the Class A certificateholders on any remittance date is intended to include the Class A percentage of the scheduled principal balance of each contract that became a liquidated contract during the related due period. If the liquidation proceeds, net of related liquidation expenses, from the liquidated contract are less than its scheduled principal balance plus accrued interest, the deficiency will, in effect, be absorbed by the overcollateralization amount and the Class M, Class B, Class B-3I and Class C certificateholders, since a portion of the amount available equal to that deficiency and otherwise distributable to them will be paid to the Class A certificateholders. If the amount available is not sufficient to cover the entire amount distributable to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders on a particular remittance date, then the amount distributable to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders, as applicable, will be increased on future remittance dates by the amount of that deficiency plus the applicable interest on that amount. To the extent such deficiency is not covered by future collections or is not absorbed by the overcollateralization amount or the Class B-3I certificateholders, the Class B certificateholders will absorb these deficiencies. If the amount available is sufficient to cover the amounts distributable on principal to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders, but is not sufficient to cover any amounts distributable on principal to the Class B-1 certificateholders on a particular remittance date, the amount of the deficiency will be carried forward as an amount that the Class B certificateholders are entitled to receive on the next remittance date. Consequently, but for the effect of the overcollateralization amount and amounts otherwise distributable to the Class B-2, Class B-3I and Class C certificateholders, the Class B-1 certificateholders will absorb:

    . all losses on each liquidated contract in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee, the backup servicing fee and any indemnification paid to the backup servicer; and

    .  all delinquent payments on the contracts.

    Consequently, but for the effect of the overcollateralization amount and amounts otherwise distributable to the Class B-3I and the Class C certificateholders, the Class B-2 certificateholders will absorb:

    . all losses on each liquidated contract in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee, the backup servicing fee and any indemnification paid to the backup servicer; and

    .  all delinquent payments on the contracts.

Overcollateralization

    On the closing date, the aggregate principal balance of the contracts as of the cut-off date will exceed the aggregate principal balance of the certificates by approximately $38,750,000, or approximately 7.75% of the aggregate principal balance of the contracts as of the cut-off date. Beginning on the first remittance date, the certificateholders will receive an additional distribution in respect of principal, to the extent there is any amount available remaining after payment of all interest and principal on the certificates, the monthly servicing fee for that remittance date, the backup servicing fee for that remittance date, and any indemnification paid to the backup servicer, until the remittance date on which a total of $12,500,000 has been paid as additional principal which is intended to result in an overcollateralization amount of $51,250,000. These additional principal distributions will be paid on the various classes of certificates in the manner described under "Description of the Certificates--Distributions." If the amount available in the certificate account on a particular remittance date is not sufficient to make a full distribution of the Formula Principal Distribution Amount to those classes of certificates then entitled to receive principal distributions, the shortfall will be carried forward and added to the amount of principal those certificateholders will be entitled to receive on the next remittance date. As a result, if the overcollateralization amount is reduced by losses on the contracts, as described under "--Losses on Liquidated Contracts" below, the overcollateralization amount will be restored to its prior level as the amount available in the certificate account on subsequent remittance dates is sufficient to pay shortfalls in the required principal distributions for prior remittance dates.

Losses on Liquidated Contracts

    In the event the amount available in the certificate account for any remittance date is insufficient to distribute the full formula principal distribution amount for that remittance date to the certificateholders, any overcollateralization amount would be reduced by the amount of that deficiency. If the overcollateralization amount were reduced to zero, further losses and delinquencies would cause the aggregate outstanding principal balance of the certificates to be greater than the pool scheduled principal balance. If this occurs, the amount of the deficiency, which we refer to as the "liquidation loss amount," would be allocated first to the Class B-2 certificates. If on any remittance date the sum of the Class A principal balance, the Class M-1 principal balance, the Class M-2 principal balance and the Class B-1 principal balance equal the pool scheduled principal balance, no further liquidation loss amounts could be allocated to the Class B-2 certificates and any further liquidation loss amounts realized would be allocated to reduce the Class B-1 adjusted principal balance. If the Class B-1 adjusted principal balance were reduced to zero, any further liquidation loss amounts realized would be allocated to reduce the Class M-2 adjusted principal balance. If the Class M-2 adjusted principal balance were reduced to zero, any further liquidation loss amounts realized would be allocated to reduce the Class M-1 adjusted principal balance. Any liquidation loss amounts would be reduced on subsequent remittance dates to the extent that the amount available in the certificate account on that subsequent remittance date is sufficient to permit the distribution of principal due on the certificates on prior remittance dates but not paid. If the adjusted principal balance of a class of certificates were reduced by a liquidation loss amount, interest accruing on that class (other than the Class B-2 certificates) would be calculated on the adjusted principal balance of that class. The interest accruing on that class's liquidation loss amount each month, plus interest at the applicable remittance rate on any liquidation loss interest amount due on a prior remittance date but not paid, would be paid to the certificateholders of that class from the amount available after distribution of principal on that class but prior to any distribution of principal on a subordinate class.

Reports to Certificateholders

    The servicer will furnish to the trustee, and the trustee will include with each distribution to each Class A, Class A-IO, Class M and Class B certificateholder, a statement with the following information for the related remittance date:

    (a) the amount of the distribution allocable to interest and the amount of any interest shortfall;

    (b) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments included in the distribution and the amount of any principal shortfall;

    (c) the principal balance of each class of certificates after giving effect to the distribution of principal on the remittance date and the notional balance for the Class A-IO certificates;

    (d) the Class A Percentage, the Class M-1 Percentage, the Class M-2 Percentage and the Class B Percentage, as applicable, for the related remittance date and the following remittance date;

    (e) the pool scheduled principal balance of the contracts and the overcollateralization amount, if any;

    (f) the pool factor, which is a percentage derived from a fraction, the numerator of which is the pool scheduled principal balance, and the denominator of which is the cut-off date pool principal balance;

    (g) the number and aggregate principal balance of contracts delinquent
        (1) 30-59 days and (2) 60 or more days;

    (h) the number of manufactured homes that were repossessed during the related due period;

    (i) the number of manufactured homes that were repossessed but remain in inventory as of the last day of the related due period;

    (j) the Class M-1 distribution test;

    (k) the Class M-2 distribution test;

    (l) the Class B distribution test;

    (m) the weighted average contract rate of all outstanding contracts and the weighted average contract rate of all outstanding contracts, adjusted for the monthly servicing fee, the backup servicing fee, and any indemnification paid to the backup servicer; and

    (n) any deficiency in the amount available to pay the Class M-1, Class M-2 and Class B-1 interest for the remittance date.

    Information furnished for clauses (a) and (b) will be expressed as dollar amounts per $1,000 denomination of the certificate.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each certificateholder of record at any time during such calendar year as to the aggregate of amounts reported for (a) and (b) above for that calendar year.

Purchase Option; Additional Principal Distributions

    The pooling and servicing agreement provides that on any remittance date on which the principal balance of the certificates is less than or equal to 10% of the original principal balance of the certificates and the Class A-IO notional balance has been reduced to zero, the holder of the Class C Subsidiary certificate will have the right to purchase all outstanding contracts at a price equal to the greater of:

    (1) the sum of:

            (a) 100% of the scheduled principal balance of each contract, other than any contract as to which the related manufactured home has been repossessed and whose fair market value is included in clause (b) below, and

            (b) the fair market value of any acquired property, as determined by Conseco Finance; and

    (2) the aggregate fair market value, as determined by Conseco Finance, of all of the assets of the trust,

plus, in each case, any unpaid interest at the Class A-1 remittance rate on the Class A-1 certificates, any unpaid interest at the Class A-2 remittance rate to the Class A-2 certificates, any unpaid interest at the Class M-1 remittance rate on the Class M-1 certificates, any unpaid interest at the Class M-2 remittance rate on the Class M-2 certificates, any unpaid interest at the related remittance rate on each class of Class B certificates, as well as one month's interest at the applicable contract rate on the scheduled principal balance of each outstanding contract, including any contract as to which the related manufactured home has been repossessed.

    The amount paid by the Class C Subsidiary certificateholder will be distributed to all outstanding certificateholders on the remittance date occurring in the month following the date of purchase. The Class C Subsidiary certificateholder must give the trustee and DTC at least 30 days' prior notice of its intent to exercise this option.

    If the holder of the Class C certificates does not exercise this purchase option, then beginning on the next remittance date all of the amount available remaining after payments of interest and principal due on all certificates and payment of the monthly servicing fee, the backup servicing fee and any indemnification paid to the backup servicer will be used to make additional payments of principal on the outstanding Class M-1, Class M-2, Class B-1 and Class B-2 certificates, pro rata based on the then outstanding principal balance of such certificates. On and after the remittance date, if any, on which the Class M and B certificates have been paid in full, this additional principal will be paid to the Class A certificates in sequential order.

Certain Matters Relating to Conseco Finance

    The pooling and servicing agreement provides that Conseco Finance may not resign from its obligations and duties as servicer thereunder, except upon a determination that its performance of its duties is no longer permissible under the pooling and servicing agreement or applicable law. The pooling and servicing agreement also prohibits Conseco Finance from extending credit to any certificateholder for the purchase of a certificate, purchasing certificates in any agency or trustee capacity or lending money to the trust. Conseco Finance can be removed as servicer only in an event of termination as discussed below.

Events of Termination

    An event of termination under the pooling and servicing agreement will occur if:

  (1) the servicer fails to make any deposit required under the pooling and servicing agreement and such failure continues for five business days;

  (2) the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for 30 days;

  (3) the servicer assigns its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such an assignment;

  (4) if (x) the servicer's long-term debt rating from S&P is not then "BBB-" or higher, or (y) the servicer's long-term debt rating from Moody's is not then "Baa3" or higher, and the cumulative realized losses exceed certain values specified in the pooling and servicing agreement;

  (5) if (x) the servicer's long-term debt rating from S&P is then "BBB-" or higher, and (y) the servicer's long-term debt rating from Moody's is then "Baa3" or higher, and the cumulative realized losses exceed certain values specified in the pooling and servicing agreement;

  (6) a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

  (7) the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; or

  (8) the servicer fails to be an eligible servicer.

    The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of such event.

Rights Upon an Event of Termination

    If an event of termination has occurred and is continuing, either the trustee or holders of certificates representing 25% or more of the aggregate certificate principal balance may terminate all of the servicer's management, administrative, servicing and collection functions under the pooling and servicing agreement. Upon such termination, the backup servicer, or in the event the backup servicer has become the servicer, the trustee or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the backup servicer, the trustee nor any successor servicer will assume any accrued obligation of the prior servicer or any obligation of Conseco Finance to repurchase contracts for breaches of representations and warranties, and neither the backup servicer nor the trustee will be liable for any acts or omissions of the predecessor servicer for any breach by the servicer of any of its representations and warranties contained in the pooling and servicing agreement or any related document or agreement. For a description of the backup servicer, see "--Backup Servicing" below. Notwithstanding such termination, the servicer will be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Conseco Finance's obligation to repurchase certain contracts for breaches of representations or warranties under the pooling and servicing agreement. In the event that the trustee is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction for the appointment of, an eligible servicer to act as successor to the servicer under the pooling and servicing agreement. The trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other eligible servicers), which may not be greater than 1.0% of the aggregate scheduled principal balance of the contracts, without the consent of all of the certificateholders.

    Any transfer of servicing creates the risk of servicing disruptions due to, among other things, misapplied payments, misdirected notices, data input errors and system incompatibilities. Any servicing disruptions may result in increased levels of delinquencies, defaults and losses, at least temporarily. There can be no assurance as to the duration or severity of any servicing disruptions due to a transfer of servicer following an event of termination. In addition, there can be no assurance that a successor servicer will produce lower levels of delinquency, defaults and losses on the contracts than the terminated servicer.

Backup Servicing

    Wells Fargo Bank Minnesota, National Association, located at 9062 Old Annapolis Road, Columbia, Maryland 21045, will act as backup servicer under the pooling and servicing agreement. Wells Fargo, or its affiliate, will assume the duties of the servicer to the extent set forth in the pooling and servicing agreement. Within 60 calendar days of receipt of notice from the trustee, primary servicing duties will be transferred to Wells Fargo, who will succeed to all of Conseco Finance's rights under the pooling and servicing agreement. To facilitate a rapid transfer of servicing, Wells Fargo will review Conseco Finance's servicing programs and systems and Conseco Finance will provide Wells Fargo with initial, monthly, quarterly and annual information sufficient to permit Wells Fargo to assume the duties of servicer. In consideration for the performance of the backup servicing function, Wells Fargo will be entitled to a fee equal to 0.02% per year of the Pool Scheduled Principal Balance as of the related remittance date. Wells Fargo may resign at any time, provided that a successor backup servicer acceptable to S&P and Moody's has agreed to act as backup servicer.

Termination of the Pooling and Servicing Agreement

    The pooling and servicing agreement will terminate upon the last action required to be taken by the trustee on the remittance date following the later of:

    (1) the purchase of the remaining contracts by the holder of the Class C Subsidiary certificate as described above under "--Purchase Option; Additional Principal Distributions," or

    (2) the final payment or other liquidation of the last contract remaining in the trust or the disposition of all property acquired upon repossession of any manufactured home.

    Upon presentation and surrender of the certificates, the trustee shall cause to be distributed, in the following order of priority, to certificateholders on the final remittance date in proportion to their respective percentage interests an amount equal to:

    (1)any unpaid interest on the Class A and Class A-IO certificates,

    (2)any unpaid interest on the Class M-1 certificates,

    (3)any unpaid interest on the Class M-2 certificates,

    (4)any unpaid interest on the Class B-1 certificates,

    (5)the principal balance of each class of Class A certificates,

    (6)the Class M-1 principal balance,

    (7)the Class M-2 principal balance,

    (8)the Class B-1 principal balance,

    (9)any unpaid interest on the Class B-2 certificates,

    (10)the Class B-2 principal balance,

    (11)any unpaid interest on the Class B-3I certificates and,

    (12) as to the Class C certificates, the amount which remains on deposit in the certificate account, other than amounts retained to meet claims, after application under clauses (1)-(11) above.

Amendment

    The pooling and servicing agreement may be amended by agreement of the trustee, Conseco Finance, Conseco Securitizations, the backup servicer and other servicer, if any, at any time and without the consent of the certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, to add or amend any provision as required by S&P or Moody's or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any class of certificates or to add other provisions not inconsistent with the agreement upon receipt of an opinion of counsel to the servicer that the amendment will not adversely affect in any material respect the interests of any certificateholder. Neither we nor the servicer is obligated to take any action to maintain or improve the rating given any class of certificates.

    The pooling and servicing agreement may also be amended from time to time by the trustee, Conseco Finance, Conseco Securitizations, the backup servicer and other servicer, if any, with the consent of the holders of certificates of each class affected evidencing, as to each class, percentage interests aggregating at least 51%, provided that no amendment shall:

    . reduce in any manner the amount of, or delay the timing of, collections of payments on contracts or distributions which are required to be made on any certificate without the consent of the holder of each certificate affected,

    . reduce these percentages of certificateholders required for any amendment of the agreement, without the consent of 100% of the certificateholders,

    . adversely affect the status of each REMIC created pursuant to the pooling and servicing agreement as a REMIC or the status of the certificates as regular interests in the REMIC, or cause any tax to be imposed on the trust, or

    . modify in any manner the rights of the Class C certificateholders, without the unanimous consent of the Class C certificateholders.

    The pooling and servicing agreement may also be amended from time to time, without the consent of any certificateholders, by Conseco Finance, Conseco Securitizations, the trustee, the backup servicer, and other servicer, if any, to modify, eliminate or add to the provisions of the agreement:

  (1) to maintain the qualification of each REMIC created pursuant to the pooling and servicing agreement as a REMIC under the Internal Revenue Code or avoid, or reduce the risk of, the imposition of any tax on the trust under the Internal Revenue Code that would be a claim against the trust assets, provided that:

      (a) an opinion of counsel is delivered to trustee to the effect that the action is necessary to maintain the qualification or avoid a tax or reduce the risk of its imposition and

      (b) the amendment shall not materially adversely affect the interests of any certificateholder, or

  (2) to prevent any REMIC created pursuant to the pooling and servicing agreement from entering into any prohibited transaction as defined in
      Section 860F of the Internal Revenue Code.

    The pooling and servicing agreement may not be amended, without the consent of 100% of the certificateholders, if such amendment would result in the disqualification of any REMIC created pursuant to the pooling and servicing agreement as a REMIC under the Internal Revenue Code.

    The trustee is required under the pooling and servicing agreement to furnish certificateholders and the backup servicer affected with notice promptly upon execution of any amendment to the agreement.

The Trustee

    U.S. Bank National Association is a national banking association, the corporate trust offices of which are located at 180 East Fifth Street, St. Paul, Minnesota 55101.

    The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency in St. Paul, Minnesota, where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar and transfer agent for the certificates under the agreement may be served. On the date of this prospectus supplement, the address of the trustee for these purposes is 180 East Fifth Street, St. Paul, Minnesota 55101. The trustee will promptly give written notice to Conseco Finance, the servicer, Conseco Securitizations and the certificateholders of any change in address.

Registration of the Certificates

    The certificates will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company or DTC. Holders of the certificates may hold through DTC in the United States or Clearstream Banking, societe anonyme or Euroclear in Europe if they are participants of these systems, or indirectly through organizations that are participants in these systems.

    Cede & Co., as nominee for DTC, will hold the certificates. Clearstream and Euroclear will hold omnibus positions in the certificates on behalf of the Clearstream participants and the Euroclear participants, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in the securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Transfers between DTC's participating organizations will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way according to their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system according to its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits of securities in Clearstream or Euroclear for a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the following business day. Cash received in Clearstream or Euroclear for sales of securities by or through a Clearstream participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Clearstream is incorporated under the laws of Luxembourg as a limited liability company. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law, collectively, the terms and conditions. The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the Indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

    Certificate owners who are not participants but desire to purchase, sell or otherwise transfer ownership of the offered certificates may do so only through participants, unless and until definitive Class A, Class A-IO, Class M and Class B certificates, as defined in the paragraph below, are issued. In addition, certificate owners will receive all distributions of principal of, and interest on, the certificates from the trustee through DTC and participants. Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the Class A, Class A-IO, Class M and Class B certificates, except under the limited circumstances described below.

    Unless and until definitive Class A, Class A-IO, Class M and Class B certificates are issued, it is anticipated that the only certificateholder of the Class A, Class A-IO, Class M and Class B certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.

    While the Class A, Class A-IO, Class M and Class B certificates are outstanding, except under the circumstances described in the paragraph below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the Class A, Class A-IO, Class M and Class B certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A, Class A-IO, Class M and Class B certificates. Participants with whom certificate owners have accounts for the Class A, Class A-IO and Class M certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

    Class A, Class A-IO, Class M and Class B certificates will be issued in registered form to certificate owners, or their nominees, rather than to DTC, only if:

  (1) DTC or Conseco Finance advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository for the Class A, Class A-IO, Class M and Class B certificates and Conseco Finance or the trustee is unable to locate a qualified successor, or

  (2) We at our sole option advise the trustee in writing that we elect to terminate the book-entry system through DTC.

We refer to these certificates issued to certificate owners in registered form as definitive Class A, Class A-IO, Class M and Class B certificates. Upon issuance of definitive Class A, Class A-IO, Class M and Class B certificates to certificate owners, these certificates will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the trustee for transfers, notices and distributions.

    DTC has advised us and the trustee that, unless and until definitive Class A, Class A-IO, Class M and Class B certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC accounts the Class A, Class A-IO, Class M and Class B certificates are credited. DTC has advised us that DTC will take action on any percentage interests of the Class A, Class A-IO, Class M and Class B certificates only at the direction of and on behalf of the participants for these percentage interests of the Class A, Class A-IO, Class M and Class B certificates. DTC may take actions, at the direction of the related participants, for some Class A, Class A-IO, Class M and Class B certificates which conflict with actions taken on other Class A, Class A-IO, Class M and Class B certificates.

    Issuance of the Class A, Class A-IO, Class M and Class B certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A, Class A-IO, Class M and Class B certificates in the secondary market and the ability of certificate owners to pledge them. In addition, since distributions on the Class A, Class A-IO, Class M and Class B certificates will be made by the trustee to DTC and DTC will credit these distributions to the accounts of its participants, which will further credit them to the accounts of indirect participants or certificate owners, certificate owners may experience delays in the receipt of these distributions.

                                USE OF PROCEEDS

    Conseco Securitizations will pay the net proceeds from the sale of the certificates, after paying its expenses, to Conseco Finance. Conseco Finance will use a portion of the proceeds to repay other financings, including warehouse lines of credit used to finance the origination of contracts. Conseco Finance will use the remainder of the proceeds for working capital and general corporate purposes, including the origination of the contracts, the costs of carrying the contracts until the sale of the certificates and to pay other expenses of pooling the contracts and issuing the certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of our counsel, Dorsey & Whitney LLP, for federal income tax purposes the trust (exclusive of the pre-funding account) will consist primarily of multiple segregated asset pools, and each segregated pool will be treated as a separate REMIC as described in the Internal Revenue Code. The Class A certificates, the Class A-IO certificates, the Class M certificates and the Class B certificates will constitute regular interests in the Master REMIC and will be treated as debt instruments of the trust for federal income tax purposes. The Class C certificates, which are not being offered here, constitute the sole class of residual interests in each segregated asset pool treated as a REMIC.

    As a holder of certificates, you will be required to include as income interest on your certificates, including any original issue discount, under the accrual method of accounting, even if you usually use the cash method of accounting. The Class A-IO certificates and the Class B-1 certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes. The Class A-IO certificates and the Class B-1 certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments on these certificates (other than payments of qualified stated interest, as defined in Treasury Regulations issued under Section 1273 of the Code) over their issue price. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the loans will prepay at a rate equal to 175% of MHP. If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to such period would be zero and the certificateholder would be permitted to offset such negative amount only against future original issue discount, if any, attributable to the certificates. Although unclear, a holder of a Class A-IO certificate may be entitled to deduct a loss to the extent its remaining basis exceeds the maximum amount of future payments to which such certificateholder would be entitled if there were no further prepayments of the loans.

    Class A, Class A-IO, Class M or Class B certificates will represent qualifying assets under Sections 856(c)(4) and 7701(a)(19)(C) of the Code, and net interest income attributable to these certificates will be "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3) of the Code, to the extent the assets of the trust are assets described in these sections.

    For further information regarding federal income tax consequences of investing in the certificates, see "Federal Income Tax Consequences--REMIC Series" in the prospectus.

                              ERISA CONSIDERATIONS

    The following information supplements, and if inconsistent supersedes, the information in the prospectus under "ERISA Considerations."

    The Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code impose certain restrictions on employee benefit and other plans and similar arrangements that are subject to ERISA or to Section 4975 of the Internal Revenue Code ("Plans") and on persons who are fiduciaries with respect to those Plans. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the Class A certificates without regard to the ERISA restrictions described in this section and in the prospectus, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules provided in Section 503 of the Internal Revenue Code.

    The U.S. Department of Labor has granted substantially identical administrative exemptions to the underwriters as follows:

  . Credit Suisse First Boston Corporation (Prohibited Transaction Exemption 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42581
      (1989)),

  . Lehman Brothers Inc. (Prohibited Transaction Exemption 91-14; Exemption Application No. D-7958, 56 Fed. Reg. 7413 (1991)),

  . Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012, 56 Fed. Reg. 21459 (1990)).

   We refer to all of the exemptions listed above collectively as the "Exemption." It provides an exemption from certain of the prohibited transaction rules of ERISA and the Internal Revenue Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sale contracts and installment loan agreements such as the manufactured housing contracts. The Exemption was amended by Prohibited Transaction Exemption 2000-58 (Application No. D-10829, 65 Fed. Reg. 67765 (November 13, 2000)) to extend exemptive relief to certificates rated in the four highest generic rating categories, whether or not subordinated, when the issuer holds certain types of loans or mortgages, such as the manufactured housing contracts. Conseco Finance believes that the Exemption, as amended, will apply to the acquisition, holding, and resale of the Class A certificates, Class M certificates and Class B-1 certificates by a Plan, provided that the conditions of the Exemption are met, including those described in the paragraph below.

    Among the conditions which must be satisfied for the Exemption to apply to the Class A certificates, Class A-IO certificates, Class M certificates and Class B-1 certificates are the following:

  (1) The acquisition of the Class A certificates, Class A-IO certificates, Class M or Class B-1 certificates certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

  (2) The Class A certificates, Class A-IO certificates, Class M certificates or Class B-1 certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Moody's or S&P (the "Rating Agencies");

  (3) The trustee of the Plan is not an affiliate of Conseco Finance, the underwriters, the trustee, the servicer, any obligor on the contracts included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of these parties (the "Restricted Group");

  (4) The sum of all payments made to the underwriters in connection with the distribution of the Class A certificates, Class A-IO certificates, Class M certificates and Class B-1 certificates represents not more than reasonable compensation for underwriting or placing such securities. The sum of all payments made to and retained by Conseco Finance in the sale of the manufactured housing contracts to the trust represents not more than the fair market value of those contracts. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses; and

  (5) The Plan investing in the Class A certificates, Class A-IO certificates, Class M certificates or Class B-1 certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a fiduciary causes a Plan to acquire securities, such as certificates, in a trust or other entity containing receivables on which the fiduciary (or its affiliates) is an obligor only if, among other requirements:

  . in the case of the acquisition of Class A certificates, Class A-IO certificates, Class M certificates or Class B-1 certificates in connection with the initial issuance, at least 50% of each class of certificates and of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

  . the Plan's investment in Class A certificates, Class A-IO certificates, Class M certificates or Class B-1 certificates does not exceed 25% of all of such class of certificates outstanding at the time of the acquisition;

  . the fiduciary (or its affiliates) is not an obligor on obligations included in the trust representing more than 5% of the fair market value of the obligations in the trust; and

  . immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

    The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted level, the certificate will no longer be eligible for relief under the Exemption and, consequently, may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had a permitted rating would not be required under the Exemption to dispose of it).

    We believe that the Exemption should apply to the acquisition and holding of Class A certificates, Class A-IO certificates, Class M certificates and Class B-1 certificates by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, no obligor on the contracts included in the trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A certificates, Class A-IO certificates, Class M certificates or Class B-1 certificates should consult with its own counsel about the potential consequences under ERISA and the Internal Revenue Code of the Plan's acquisition and ownership of such certificates and the applicability of the Exemption to such acquisition and ownership and to the operation of the trust. Assets of a Plan or individual retirement account should not be invested in the Class A certificates, Class A-IO certificates, Class M certificates or Class B-1 certificates unless it is clear that the assets of the trust will not be Plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the prospectus.

    Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors regarding the applicability of PTCE 95-60 and Section 401(c) of ERISA, as described under "ERISA Considerations" in the prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Class A certificates, the Class A-IO certificates and the Class M-1 certificates will constitute mortgage related securities under SMMEA and will be legal investments for some types of institutional investors as provided in SMMEA. Because the Class M-2 certificates and the Class B certificates will not be rated in one of the two highest rating categories by S&P or Moody's, the Class M-2 certificates and the Class B certificates will not constitute mortgage related securities for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in more highly rated securities based on first mortgage loans may not be legally authorized to invest in the Class M-2 certificates and the Class B certificates.

    We make no representation as to the proper characterization of the Class M-2 certificates and the Class B certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Class M-2 certificates or Class B certificates under applicable legal investment restrictions. The uncertainties described in the paragraph above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class M-2 certificates and the Class B certificates, may adversely affect the liquidity of the Class M-2 certificates and the Class B certificates.

                                  UNDERWRITING

    The underwriters named below have agreed, subject to the terms and conditions of the underwriting agreement, to purchase from Conseco Securitizations the respective principal amounts of the certificates listed opposite their names below.

                          Principal    Principal    Percentage   Principal    Principal    Principal
                          Amount of    Amount of   Interest of   Amount of    Amount of    Amount of
                          Class A-1    Class A-2    Class A-IO   Class M-1    Class M-2    Class B-1
Underwriter              Certificates Certificates Certificates Certificates Certificates Certificates
-----------              ------------ ------------ ------------ ------------ ------------ ------------
Credit Suisse First
 Boston Corporation..... $15,418,000  $100,000,000     100%     $12,918,000  $ 9,584,000  $ 9,584,000
Lehman Brothers Inc. ...  15,416,000   100,000,000     --        12,916,000    9,583,000    9,583,000
Merrill Lynch, Pierce,
 Fenner & Smith
Incorporated............  15,416,000   100,000,000     --        12,916,000    9,583,000    9,583,000
                         -----------  ------------     ----     -----------  -----------  -----------
Totals.................. $46,250,000  $300,000,000     100%     $38,750,000  $28,750,000  $28,750,000
                         ===========  ============     ====     ===========  ===========  ===========

    In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions in the agreement, to purchase all of the certificates if any certificates are purchased. If an underwriter defaults, the underwriting agreement provides that, in some circumstances, the underwriting agreement may be terminated.

    Conseco Securitizations has been advised by the underwriters that they propose initially to offer the certificates to the public at the offering prices listed on the cover page of this prospectus supplement and to dealers at the price less a concession not in excess of the amounts listed in the table below, expressed as a percentage of the related certificate principal balance. The certificates are offered subject to prior sale, when, as and if issued by the trust and accepted by the underwriters and subject to their right to reject orders in whole or in part. The underwriters will purchase the certificates at the discount specified below. The underwriters may allow and dealers may reallow a discount not more than the amounts listed in the table below to other dealers. We estimate that we will incur expenses of $750,000 in connection with this offering.

                                             Underwriting  Selling   Reallowance
     Class                                    Discount    Concession  Discount
     -----                                   ------------ ---------- -----------
     A-1....................................    0.1500%     0.0900%    0.0450%
     A-2....................................    0.3000%     0.1800%    0.0900%
     A-IO...................................    0.1240%     0.0744%    0.0372%
     M-1....................................    0.5000%     0.3000%    0.1500%
     M-2....................................    0.5900%     0.3540%    0.1770%
     B-1....................................    0.7500%     0.4500%    0.2250%

    Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted engage in transactions that stabilize the price of the certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be without these purchases.

    None of Conseco Finance, Conseco Securitizations or any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates. In addition, none of Conseco Finance, Conseco Securitizations or the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

    The underwriting agreement provides that Conseco Finance and Conseco Securitizations will indemnify the underwriters against liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriters may be required to make.

    Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, we or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

    Immediately prior to their sale to the trust, a portion of the the contracts were subject to financing provided by affiliates of the underwriters, as described below. We will apply a portion of the proceeds we receive from the sale of the contracts to the trust to repay that financing.

    Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of their affiliates have each provided, and expect to provide in the future, financial advisory, investment banking, general banking and secured lending services to Conseco, Inc., Conseco Finance and their affiliates, for which they have received and expect to receive fees and commissions.

    Lehman Brothers Inc. and certain of its affiliates provide asset based financing to affiliates of Conseco Finance, including a $1.2 billion warehouse facility (of which $500 million is committed) and two residual facilities permitting a maximum of $600 million of financing transactions. Lehman Brothers Inc. and its affiliates received fees for such financing. Indebtedness under the residual facilities has been guaranteed on a limited basis by Conseco Finance and up to $125 million by CIHC, Incorporated, an affiliate of Conseco Finance ("CIHC"). Lehman Brothers Inc. and certain of its affiliates have entered into an Amended and Restated Umbrella Agreement, dated as of January 30, 2002, with Conseco, Inc., CIHC, and certain of their affiliates, governing the movement of cash from Conseco Finance to Conseco, Inc. Lehman Brothers Holdings Inc. owns warrants currently exercisable at a nominal exercise price for 5% of the common stock of Conseco Finance. Pursuant to an Exchange Agreement, dated as of January 30, 2002, Lehman Brothers Holdings Inc. has the right to exchange such warrants for $50 million of the convertible preferred stock of Conseco, Inc.

    At any given time, any of the underwriters may trade the certificates or may trade securities of Conseco, Inc., Conseco Finance or their affiliates for its own accounts, or for the accounts of its customers, and accordingly, may hold a long or short position in the certificates or those securities.

                                 LEGAL MATTERS

    The validity of the certificates will be passed upon for Conseco Finance and Conseco Securitizations by Dorsey & Whitney LLP, Minneapolis, Minnesota, and for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. The material federal income tax consequences of the certificates will be passed upon for Conseco Finance and Conseco Securitizations by Dorsey & Whitney LLP. Sidley Austin Brown & Wood LLP provides legal services to Conseco, Inc. and its subsidiaries in certain other matters.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the certificates will be available only in book-entry form, which are called global certificates. Investors in the global certificates may hold such global certificates through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding global certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and according to conventional eurobond practice for example, seven calendar day settlement.

    Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in such capacity and DTC participants.

    Non-U.S. holders of global certificates will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

    All global certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

    Investors electing to hold their global certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their global certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to be sure that settlement can be made on the desired value date.

    Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to book-entry securities in same-day funds.

    Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as applicable, will instruct its depositary to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last remittance date to and excluding the settlement date. Payment will then be made by such depositary to the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global certificates credit will appear the next day European time and the cash debit will be back-valued to, and the interest on the global certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, for example, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing systems, through their respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct their respective depositaries, as appropriate, to deliver the certificates to the DTC participant's account against payment. Payment will include interest accrued on the global certificates from and including the last remittance date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, for example the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global certificates from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

    (b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, except that a foreign beneficial owner which is (a) an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf, (b) not (i) a direct or indirect 10% or greater equity holder of the Issuer, or (ii) a controlled foreign corporation related to us or a bank receiving interest described in section 881(c)(3)(A) of the Code will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a note. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

  . is signed under penalties of perjury by the beneficial owner of the certificate,

  . certifies that such owner is not a U.S. Holder, and

  . provides the beneficial owner's name and address.

A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. Holder (which itself is not a Withholding Agent).

      Exemption of non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. persons generally can obtain a complete exemption from the withholding tax or claim a reduced rate under a tax treaty with the United States by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and a certificate under penalties of perjury that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Internal Revenue Code) that is related (within the meaning of Section 864(d)(4) of the Internal Revenue Code) to the trust or the transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the trust or the transferor. Generally, the W-8BEN is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. If the information shown on Form W-8BEN or the tax certificate changes, a new Form W-8BEN or tax certificate, as the case may be, must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income
(Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing

Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8BEN or the tax certificate changes, a new Form W-8BEN or tax certificate, as the case may be, must be filed within 30 days of such change. Generally, the W-8BEN is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S.

    A foreign certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

    The term "U.S. Person" means:

  (1) a citizen or resident of the United States;

  (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia;

  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

  (4) a trust other than a foreign trust within the meaning of Section 7701(a)(31) of the Internal Revenue Code.

To the extent prescribed in regulations by the secretary of the treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Internal Revenue Code), and which was treated as a U.S. Person on August 19, 1996, may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS

                 Conseco Finance Securitizations Corp., Seller
                        Conseco Finance Corp., Servicer

            Manufactured Housing Contract Pass-Through Certificates

    We are offering certificates for manufactured housing contracts under this prospectus and a prospectus supplement. Conseco Finance Securitizations Corp. will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

    The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related manufactured housing contracts.

                               ----------------

    The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Conseco Finance Corp., Conseco Finance Securitizations Corp. or any of their affiliates, except as specified in the prospectus supplement.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

    This prospectus may not be used to consummate sales of any certificates unless accompanied by a prospectus supplement for that series.

                         Prospectus dated June 10, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We tell you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (2) the prospectus supplement for the particular terms of your series of certificates.

    If the terms of your certificate vary between this prospectus and the prospectus supplement, you should rely on the information in your prospectus supplement.

    You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

    To understand all of the terms of the certificates, read this entire prospectus and the accompanying prospectus supplement. We have also defined terms in the "Glossary" section at the back of this prospectus.

                                   THE TRUST

General

    Certificates evidencing interests in pools of manufactured housing contracts may be issued from time to time in series under a separate pooling and servicing agreement among Conseco Securitizations, as seller, Conseco Finance, as servicer, and the trustee.

    The certificates of each series may be issued in one or more classes or subclasses as and on the terms specified in the related prospectus supplement, each of which will evidence the interest specified in the related prospectus supplement in the contract pool and other property held in a trust for the benefit of the certificateholders. Each trust will include:

  .   a contract pool,

  . the amounts held from time to time in a trust certificate account maintained by the trustee under the pooling and servicing agreement,

  . proceeds from hazard insurance on individual manufactured homes and manufactured homes, or the related real estate in the case of land-and-home contracts, acquired by repossession,

  . any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of certificates, and

  .   other property as specified in the related prospectus supplement.

    Each certificate will evidence the interest specified in the related prospectus supplement in one trust, containing one contract pool comprised of contracts having the aggregate principal balance as of the close of business on the cut-off date specified in the related prospectus supplement. Holders of certificates of a series will have interests only in that contract pool and will have no interest in the contract pool created for any other series of certificates. If specified in the related prospectus supplement, the trust may include a pre-funding account which would be used to purchase subsequent contracts from Conseco Securitizations during the pre-funding period specified in the related prospectus supplement. The related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent contracts, including the requisite characteristics of the subsequent contracts.

    Except as otherwise specified in the related prospectus supplement, Conseco Finance will have originated all of the contracts in the ordinary course of our business. From time to time, Conseco Finance purchases portfolios of manufactured housing contracts originated by other lenders. We will specify in the related prospectus supplement when the contract pool contains contracts originated by other lenders. The following is a brief description of the contracts expected to be included in the trust. Specific information respecting the contracts will be provided in the prospectus supplement and, if not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A copy of the pooling and servicing agreement for each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the contracts relating to that series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

    When we use terms in this prospectus such as contract pool, trust, pooling and servicing agreement or remittance rate, those terms respectively apply, unless the context otherwise indicates, to one specific contract pool, trust, each pooling and servicing agreement and the remittance rate applicable to the related series of certificates.

The Contract Pools

    Except as otherwise specified in the related prospectus supplement, each contract pool for a series of certificates will consist of manufactured housing installment sales contracts and installment loan agreements originated by Conseco Finance on an individual basis in the ordinary course of business. The contracts may be conventional manufactured housing contracts or contracts insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration. Each contract will be secured by a manufactured home, as defined in the next paragraph below, or by a mortgage or deed of trust relating to the real estate to which the manufactured home is deemed permanently affixed, which we refer to as a land-and-home contract. Except as otherwise specified in the related prospectus supplement, the contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage contract rate or at a contract rate which steps up on a particular date or dates.

    We will represent that the manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under this chapter."

    For each series of certificates, Conseco Finance will transfer to Conseco Securitizations, and Conseco Securitizations will then assign the contracts constituting the contract pool to the trustee named in the related prospectus supplement. Conseco Finance, as servicer, will service the contracts under the pooling and servicing agreement. See "Description of the Certificates-- Servicing." Unless otherwise specified in the related prospectus supplement, the contract documents, other than the documents for land-and-home contracts, will be held by the servicer as custodian for the trustee. The documents relating to any land-and-home contracts will be held for the benefit of the trustee by a custodian appointed under a custodial agreement between the trustee and the custodian.

    Each contract pool will be composed of contracts with the annual fixed or variable weighted average contractual rates of interest or step-up rates specified in the prospectus supplement. Unless specified otherwise in the related prospectus supplement, the monthly payments for contracts bearing interest at a step-up rate will increase on the dates on which the contract rates are stepped up. Unless specified otherwise in the related prospectus supplement, each registered holder of a certificate will be entitled to receive periodic distributions, which will be monthly unless we specify otherwise in the related prospectus supplement, of all or a portion of principal on the underlying contracts or interest on the principal balance of the certificate at the remittance rate, or both.

    A contract pool may include staged-funding contracts, under which we make multiple disbursements to enable the obligor to finance both the purchase of a manufactured home and the acquisition or improvement of the related real estate. For example, we might make disbursements to enable the obligor to purchase the real estate on which the manufactured home is to be located, then to make improvements on the real estate, such as a driveway, well and septic system, then to purchase and deliver the manufactured home, and then to make final site improvements. Before the final disbursement, the obligor pays only interest on the disbursed amount of the loan; following the final disbursement, the obligor begins making fully amortizing payments of principal and interest. We will represent and warrant in the related pooling and servicing agreement that all staged-funding contracts included in a contract pool will have been fully disbursed within 90 days after the related closing date, and we will be obligated to repurchase on the next remittance date any staged-funding contract that has not been fully disbursed by that date.

    The related prospectus supplement will specify for the contracts contained in the related contract pool, the range of the dates of origination of the contracts; the range of the contract rates and the weighted average contract rate; the loan-to-value ratios; the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance as of the cut-off date; the aggregate principal balances of the contracts included in the contract pool as of the cut-off date; the weighted average and range of scheduled terms to maturity as of origination and as of the cut-off date; the original maturities of the contracts and the last maturity date of any contract; and the locations of the obligors on the contracts. If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent contracts, including the requisite characteristics of the subsequent contracts.

Conveyance of Contracts

    Conseco Finance will transfer to Conseco Securitizations, and Conseco Securitizations will transfer to the trust all its right, title and interest in the contracts, including all security interests and any related mortgages or deeds of trust, all principal and interest received on the contracts, except receipts of principal and interest due on the contracts on or before the cut-off date, all rights under hazard insurance policies on the related manufactured homes, all documents contained in the contract files and all proceeds derived from any of the foregoing. On behalf of the trust, as the issuer of the related series of certificates, the trustee, concurrently with the conveyance, will execute and deliver the certificates to the order of Conseco Securitizations. The contracts will be as described on a list attached to the pooling and servicing agreement or delivered to the trustee. This list will include the amount of monthly payments due on each contract as of the date of issuance of the certificates, the contract rate on each contract and the maturity date of each contract. This list will be available for inspection by any certificateholder at the principal executive office of the servicer. Before the conveyance of the contracts to the trust, Conseco Finance's internal audit department will complete a review of all of the contract files, including the certificates of title to, or other evidence of a perfected security interest in, the manufactured homes, confirming the accuracy of the list of contracts delivered to the trustee. We will repurchase or replace any contract discovered not to agree with that list in a manner that is materially adverse to the interests of the certificateholders, or, if the discrepancy relates to the unpaid principal balance of a contract, we may deposit cash in the separate certificate account maintained at an eligible institution in the name of the trustee in an amount sufficient to offset the discrepancy. If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent contracts, including the requisite characteristics of the subsequent contracts.

    The pooling and servicing agreement will designate the trustee or another independent custodian, as the trustee's agent, to maintain possession of the documents relating to all contracts.

    Except as otherwise specified in the related prospectus supplement, we will make warranties in the pooling and servicing agreement for each contract as of the closing date, including that:

  . as of the cut-off date, the most recent scheduled payment was made or was not delinquent more than 59 days;

  . no provision of a contract has been waived, altered or modified in any respect, except by instruments or documents contained in the contract file or the land-and-home contract file;

  . each contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally;

  . no contract is subject to any right of rescission, set-off, counterclaim or defense;

  . each contract is covered by hazard insurance described under "-- Servicing--Hazard Insurance;"

  . unless otherwise provided in the related prospectus supplement, each contract has been originated by a manufactured housing dealer or Conseco Finance in the ordinary course of the dealer's or Conseco Finance's business and, if originated by a manufactured housing dealer, was purchased by Conseco Finance in the ordinary course of business;

  . no contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest in the contract to the trustee under the pooling and servicing agreement or under the certificates unlawful;

  .   each contract complies with all requirements of law;

  . no contract has been satisfied, subordinated in whole or in part or rescinded and the manufactured home securing the contract has not been released from the lien of the contract in whole or in part;

  . each contract creates a valid and enforceable first priority security interest in favor of Conseco Finance in the manufactured home covered by the contract and, in the case of each land-and-home contract, the lien created has been recorded or will be recorded within six months, and the security interest or lien has been assigned by Conseco Finance to Conseco Securitizations;

  .   all parties to each contract had capacity to execute the contract;

  . no contract has been sold, assigned or pledged to any other person and before the transfer of the contracts by Conseco Finance to Conseco Securitizations, Conseco Finance had good and marketable title to each contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer the contract to Conseco Securitizations;

  . as of the cut-off date, there was no default, breach, violation or event permitting acceleration under any contract except for payment delinquencies permitted by the first clause above, no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the contract, and we have not waived any of the foregoing;

  . as of the closing date there were, to the best of our knowledge, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or any related mortgaged property securing a contract, which are or may be liens prior or equal to the lien of the contract;

  . each contract other than a step-up rate contract is a fully-amortizing loan with a fixed contract rate and provides for level payments over the term of the contract;

  . each contract contains customary and enforceable provisions which render the rights and remedies of the holder adequate for realization against the collateral of the benefits of the security;

  . the description of each contract appearing in the list delivered to the trustee is true and correct;

  .   there is only one original of each contract;

  . except as specified in the related prospectus supplement, none of the contracts had a loan-to-value ratio at origination greater than 100%;

  . other than the land-and-home contracts, the related manufactured home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, and as of the closing date the manufactured home was, to the best of our knowledge, free of damage and in good repair;

  . the related manufactured home is a manufactured home within the meaning of 42 United States Code, Section 5402(6) and each manufactured housing dealer from whom we purchased a contract was approved by us in accordance with the requirements of the Secretary of Housing and Urban Development;

  . each contract is a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code and each manufactured home is manufactured housing within the meaning of Section 25(e)(10) of the Internal Revenue Code; and

  . if a contract is an FHA/VA contract, the contract has been serviced in accordance with FHA/VA regulations, the insurance or guarantee of the contract under the FHA/VA regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair the insurance or guarantee.

    Under the terms of the pooling and servicing agreement, and subject to the conditions specified in the preceding paragraph and to our option to effect a substitution as described in the next paragraph, we will be obligated to repurchase for the Repurchase Price (as defined below in this paragraph) any contract on the first business day after the first Determination Date (as defined below under "--Distributions on Certificates") which is more than 90 days after we become aware, or should have become aware, or our receipt of written notice from the trustee or the servicer, of a breach of any of our representations or warranties in the pooling and servicing agreement that materially adversely affects the trust's interest in any contract if the breach has not been cured. (Section 3.05.) The Repurchase Price for any contract will be the remaining principal amount outstanding on the contract on the date of repurchase plus accrued and unpaid interest at its contract rate to the date of the repurchase. This repurchase obligation constitutes the sole remedy available to the trust and the certificateholders for a breach of a warranty under the pooling and servicing agreement regarding contracts, but not for any other breach by us of our obligations under the pooling and servicing agreement. If a prohibited transaction tax under the REMIC provisions of the Internal Revenue Code is incurred for the repurchase, distributions otherwise payable to residual certificateholders will be applied to pay the tax. We will be required to pay the amount of the tax that is not funded out of the distributions.

    In lieu of purchasing a contract as specified in the preceding paragraph, during the two-year period following the closing date, we may, at our option, substitute, for the contract that it is otherwise obligated to repurchase, a substitute contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the pooling and servicing agreement, has a scheduled principal balance that is not greater than the scheduled principal balance of the replaced contract, has a contract rate that is at least equal to the contract rate of the replaced contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the replaced contract. We will be required to deposit in the certificate account cash in the amount by which the scheduled principal balance of the replaced contract exceeds the scheduled principal balance of the contract being substituted. This deposit will be deemed to be a partial principal prepayment.

Payments on Contracts

    Each certificate account will be a trust account established by the servicer as to each series of certificates in the name of the trustee:

  (1) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated within the two highest rating categories or the other rating category as will not adversely affect the ratings assigned to the certificates by each rating agency rating the certificates of that series; or

  (2) with the trust department of a national bank; or

  (3) in an account or accounts the deposits in which are fully insured by the FDIC; or

  (4) in an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC, the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim for the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the certificate account is maintained; or

  (5) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates.

The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the applicable pooling and servicing agreement ("Eligible Investments"). A certificate account may be maintained as an interest bearing account, or the funds held in the account may be invested pending each succeeding remittance date in Eligible Investments.

    Unless we specify otherwise in the related prospectus supplement, the servicer will deposit in the certificate account on a daily basis the following payments and collections received or made by it subsequent to the cut-off date, including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date:

  . all obligor payments on account of principal, including principal prepayments, on the contracts;

  .   all obligor payments on account of interest on the contracts;

  . all amounts received and retained for the liquidation of defaulted contracts, net of liquidation expenses ("Net Liquidation Proceeds");

  . all proceeds received under any hazard or other insurance policy covering any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

  . any Advances made as described under "Advances" and other amounts required under the pooling and servicing agreement to be deposited in the certificate account;

  . all amounts received from any credit enhancement provided on a series of certificates; and

  . all proceeds of any contract or property acquired, that we or the servicer repurchase, as described above or under "--Termination of the Agreement" below.

                                USE OF PROCEEDS

    Unless we specify otherwise in the applicable prospectus supplement, substantially all of the net proceeds to be received from the sale of each series of certificates will be paid by Conseco Securitizations to Conseco Finance as payment for the contracts, and those proceeds will be used by Conseco Finance for general corporate purposes, including the purchase of the contracts, costs of carrying the contracts until sale of the related certificates and to pay other expenses connected with pooling the contracts and issuing the certificates.

                             CONSECO FINANCE CORP.

General

    Effective November 1, 1999, we changed our name from Green Tree Financial Corporation to Conseco Finance Corp.

    Conseco Finance is a Delaware corporation which, as of December 31, 2001, had stockholders' equity of approximately $1.9495 billion. We purchase, pool, sell and service conditional sales contracts for manufactured housing throughout the nation. We are the largest servicer of manufactured housing government insured or guaranteed contracts and of conventional manufactured housing contracts in the United States. We act as servicer of the contracts. Servicing functions are performed through Conseco Finance Servicing Corp., our wholly owned subsidiary. Through our principal offices in Saint Paul, Minnesota and service centers throughout the United States, we serve all 50 states. Our principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400).

    The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Conseco Finance Corp.'s annual report on Form 10-K for the year ended December 31, 2001; and

  . Conseco Finance Corp.'s quarterly report on Form 10-Q for the period ended March 31, 2002.

All documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the certificates issued by that trust will be incorporated by reference into this prospectus.

    We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus and exhibits to those documents. Please direct your requests for copies to Tammy Hill, Senior Vice President of Investor Relations, 11825 Pennsylvania Street, Carmel, Indiana 46032, telephone number (317) 817-2893.

    Federal securities law requires the filing of information with the SEC, including annual, quarterly and special reports (including those referred to above as being incorporated by reference) and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W.,

Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

        New York Regional Office          Chicago Regional Office
        22 Broadway                       Citicorp Center
        Woolworth Building                500 West Madison Street, Suite 1400
        New York, NY 10279                Chicago, IL 60661

    Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

Contract Origination

    Through our regional service centers, we arrange to purchase manufactured housing contracts from manufactured housing dealers located throughout the United States. Our regional service center personnel contact dealers located in their region and explain our available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use our available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of our investigation of the dealer's creditworthiness and general business reputation, we and the dealer execute a dealer agreement. We also originate manufactured housing installment loan agreements directly with customers, particularly in instances where a homeowner wants to refinance an existing manufactured housing contract, which may or may not be with us. Most contracts are originated by Conseco Finance Servicing Corp. or another wholly-owned subsidiary of Conseco Finance and then transferred to Conseco Finance.

    All contracts that we originate are written on forms we provide and are originated on an individually approved basis in accordance with our guidelines. The dealer or the customer submits the customer's credit application and purchase order to a regional service center where our personnel make an analysis of the creditworthiness of the proposed buyer. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment, and certain other factors. We use a proprietary automated credit scoring system, which is a statistically based scoring system that quantifies information using variables obtained from customers' credit applications and credit reports. We believe the use of this proprietary credit scoring system has contributed to the reduction in the number of repossessions incurred as a percentage of our servicing portfolio. Manufactured housing contracts are assumable by any individual who meets our then-current underwriting criteria. If the application meets our guidelines and the credit is approved, we purchase the contract after the manufactured home is delivered and set up and the customer has moved in.

    We compute the loan-to-value ratio for each contract by first computing the percentage relationship that the down payment bears to the total loan amount plus any cash down payment, plus, in certain cases, fees and insurance premiums financed, but not buydown points, then subtracting the result from one. The down payment on some contracts, including land-and-home contracts, may include the borrower's equity in land (based on the appraised value less encumbrances, discounted up to 20%), for which a lien has been granted to us. For contracts in which a lien on land has been granted to us in lieu of or as a supplement to a cash down payment, the loan-to-value ratio is computed by dividing the appraised value of the land, discounted up to 20%, by the total loan amount and subtracting the result from one. If the customer is refinancing an existing loan, we may in some situations rely on an appraisal made at the time the prior loan was originated. Manufactured homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

    The volume of manufactured housing contracts we purchased or originated for the past five years and other information at the end of those years is as follows:

                                         Year Ended December 31,
                          ----------------------------------------------------------
                             1997        1998        1999        2000        2001
                          ----------  ----------  ----------  ----------  ----------
                              (Dollars in thousands except for average size)
Principal balance of
 contracts purchased:
  FHA/VA................  $   13,398  $    9,903  $      301  $      --   $      --
  Conventional..........   5,541,120   6,120,552   6,658,103   4,441,826   2,513,320
                          ----------  ----------  ----------  ----------  ----------
      Total.............  $5,554,518  $6,130,455  $6,658,404  $4,441,826  $2,513,320
                          ==========  ==========  ==========  ==========  ==========
Number of contracts pur-
 chased.................     152,839     152,176     159,067     103,946      59,063
Average contract size...  $   36,342  $   40,285  $   41,859  $   42,732  $   42,553
Average interest rate...        10.3%        9.8%       10.1%       12.8%       12.9%
Weighted average
 remaining term at
 purchase (months)......         298         310         318         325         326

Pooling and Disposition of Contracts

    We generally pool contracts for sale to investors within 15 to 120 days of purchase. In the case of FHA-insured and VA-guaranteed manufactured housing contracts, we generally issue modified pass-through certificates secured by the contracts and guaranteed by the Government National Mortgage Association. The GNMA certificates provide for the payment by us to registered holders of GNMA certificates of monthly payments of principal and interest and the pass-through of any prepayments of the contracts.

    In the case of conventional manufactured housing contracts, we sell pools of contracts through asset securitization vehicles such as the trust described under "The Trust." We establish a specified level of recourse, which may take the form of a subordinated right to interest payments on the contracts, payable after the payment of scheduled principal and interest on the related investor interests, or a cash reserve fund for losses on the contracts comprising the pools. Upon a default under a contract and a liquidation of the underlying collateral, any net losses are charged against the established recourse amount or the reserve fund.

Servicing

    Conseco Finance services all of the manufactured housing contracts it originates or purchases from other originators, collecting loan payments, taxes and insurance payments where applicable and other payments from borrowers and remitting principal and interest payments to the holders of the conventional contracts or of the GNMA certificates backed by FHA-insured and VA-guaranteed contracts. Most servicing functions are performed by Conseco Finance Servicing Corp. and other wholly-owned subsidiaries of Conseco Finance.

                     CONSECO FINANCE SECURITIZATIONS CORP.

    Conseco Securitizations is a wholly owned subsidiary of Conseco Finance Corp. It was formed on September 10, 1999. Conseco Securitizations may only engage in the business of acquiring pools of contracts from Conseco Finance and transferring those contracts to trusts such as the trusts described in this prospectus, and incidental or related activities. The principal executive offices of Conseco Securitizations are located at 300 Landmark Towers, St. Paul, Minnesota 55102-1639 and its telephone number is (651) 293-3400.

    Conseco Securitizations has taken and will take steps in conducting its business that are intended to make it unlikely that a bankruptcy of Conseco Finance would result in the consolidation of the assets and liabilities of Conseco Finance and Conseco Securitizations. These steps include the creation of Conseco Securitizations as a separate, limited-purpose corporation pursuant to articles of incorporation containing restrictions on the permissible business activities of Conseco Securitizations, requiring that Conseco Securitizations have on its board of directors at least two directors who are independent of Conseco Finance, and requiring that all business transactions or corporate actions outside of the ordinary course of business be approved by the independent directors.

                              YIELD CONSIDERATIONS

    The remittance rates and the weighted average contract rate of the contracts for each series of certificates are listed in the related prospectus supplement.

    Unless we specify otherwise in the related prospectus supplement, each monthly accrual of interest on a contract is calculated at one-twelfth of the product of the contract rate and the principal balance outstanding on the scheduled payment date for that contract in the preceding month. Unless we specify otherwise in the related prospectus supplement, the remittance rate for each certificate will be calculated similarly.

    The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a premium to its principal amount or without any principal amount.

    The yield on some types of certificates which we may offer, such as interest only certificates, principal only certificates, and fast pay/slow pay certificates, each as further described under "Description of Certificates--General," may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying contracts. If so stated in the related prospectus supplement, the yield on some types of certificates which we may offer could change and may be negative under some prepayment rate scenarios. Accordingly, some types of certificates may not be legal or appropriate investments for some financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations" in this prospectus and in the prospectus supplement. In addition, the timing of changes in the rate of prepayment on the contracts included in a contract pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on contracts occur, the greater the effect on the investor's yield to maturity.

    If a series of certificates contains classes of certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the prospectus supplement will show that information, measured relative to a prepayment standard or model specified in that prospectus supplement, for the projected weighted average life of each class and the percentage of the original principal of each class that would be outstanding on specified remittance dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the contracts in the related trust fund are made at rates corresponding to the various percentages of the prepayment standard or model.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

    Unless otherwise described in an applicable prospectus supplement, all of the contracts will have maturities at origination of not more than 30 years.

Prepayment Considerations

    Contracts generally may be prepaid in full or in part without penalty. FHA contracts and VA contracts may be prepaid at any time without penalty. Based on our experience with the portfolio of manufactured housing contracts we service, we anticipate that a number of the contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of contracts on account of breaches of representations and warranties have the effect of prepaying the contracts and therefore would affect the average life of the certificates. Most of the contracts contain a due-on-sale clause that would permit the servicer to accelerate the maturity of a contract upon the sale of the related manufactured home. In the case of those contracts that do contain due-on-sale clauses, the servicer will permit assumptions of the contracts if the purchaser of the related manufactured home satisfies our then-current underwriting standards.

    Information regarding the prepayment model or any other rate of assumed prepayment, as applicable, will be described in the prospectus supplement for a series of certificates.

    See "Description of the Certificates--Termination of the Agreement" for a description of Conseco Finance's or the servicer's option to repurchase the contracts comprising part of a trust when the aggregate outstanding principal balance of the contracts is less than a specified percentage of the initial aggregate outstanding principal balance of the contracts as of the related cut-off date. See also "The Trust--The Contract Pools."

                        DESCRIPTION OF THE CERTIFICATES

    Each series of certificates will be issued under a separate pooling and servicing agreement to be entered into among Conseco Securitizations, as seller, Conseco Finance, as servicer, and the trustee named in the related prospectus supplement, and other parties, as are described in the applicable prospectus supplement. The following summaries describe provisions expected to be common to each agreement and the related certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related agreement and its description in the related prospectus supplement. Section references refer to sections of the form of agreement filed as an exhibit to the registration statement of which this prospectus is a part. The portions of these sections we describe in the prospectus may be contained in different numbered sections in the actual agreement. The provisions of the form of agreement filed as an exhibit to the registration statement that are not described in this prospectus may differ from the provisions of any actual agreement. The material differences will be described in the related prospectus supplement. Capitalized terms not otherwise defined in this prospectus have the meanings assigned to them in the form of agreement filed as an exhibit to the registration statement containing this prospectus.

    Each series of certificates will have been rated in the rating category by the rating agency or agencies specified in the related prospectus supplement.

General

    The certificates may be issued in one or more classes. If the certificates of a series are issued in more than one class, the certificates of all or less than all of the classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. When we refer to the prospectus supplement relating to a series comprised of more than one class it should be understood as a reference to each of the prospectus supplements relating to the classes sold under this prospectus. When we refer to the certificates of a class it should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a class of certificates includes a reference to any subclass of that class.

    The certificates of each series will be issued in fully registered form only and will represent the interests specified in the related prospectus supplement in a separate trust created under the related pooling and servicing agreement. The trust will be held by the trustee for the benefit of the certificateholders. Except as we otherwise specify in the related prospectus supplement, the certificates will be freely transferable and exchangeable at the corporate trust office of the trustee at the address listed in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    Ownership of each contract pool may be evidenced by one or more classes of certificates, each representing the interest in the contract pool specified in the related prospectus supplement. Each series of certificates may include one or more classes which are subordinated in right of distribution to one or more other classes, as provided in the related prospectus supplement. A series of senior/ subordinated certificates may include one or more classes of mezzanine certificates which are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement for a series of senior/subordinated certificates will describe the extent to which the subordinated certificates are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the amount available for distribution among senior certificates and subordinated certificates, the allocation of losses among the classes of subordinated certificates, the period or periods of subordination, any minimum subordinated amount and any distributions or payments which will not be affected by the subordination. The protection afforded to the senior certificateholders from the subordination feature described above will be effected by the preferential right of the certificateholders to receive current distributions from the contract pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among the classes in the manner described in the prospectus supplement. If so specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered under this prospectus and the prospectus supplement.

    If specified in a prospectus supplement, a series of certificates may include one or more classes which:

  (1) are entitled to receive distributions only in respect of principal, interest or any combination of the two, or in specified proportions of the payments, and/or

  (2) are entitled to receive distributions of principal before or after specified principal distributions have been made on one or more other classes within a series, or on a planned amortization schedule or targeted amortization schedule or upon the occurrence of other specified events.

The prospectus supplement will list the rate at which interest will be paid to certificateholders of each class of a given series. The interest rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

    The related prospectus supplement will specify the minimum denomination or initial principal amount of contracts evidenced by a single certificate of each class of certificates of a series.

    Distributions of principal and interest on the certificates will be made on the remittance dates listed in the related prospectus supplement to the persons in whose names the certificates are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register, or, as described in the related pooling and servicing agreement, by wire transfer, except that the final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the final distribution notice to certificateholders.

Global Certificates

    The certificates of a class may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary identified in the related prospectus supplement. The description of the certificates contained in this prospectus assumes that the certificates will be issued in definitive form. If the certificates of a class are issued in the form of one or more global certificates, the term certificateholder should be understood to refer to the beneficial owners of the global certificates, and the rights of the certificateholders will be limited as described under this subheading.

    Global certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for certificates in definitive form, a global certificate may not be transferred except as a whole by the depositary for the global certificate to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

    The specific terms of the depositary arrangement for any certificates of a class will be described in the related prospectus supplement. It is anticipated that the following provisions described in this subsection will apply to all depositary arrangements.

    Upon the issuance of a global certificate, the depositary for the global certificate will credit, on its book-entry registration and transfer system, the respective denominations of the certificates represented by the global certificate to the accounts of institutions that have accounts with the depositary ("Participants"). Ownership of beneficial interests in a global certificate will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global certificate or by Participants or persons that hold through Participants. The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

    So long as the depositary for a global certificate, or its nominee, is the owner of the global certificate, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the certificates represented by the global certificate for all purposes under the pooling and servicing agreement relating to those certificates. Except as described in the paragraph below, owners of beneficial interests in a global certificate will not be entitled to have certificates of the series represented by a global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificates of that series in definitive form and will not be considered the owners or holders under the pooling and servicing agreement governing those certificates.

    Distributions or payments on certificates registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner for the holder of the global certificate representing the certificates. In addition, all reports required under the applicable pooling and servicing agreement to be made to certificateholders, as described below under "Reports to Certificateholders," will be delivered to the depositary or its nominee, as the case may be. Conseco Finance, the servicer, the seller, the trustee, or any agent, including any applicable certificate registrar or paying agent, will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for providing reports to the related beneficial owners.

    We expect that the depositary for certificates of a class, upon receipt of any distribution or payment on a global certificate, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the global certificate as shown on the records of the depositary. We also expect that payments by Participants to owners of beneficial interests in the global certificate held through Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name, and will be the responsibility of the Participants.

    If a depositary for certificates of a class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by or on behalf of Conseco Finance within the time period specified in the pooling and servicing agreement, we will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. In addition, we may at any time and in our sole discretion determine not to have any certificates of a class represented by one or more global certificates and, if this occurs, will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. Further, if we so specify that the certificates of a class, an owner of a beneficial interest in a global certificate representing certificates of that class may, on terms acceptable to us and the depositary for the global certificate, receive certificates of that class in definitive form. In any such instance, an owner of a beneficial interest in a global certificate will be entitled to physical delivery in definitive form of certificates of the class represented by the global certificate equal in denominations to the beneficial interest and to have the certificates registered in its name.

Distributions on Certificates

    Except as otherwise provided in the related prospectus supplement, on each remittance date, the trustee will withdraw from the applicable certificate account and distribute to the certificateholders of each class, other than a series having a class of subordinated certificates, as described below, either the specified interest of the class in the contract pool times the aggregate of all amounts on deposit in the certificate account as of the third business day preceding the remittance date or another date as may be specified in the related prospectus supplement (the "Determination Date"), or, in the case of a series of certificates comprised of classes which have been assigned a principal balance, payments of interest and payments in reduction of the principal balance from all amounts on deposit in the certificate account on the Determination Date, in the priority and calculated in the manner described in the related prospectus supplement, except, in each case:

  (1) all payments on the contracts that were due on or before the cut-off date;

  (2) all payments or collections received after the due period preceding the month in which the remittance date occurs;

  (3) all scheduled payments of principal and interest due on a date or dates subsequent to the due period preceding the Determination Date;

  (4) amounts representing reimbursement for Advances, these reimbursement being limited, if specified in the related prospectus supplement, to amounts received on particular contracts as late collections of principal or interest as to which the servicer has made an unreimbursed Advance; and

  (5) amounts representing reimbursement for any unpaid servicing fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related contracts. The amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders is referred to in this prospectus as the "Certificate Distribution Amount."

The amount available to make distributions on certificates will be the moneys on deposit in the certificate account on a Determination Date, less the amounts specified in (1) through (5) above.

    Unless we otherwise specify in the related prospectus supplement, for a series of certificates having a class of subordinated certificates, on each remittance date, the trustee will withdraw from the applicable certificate account and distribute to the holders of senior certificates, in the aggregate, the lesser of (1) the Senior Distribution Amount plus the Outstanding Senior Shortfall (each defined below in this section), or (2) the percentage interest which may vary as specified in the related prospectus supplement of the classes of senior certificates times the amount available plus (a) the percentage interest which may vary as specified in the related prospectus supplement of the classes of subordinated certificates times the amount available, not to exceed the available subordination amount, if any, as described in the related prospectus supplement, and (b) Advances, if any, made by the servicer. The distribution made to the certificateholders of each class of senior certificates shall be calculated as described in the related prospectus supplement and may vary as to the allocation of principal or interest or both. Unless otherwise specified in the related prospectus supplement, the Senior Distribution Amount is an amount equal to the percentage interest of the classes of senior certificates times:

  (1) all regularly scheduled payments of principal of and interest which were due on contracts during the related due period, whether or not received, with the interest portions adjusted to the remittance rate;

  (2) all principal prepayments made by the obligor during the prior due period;

  (3) for each contract not described in (4) below, all insurance proceeds, all condemnation awards and any other cash proceeds from a source other than the obligor, as required to be deposited in the certificate account, which were received during the prior due period, net of related unreimbursed Advances and net of any portion thereof which, as to any contract, constitutes late collections;

  (4) for each contract as to which a receipt of Liquidation Proceeds has been received during the prior due period or other event of termination of the contract has occurred during the prior due period, an amount equal to the principal amount of the contract outstanding immediately before the date of receipt of the Liquidation Proceeds or other event of termination, reduced by the principal portion of any unpaid payments due on or before that date to the extent previously advanced against or otherwise received by the certificateholder, plus interest from the most recent due date at the remittance rate; and

  (5) for each contract we repurchase for which the repurchase price was not distributed previously, an amount equal to the principal amount of the contract outstanding on the date of the repurchase reduced by the principal portion of any unpaid payments due on or before that date, but only to the extent advanced against or otherwise received by the certificateholders, plus interest to the most recent due date.

    The Outstanding Senior Shortfall for any class of senior certificates means as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for that class for any remittance date exceeded the amount actually paid on that remittance date plus interest at the remittance rate.

    Unless we otherwise specify in the related prospectus supplement, on each remittance date, the servicer shall distribute to the classes of subordinated certificateholders, in the order listed in the related prospectus supplement, the balance of the amount available for distribution, if any, after the payment to the senior certificateholders, as described above.

    Unless otherwise specified in the prospectus supplement relating to a series of certificates, one or more classes of which have been assigned a principal balance, distributions in reduction of the principal balance of the certificates will be made on each remittance date to the certificateholders of the class then entitled to receive the certificate distributions until the aggregate amount of the distributions have reduced the principal balance of the certificates of that class to zero or a specified percentage. Allocation of distributions in reduction of principal balance will be made to each class of certificates in the order specified in the related prospectus supplement, which, if so specified in the prospectus supplement, may be concurrently. Unless otherwise specified in the related prospectus supplement, distributions in reduction of the principal balance of each certificate of a class then entitled to receive distributions will be made pro rata among the certificates of that class.

    Unless otherwise specified in the related prospectus supplement, the maximum amount which will be distributed in reduction of principal balance to holders of certificates of a class then entitled to a distribution on any remittance date will equal, to the extent funds are available, the sum of:

  (1) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of that series, if any, from the prior remittance date or since the date specified in the related prospectus supplement in the case of first remittance date (the "Accrual Remittance Amount"); and

  (2) the certificate remittance amount; and

  (3) the applicable percentage of the excess cash flow, if any, specified in the prospectus supplement.

    Unless otherwise specified in the related prospectus supplement, the certificate remittance amount for a remittance date will equal the amount, if any, by which the then outstanding principal balance of the certificates of the related classes of series (before taking into account the amount of interest accrued on any class of Compound Interest Certificates of that series to be added to the principal balance on the remittance date) exceeds the asset value, as defined in the related prospectus supplement, of the contracts in the contract pool underlying the series as of the end of the applicable Due Period specified in the related prospectus supplement. For purposes of determining the certificate remittance amount for a remittance date, the asset value of the contracts will be reduced to take into account the interest evidenced by the classes of certificates in the principal distributions for those contracts received by the trustee during the preceding due period.

    Unless otherwise specified in the prospectus supplement relating to a series of certificates, one or more classes of which have been assigned a principal balance, excess cash flow represents the excess of (1) the interest evidenced by the classes of certificates in the distributions received on the contracts underlying the series in the due period preceding a remittance date for that series and, in the case of the first due period, the amount deposited in the certificate account on the closing date for the sale of the certificates, together with income from the reinvestment of the interest, (2) the sum of all interest accrued, whether or not then payable, on the certificates of the classes since the preceding remittance date or since the date specified in the related prospectus supplement in the case of the first remittance date, the certificate remittance amount for the then current remittance date and, if applicable, any payments made on any certificates of the class under any special distributions in reduction of principal balance during the due period.

    Within the time specified in the pooling and servicing agreement and described in the related prospectus supplement, the servicer will furnish a statement to the trustee listing the amount to be distributed on the related remittance date on account of principal and interest, stated separately, and a statement providing information on the contracts.

    If there are not sufficient funds in the certificate account to make the full distribution to certificateholders described above on any remittance date, the servicer will distribute the funds available for distribution to the certificateholders of each class in accordance with their respective interests, except that any subordinated certificateholders, will not, subject to the limitations described in the related prospectus supplement, receive any distributions until senior certificateholders receive the Senior Distribution Amount plus the Outstanding Senior Shortfall. The difference between the amount which the certificateholders would have received if there had been sufficient eligible funds in the certificate account and the amount actually distributed, plus interest at the remittance rates of the respective contracts to which such shortfall is attributable, will be added to the amount which the certificateholders are entitled to receive on the next remittance date.

    Special Distributions. To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of which have been assigned a principal balance and having less frequent than monthly remittance dates, these classes may receive special distributions in reduction of principal balance in any month, other than a month in which a remittance date occurs, if, as a result of principal prepayments on the contracts in the related contract pool or low reinvestment yields, the trustee determines, based on assumptions specified in the related agreement, that the amount of cash anticipated to be on deposit in the certificate account on the next remittance date for that series and available to be distributed to the holders of the certificates of these classes may be less than the sum of:

  (1) the interest scheduled to be distributed to holders of the certificates of those classes; and

  (2) the amount to be distributed in reduction of principal balance of those certificates on the remittance date.

Any special distributions will be made in the same priority and manner as distributions in reduction of principal balance would be made on the next remittance date.

    Subordinated Certificates. The rights of a class of certificateholders of a series to receive any or a specified portion of distributions of principal or interest or both on the contracts, to the extent specified in the related pooling and servicing agreement and described in the related prospectus supplement, may be subordinated to the rights of other certificateholders. The prospectus supplement for a series of certificates having a class of subordinated certificates will describe the extent to which the class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the amount available among senior certificates and subordinated certificates), the allocation of losses among the classes of subordinated certificates, the period or periods of subordination, and minimum subordinated amount and any distributions or payments which will not be affected by the subordination. The protection afforded to the senior certificateholders from this subordination feature will be effected by the preferential right of the certificateholders to receive current distributions from the contract pool.

Example of Distributions

    The following is an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a cut-off date occurring, on May 15, 2000. All days are assumed to be business days. The initial principal balance of the contract pool will be the aggregate principal balance of the contracts at the close of business on the cut-off date, after deducting principal payments due on or before that date, which, together with corresponding interest payments, are not part of the contract pool and will not be passed through to certificateholders. Scheduled payments and principal prepayments may be received at any time during the due period and will be deposited in the certificate account by the servicer for distribution to certificateholders. When a contract is prepaid in full, interest on the amount prepaid is collected from the obligor only to the date of payment. Distributions on July 3 will be made to certificateholders of record at the close of business on the business day immediately preceding the related remittance date. On June 30 (the third business day before the remittance date), the servicer will determine the amounts of principal and interest which will be passed through on July 3. In addition, the servicer may advance funds to cover any delinquencies, in which event the distribution to certificateholders on July 3 will include the full amounts of principal and interest due during the related due period. The servicer will also calculate any changes in the relative interests evidenced by the senior certificates and the subordinated certificates in the trust. On July 3, the amounts determined on June 30 will be distributed to certificateholders.

May 15......................... Cut-off date.
May 16-June 15................. Due period. Servicer receives scheduled payments on the contracts and any principal prepayments
                                made by obligors and applicable interest
                                thereon.
June 30........................ Record date.
June 28........................ Determination Date. Distribution amount determined.
July 3......................... Remittance date.

    Succeeding months follow the pattern of the due period through the remittance date. The flow of funds for any series of certificates may differ from the above example, as specified in the related prospectus supplement.

Reports to Certificateholders

    The trustee will forward to each certificateholder on each remittance date, or as soon thereafter as is practicable, as specified in the related prospectus supplement, a statement listing the following information:

  (1) the amount of distribution allocable to principal on the contracts;

  (2) the amount of the distribution allocable to interest on the contracts;

  (3) if the distribution to the certificateholders is less than the full amount that would be distributable to the certificateholders if there were sufficient eligible funds in the certificate account, the difference between the aggregate amounts of principal and interest which certificateholders would have received if there were sufficient eligible funds in the certificate account and the amounts actually distributed;

  (4) the aggregate amount of any Advance by the servicer included in the amounts actually distributed to the certificateholders;

  (5) the outstanding principal balance of the contracts; and

  (6) the approximate weighted average remittance rate of the contracts during the due period immediately preceding the remittance date.

    In addition, not more than 90 days after the end of each calendar year, the servicer will furnish a report to each certificateholder of record at any time during that calendar year (a) as to the aggregate of amounts reported pursuant to (1) through (5) above for that calendar year or, if the person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year, (b) other information as the servicer deems necessary or desirable for certificateholders to prepare their tax returns and
(c) if so specified in the related prospectus supplement, a listing of the principal balances of the contracts outstanding at the end of the calendar year. Information in the monthly and annual reports provided to the certificateholders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee annually a report by independent public accountants regarding the servicing of the contracts as described under "Evidence as to Compliance" above.

    In addition, to the extent applicable, the report shall include:

  (1) in the case of certificates which are assigned a principal balance, the amount of the distribution being made in reduction of principal balance specified in the related prospectus supplement, and the principal balance of each class of certificates and a single certificate of the holder's class after giving effect to the distribution in reduction of principal balance made on such remittance date and after giving effect to all special distributions since the preceding remittance date or since the closing date in the case of the first remittance date; and

  (2) for Compound Interest Certificates, but only if the holders of those certificates shall not have received on the remittance date a distribution of interest equal to the entire amount of interest accrued on the certificate during the related due period remittance date:

     .   the interest accrued on the class of Compound Interest
         Certificates and on a single certificate of that class during the due period, or specified interest accrual period, for that remittance date and added to the principal of that Compound Interest Certificate; and

     .   the principal balance of the class of Compound Interest
         Certificates and of a single certificate of that class after giving effect to the addition of all interest accrued during the due period, or specified interest accrual period for that remittance date.

Advances

    To the extent provided in the related prospectus supplement, the servicer is obligated to make periodic advances of cash from its own funds or, if specified in the related prospectus supplement, from excess funds in the certificate account not then required to be distributed to certificateholders (each, an "Advance"), for distribution to the certificateholders in an amount equal to the difference between the amount due to them and the amount in the certificate account, eligible for distribution to them under the pooling and servicing agreement, but only to the extent the difference is due to delinquent payments of principal and interest for the preceding due period and only to the extent the servicer determines the advances are recoverable from future payments and collections on the delinquent contracts. The servicer's obligation to make any Advances, may, as specified in the related prospectus supplement, be limited in amount. If specified in the related prospectus supplement, the servicer will not be obligated to make Advances until all or a specified portion of any reserve fund is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the senior certificateholders, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular contracts which represent late recoveries of principal or interest for which any Advance was made.

Indemnification

    The pooling and servicing agreement requires us to defend and indemnify the trust, the trustee, including any agent of the trustee and the certificateholders (which indemnification will survive any removal of the servicer as servicer of the contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (1) arising out of or resulting from the use or ownership by Conseco Finance or the servicer or any of its affiliates of any manufactured home and (2) for any taxes which may at any time be asserted for, and as of the date of, the conveyance of the contracts to the trust but not including any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates. (Article X).

    The pooling and servicing agreement also requires the servicer, in its duties as servicer of the contracts, to defend and indemnify the trust, the trustee and the certificateholders (which indemnification will survive any removal of the servicer as servicer of the contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, for any action taken by the servicer on any contract while it was the servicer. (Section 10.04.)

Amendment

    Unless we specify otherwise in the related prospectus supplement, the pooling and servicing agreement may be amended by Conseco Finance, Conseco Securitizations, the servicer and the trustee without the consent of the certificateholders:

  .   to cure any ambiguity; or

  . to correct or supplement any provision in the agreement that may be inconsistent with another provision; or

  . if an election has been made for a particular series of certificates to treat the trust as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code, to maintain the REMIC status of the trust and to avoid the imposition of certain taxes on the REMIC; or

  . to make any other provisions on matters or questions arising under the agreement that are not inconsistent with its provisions, provided that the action will not adversely affect in any material respect the interests of the certificateholders of the related series.

Unless we specify otherwise in the related prospectus supplement, the pooling and servicing agreement may also be amended by Conseco Finance, Conseco Securitizations, the servicer and the trustee with the consent of the certificateholders, other than holders of residual certificates in the related REMIC, if any, evidencing interests aggregating not less than 51% of the trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment that reduces in any manner the amount of, or delays the timing of, any payment received on contracts which are required to be distributed on any certificate may be effective without the consent of the holders of each certificate.

Termination of the Agreement

    The obligations created by each pooling and servicing agreement will terminate upon the date calculated as specified in the pooling and servicing agreement, generally upon:

  (1) the later of the final payment or other liquidation of the last contracts subject to the agreement and the disposition of all property acquired upon foreclosure of any land-and-home contract or repossession of any manufactured home; and

  (2) the date on which the holder of the "residual interest" in the trust exercises its right to order a qualified liquidation of the trust, as described in the paragraph below;

  (3) the payment to the certificateholders of all amounts held by the servicer or the trustee and required to be paid to it under to the agreement.

Unless otherwise specified in the related prospectus supplement, Conseco Finance or the servicer may at its option regarding any series of certificates, repurchase all certificates or contracts remaining outstanding at that time as the aggregate unpaid principal balance of contracts is less than the percentage of the aggregate unpaid principal balance of the contracts on the cut-off date specified for that series in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the repurchase price will equal the principal amount of the contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the contract rates borne by the contracts.

The Trustee

    The prospectus supplement for a series of certificates will specify the trustee under the related pooling and servicing agreement. The trustee may have normal banking relationships with Conseco Finance or its affiliates and the servicer or its affiliates.

    The trustee may resign at any time, in which event Conseco Securitizations will be obligated to appoint a successor trustee. Conseco Securitizations may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Unless we specify otherwise in the related prospectus supplement, the trustee may also be removed at any time by the holders of certificates evidencing interests aggregating over 50% of the related trust as specified in the pooling and servicing agreement. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

    The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates, any contract, contract file or related documents, and will not be accountable for the use or application by Conseco Securitizations of any funds paid to Conseco Securitizations, as seller, in consideration of the conveyance of the contracts, or deposited into or withdrawn from the certificate account by the servicer. (Section 11.03.) If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform as to form to the requirements of the pooling and servicing agreement. (Section 11.01.) Whether or not an event of termination has occurred, the trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it. (Section 11.01.)

    Under the pooling and servicing agreement, the servicer agrees to pay to the trustee on each remittance date:

  . reasonable compensation for all services rendered by it under the agreement, which compensation shall not be limited by any provision of law regarding the compensation of a trustee of an express trust; and

  . reimbursement for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with any provision of the agreement, including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any expense, disbursement or advance attributable to the trustee's negligence or bad faith.

We have agreed to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust and the trustee's duties under the trust, including the costs and expenses of defending itself against any claim or liability in the exercise or performance of any of the trustee's powers or duties.

                                   SERVICING

    Under the pooling and servicing agreement, the servicer will service and administer the contracts assigned to the trustee as more fully described below in this section. The servicer will perform diligently all services and duties specified in each pooling and servicing agreement, in the same manner as prudent lending institutions of manufactured housing contracts of the same type as the contracts in those jurisdictions where the related manufactured homes are located or as otherwise specified in the pooling and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

    However, if any contracts are 60 or more days delinquent as of the date they are transferred to the trust, the servicer will be subject to restrictions on its ability to enforce any of these contracts. In the event that one of these contracts goes into foreclosure or repossession, if acquiring title to the related mortgaged property or manufactured home would cause the concentration of these contracts that are currently in foreclosure or repossession to exceed 0.75% of the Pool Scheduled Principal Balance of the contracts in the trust, the servicer would not be permitted to acquire title to that mortgaged property or manufactured home on behalf of the trust. Instead, the servicer would have to dispose of that mortgaged property or manufactured home for cash in the foreclosure sale.

    In such event, the servicer would be permitted to acquire title to that mortgaged property or manufactured home, for its own account and not on behalf of the trust, at the foreclosure sale for an amount not less than the greater of: (1) the highest amount bid by any other person at the foreclosure sale, or
(2) the estimated fair value of the mortgaged property or manufactured home, as determined by the servicer in good faith. As a result, losses on these contracts may be greater than if the servicer was permitted to obtain title on behalf of the trust.

    The servicer will make reasonable efforts to collect all payments called for under the contracts and, consistent with the pooling and servicing agreement and any FHA insurance and VA guaranty, will follow the collection procedures as it follows for mortgage loans or contracts serviced by it that are comparable to the contracts.

Hazard Insurance

    Except as otherwise specified in the related prospectus supplement, the terms of the pooling and servicing agreement will require the servicer to cause to be maintained for each contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of the manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. Each hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

    The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the agreement. The servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount for claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

    If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

  (1) maintain at its expense hazard insurance for the manufactured home, or

  (2) indemnify the trustee against any damage to the manufactured home before resale or other disposition.

Evidence as to Compliance

    Unless we specify otherwise in the related prospectus supplement, each pooling and servicing agreement will require the servicer to deliver to the trustee a monthly report before each remittance date, describing information about the contract pool and the certificates of the series as is specified in the related prospectus supplement. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of the report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants stating that the firm has examined documents, records and managements' assertions relating to loans serviced by the servicer and stating that, on the basis of those procedures, the servicing has been conducted in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor program, except for any significant exceptions or errors in records that, in the opinion of the firm, generally accepted attestation standards require it to report.

About the Servicer

    The servicer may not resign from its obligations and duties under a pooling and servicing agreement except upon a determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The servicer can only be removed as servicer in an event of termination as discussed below under "--Events of Termination." Any person with which the servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the pooling and servicing agreement so long as such successor services at least $100 million of manufactured housing contracts.

    Unless we specify otherwise in the related prospectus supplement, each pooling and servicing agreement will also provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the trust or the certificateholders for any action taken or for restraining from the taking of any action in good faith under the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care described in the pooling and servicing agreement. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the agreement and the interests of the certificateholders. In such event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed out of the certificate account.

    The servicer shall keep in force throughout the term of the pooling and servicing agreement:

  . policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the pooling and servicing agreement, and

  .   a fidelity bond.

The policy or policies and the fidelity bond shall be in the form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

    The servicer, to the extent practicable, shall cause the obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any manufactured home having a priority equal or senior to the lien of the related contract, the servicer shall advance any delinquent tax or charge.

Servicing Compensation and Payment of Expenses

    For its servicing of the contracts, Conseco Finance will receive servicing fees which include a monthly servicing fee, which we may assign, for each due period, paid on the next succeeding remittance date, equal to 1/12th of the product of 0.50% and the Pool Scheduled Principal Balance for the immediately preceding remittance date.

    The monthly servicing fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the servicer for the trust and for additional administrative services performed by the servicer on behalf of the trust. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records on each contract. Administrative services performed by the servicer on behalf of the trust include calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in servicing the contracts and paid by the servicer from its servicing fees include, payment of fees and expenses of accountants, payments of all fees and expenses incurred in the enforcement of contracts except liquidation expenses and payment of expenses incurred in distributions and reports to certificateholders. The servicer will be reimbursed out of the Liquidation Proceeds of a liquidated contract for all ordinary and necessary liquidation expenses incurred by it in realization upon the related manufactured home.

    As part of its servicing fees the servicer will also be entitled to retain, as compensation for the additional services provided, any fees for late payments made by obligors, extension fees paid by obligors for the extension of scheduled payments and assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes.

Events of Termination

    Except as otherwise specified in the related prospectus supplement, events of termination under each agreement will include:

  . any failure by the servicer to distribute to the certificateholders any required payment which continues unremedied for 5 days, or another period specified in the related prospectus supplement after the giving of written notice;

  . any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement that materially and adversely affects the interests of certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of the failure of breach;

  . any assignment or delegation by the servicer of its duties or rights under the agreement, except as specifically permitted under the agreement, or any attempt to make an assignment or delegation;

  . events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer; and

  . the servicer is no longer an eligible servicer as defined in the applicable agreement.

Notice as used in the pooling and servicing agreement shall mean notice to the servicer by the trustee or Conseco Finance, or to Conseco Finance, the servicer, if any, and the trustee by the holders of certificates representing interests aggregating not less than 25% of the trust.

Rights Upon Event of Termination

    Except as otherwise specified in the related prospectus supplement, so long as an event of termination remains unremedied, the trustee may, and at the written direction of the certificateholders of a series evidencing interests aggregating 25% or more of the related trust, shall, terminate all of the rights and obligations of the servicer under the related pooling and servicing agreement and in and to the contracts, and the proceeds of the contracts, at which time subject to applicable law regarding the trustee's ability to make advances the trustee or a successor servicer under the agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any obligation of Conseco Finance to repurchase contracts for breaches of representations or warranties, and the trustee and the successor servicer will not be liable for any acts or omissions of the prior servicer occurring before a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its obligations contained in the pooling and servicing agreement. Notwithstanding the termination, the servicer shall be entitled to payment of amounts payable to it before termination, for services rendered before termination. No termination will affect in any manner our obligation to repurchase contracts for breaches of representations or warranties under the agreement. If the trustee is obligated to succeed the servicer but is unwilling or unable, it may appoint, or petition to a court of competent jurisdiction for the appointment of a servicer. Pending the appointment, the trustee is obligated to act in that capacity.

    No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding regarding the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing interests aggregating not less than 25% of the related trust requested the trustee in writing to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any proceeding. The trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

                 DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

    Certain of the contracts may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

    The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. For a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default before any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of:

  (1) the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the contract rate, after deducting the best price obtainable for the collateral, based in part on a HUD-approved appraisal, and all amounts retained or collected by the lender from other sources regarding the contract; and

  (2) accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days, but in no event more than nine months, computed at a rate of 7% per year; and

  (3) costs paid to a dealer or other third party to repossess and preserve the manufactured home; and

  (4) the amount of any sales commission paid to a dealer or other third party for the resale of the property; and

  (5) for a land-and-home contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property; and

  (6) uncollected court costs; and

  (7) legal fees, not to exceed $500; and

  (8) expenses for recording the assignment of the lien on the collateral to the United States.

    The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. As of December 31, 2001, the Company's Title I reserve amount was approximately $48,220,539, which amount was available to pay claims in respect of approximately $438,823,000 of FHA-insured home improvement loans and manufactured housing contracts serviced by Conseco Finance. If we were replaced as servicer of the contracts under the pooling and servicing agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims for the FHA-insured contracts. The obligation to pay insurance premiums to FHA is our obligation, as servicer of the FHA-insured contracts.

    The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (1) the lesser of $20,000 and 40% of the principal amount of the contract and (2) the maximum amount of guaranty entitlement available to the obligor veteran, which may range from $20,000 to zero. The amount payable under the guarantee will be the percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that the amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

                         LEGAL ASPECTS OF THE CONTRACTS

    The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including land-and-home contracts, which are general in nature. Because these legal aspects are governed by applicable state law, and these laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts or land-and-home contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the contracts or land-and-home contracts.

The Contracts (Other than Land-and-Home Contracts)

    General. As a result of the assignment of the contracts to Conseco Securitizations, and Conseco Securitizations' conveyance and assignment of that pool to the trustee, the trust will succeed collectively to all of the rights, including the right to receive payment on the contracts, and will assume the obligations of the obligee under the contracts. Each contract evidences both
(1) the obligation of the obligor to repay the loan evidenced by the contract, and (2) the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully in this section below.

    The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.

    Security Interests in the Manufactured Homes. The manufactured homes securing the contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. We effect the notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate, under the laws of the state in which a manufactured home is registered. If we fail, due to clerical errors, to effect this notation or delivery, or file the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the certificateholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home becomes permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to Conseco Finance. We will represent that at the date of the initial issuance of the related certificates we have obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees on substantially all of the manufactured homes securing the contracts.

    We will assign the security interest in the manufactured homes to the trustee on behalf of the certificateholders. Unless we specify otherwise in the related prospectus supplement, neither Conseco Finance nor the trustee will amend the certificates of title to identify the trustee as the new secured party, and neither Conseco Finance nor the servicer will deliver the certificates of title to the trustee or note the interest of the trustee. Accordingly, we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the servicer's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of the notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of Conseco Finance or a trustee in bankruptcy of Conseco Finance.

    In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of Conseco Finance on the certificate of title or delivery of the required documents and fees will be sufficient to protect the certificateholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which Conseco Finance's security interest is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

    If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps were not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, we must surrender possession if we hold the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, we would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, we would have the opportunity to re-perfect our security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, we take steps to effect the re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a manufactured home, we must surrender possession of the certificate of title or we will receive notice as a result of our lien noted on the title and accordingly we will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the pooling and servicing agreement, the servicer is obligated to take steps, at the servicer's expense, necessary to maintain perfection of security interests in the manufactured homes.

    Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest. We will represent in the pooling and servicing agreement that we have no knowledge of any liens on any manufactured home securing payment on any contract. However, liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders if a lien arises.

    Enforcement of Security Interests in Manufactured Homes. The servicer on behalf of the trustee, as required by the related pooling and servicing agreement, may take action to enforce the trustee's security interest on contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate laws, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by self-help repossession that is peaceful (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before the resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, an obligor who enters military service after the origination of the obligor's contract, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the contract and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a class of subordinated certificates, could result in losses to the holders of a series of certificates. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected contract during the obligor's period of active duty status. Thus, if a contract goes into default, there may be delays and losses occasioned by the inability to realize upon the manufactured home in a timely fashion.

Land-and-Home Contracts

    General. The land-and-home contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state where the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

    Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Some state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

    Rights of Redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

    Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies on the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a land-and-home contract, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Some court decisions have applied such relief to claims secured by the debtor's principal residence.

    The Internal Revenue Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the contracts.

Consumer Protection Laws

    The holder-in-due-course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction and related lenders and assignees, to transfer the contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of the contract, such as the trust, to all claims and defenses which the obligor could assert against the seller of the manufactured home. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses

    The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. We expect that we will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding on a manufactured home.

    In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a "due-on-sale" clause on some manufactured homes.

Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered if they satisfy certain conditions governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on to the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. Conseco Finance will represent in the applicable Agreement that all of the contracts comply with applicable usury law.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to ERISA ("ERISA Plans") and on persons who are fiduciaries with respect to such ERISA Plans. Generally, ERISA applies to investments made by such ERISA Plans. Among other requirements, ERISA mandates that the assets of ERISA Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those ERISA Plans. ERISA also imposes duties on persons who are fiduciaries of the ERISA Plans. Under ERISA, and subject to exceptions not relevant to this offering, any person who exercises any authority or control over the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of the ERISA Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of ERISA Plans be invested and managed for the exclusive benefit of ERISA Plan participants and beneficiaries, and that the ERISA Plan fiduciary determine that any such investment is permitted under the governing ERISA Plan instruments and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and some church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described above and in the paragraphs below, subject to the provisions of applicable state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules provided in Section 503 of the Internal Revenue Code.

    In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a broad range of transactions involving assets of ERISA Plans and of plans and other arrangements subject to Section 4975 of the Code, such as individual retirement accounts (such plans together with ERISA Plans called "Plans" in this document), and persons having specified relationships to a Plan ("parties in interest" within the meaning of ERISA, and "disqualified persons" within the meaning of the Internal Revenue Code). These transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Internal Revenue Code. An investment in the certificates by a Plan might constitute a prohibited transaction under the foregoing provisions unless an administrative exemption applies. In addition, if an investing Plan's assets were deemed to include an interest in the assets of the contract pool and not merely an interest in the certificates, transactions occurring in the operation of the contract pool might constitute prohibited transactions unless an administrative exemption applies. Exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing and operation of the contract pool are noted in the paragraphs below.

    The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-
101) concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an equity investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934. The certificates are not expected to be publicly-offered securities under the terms of this regulation.

    Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise tax provisions of Section 4975 of the Internal Revenue Code) may be found under the provisions of specific statutory, regulatory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and parties in interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the Plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25 percent of such certificates, and at least 50 percent of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales contracts and installment sales or loan agreements secured by manufactured housing like the contracts.

    We cannot assure you that any of the exceptions provided in the regulation described above, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of certificates offered under this prospectus, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the manufactured housing contracts and any other assets held in the contract pool. If the assets of a contract pool are considered assets of an investing Plan, Conseco Finance, the servicer, the trustee and other persons, in providing services on the contracts, may be considered fiduciaries to the Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code for transactions involving those assets unless a statutory, regulatory or administrative exemption applies.

    Any Plan fiduciary considering the purchase of a certificate should consult with its counsel about the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    PTE 95-60 exempts from ERISA's prohibited transaction rules transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

    PTE 95-60 provides an exemption for transactions that involve certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations and that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include manufactured housing installment sale contracts and installment loan agreements such as the manufactured housing contracts. The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of PTE 83-1 or one of several "underwriter exemptions," other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, or Fitch.

    In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published final regulations (the "401(c) Regulations") on January 5, 2000 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations generally provide that until July 5, 2001, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel about the applicability of PTE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after July 5, 2001.

                        FEDERAL INCOME TAX CONSEQUENCES

General

    The following is a general discussion of certain United States federal income tax consequences relating to the purchase, ownership, and disposition of the certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991, all of which are subject to change or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the certificates.

    Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the certificates will depend upon whether an election is made to treat the trust or a segregated portion of the trust evidenced by a particular series or sub-series of certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code. The prospectus supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with series for which a REMIC election is made and then with series for which a REMIC election is not made.

REMIC Series

    For each series of certificates for which a REMIC election is made, counsel to Conseco Finance identified in the applicable prospectus supplement will have advised Conseco Finance that in its opinion, assuming (1) the making of that election in accordance with the requirements of the Internal Revenue Code and
(2) ongoing compliance with the applicable pooling and servicing agreement, at the initial issuance of the certificates in the series the trust will qualify as a REMIC and the certificates in that series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Internal Revenue Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Internal Revenue Code ("Residual Certificates").

    Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with requirements and the following discussion assumes that these requirements will be satisfied by the trust so long as there are any REMIC certificates outstanding. Substantially all of the assets of the REMIC must consist of qualified mortgages and permitted investments as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "startup day") and at all times thereafter. The term "qualified mortgage" means any obligation, including a participation or certificate of beneficial ownership in that obligation, which is principally secured by an interest in real property that is transferred to the REMIC on the startup day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the startup day if the purchase is under a fixed price contract in effect on the startup day. The REMIC regulations provide that a contract is principally secured by an interest in real property if the fair market value of the real property securing the contract is at least equal to either (1) 80% of the issue price (generally, the principal balance) of the contract at the time it was originated or (2) 80% of the adjusted issue price (the then-outstanding principal balance, with adjustments) of the contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a contract is principally secured by an interest in real property if substantially all of the proceeds of the contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the contract (other than the personal liability of the obligor). The REMIC regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are single family residences under Section 25(e)(10) of the Internal Revenue Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series--Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the startup day or to replace a defective mortgage within two years of the startup day.

    "Permitted investments" consist of:

  . temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"),

  . amounts, such as a reserve rund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or other contingencies ("qualified reserve assets"), and

  . property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property").

A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless the sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Internal Revenue Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that the property is not held for more than two years.

    The Internal Revenue Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("disqualified organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any trust for which a REMIC election is made the transfer, sale, or other disposition of a Residual Certificate to a disqualified organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a disqualified organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that the representation is false. The Internal Revenue Code further requires that reasonable arrangements must be made to enable a REMIC to provide the IRS and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Internal Revenue Code if, in spite of the steps taken to prevent disqualified organizations from holding residual interests, such an organization does, in fact, acquire a residual interest.

    If the trust fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the trust will not be treated as a REMIC for the year during which the failure occurs and thereafter unless the IRS determines, in its discretion, that the failure was inadvertent (in which case, the IRS may require any adjustments which it deems appropriate). If the ownership interests in the assets of the trust consist of multiple classes, failure to treat the trust fund as a REMIC may cause the trust to be treated as an association taxable as a corporation. This treatment could result in income of the trust being subject to corporate tax in the hands of the trust and in a reduced amount being available for distribution to certificateholders as a result of the payment of the taxes.

    Status of Manufactured Housing Contracts. The REMIC regulations as well as a notice issued by the IRS provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Internal Revenue Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Internal Revenue Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. Conseco Finance will represent and warrant that each of the manufactured homes securing the contracts which are a part of a trust meets this definition of a "single family residence." See the discussion above under "REMIC Series--Qualification as a REMIC."

    Multi-Tier REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat segregated portions of the assets of a single trust as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, counsel will have advised Conseco Finance, as described above, that at the initial issuance of the certificates, each such REMIC will each qualify as a REMIC for federal income tax purposes, and that the certificates in that a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered under this prospectus. Solely for the purpose of determining whether the regular certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, each REMIC in a multi-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

    Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the startup day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount for that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income on these Regular Certificates under the accrual method.

Under temporary treasury regulations, if a trust, with respect to which a REMIC election is made, is considered to be a single-class REMIC, a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Conseco Finance, will be allocated as a separate item to those Regular Certificateholders that are pass-through interest holders. Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary treasury regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in the REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Internal Revenue Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Internal Revenue Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Internal Revenue Code ($137,300 in 2002 in the case of a joint return) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. As a result of these limitations, certain holders of Regular Certificates in single-class REMICs may not be entitled to deduct all or any part of these expenses.

    Tax Status of REMIC Certificates. In general, (1) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Internal Revenue Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Internal Revenue Code; and (2) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Internal Revenue Code (including assets described in Section 7701(a)(19)(C) of the Internal Revenue Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Section 7701(a)(19)(C)(v) of the Internal Revenue Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury regulations promulgated under Section 856 of the Internal Revenue Code state that local law definitions are not controlling in determining the meaning of the term "real property" for purposes of that section, and the IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Furthermore, interest paid with respect to certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code to the same extent that the certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Internal Revenue Code, respectively. In addition, the REMIC regulations provide that payments on contracts held and reinvested pending distribution to certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The Small Business Job Protection Act of 1996 repealed the application of Section 593(d) of the Internal Revenue Code to any taxable year beginning after December 31, 1995. Entities affected by the foregoing provisions of the Internal Revenue Code that are considering the purchase of certificates should consult their own tax advisors regarding these provisions.

    Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Internal Revenue Code and the Treasury Regulations issued thereunder in January 1994, as amended in June 1996 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Internal Revenue Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates.

    In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of the Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, we expect to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are self-amortizing installment obligations, i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than .167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

    Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder of the certificate. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired the Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

    The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than qualified stated interest. Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate, including short periods. Under the OID Regulations, interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. It is possible that interest payable on Regular Certificates may be considered not to be unconditionally payable under the OID Regulations. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a pool of contracts, might not be treated as qualified stated interest. In this case, the OID Regulations would treat interest under these rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of the interest payable on Regular Certificates, the REMIC will treat the interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of the interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, Conseco Finance expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all contracts will occur in such a manner that the initial remittance rate for a certificate will not change. Accordingly, interest at the initial remittance rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Internal Revenue Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of the class are sold for money to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

    If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Internal Revenue Code and the OID Regulations. Under this section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

    The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the daily portions of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any accrual period a pro rata portion of the excess, if any, of the sum of (1) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (2) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Internal Revenue Code requires the present value of the remaining payments to be determined on the bases of:

  . the original yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period;

  . events, including actual prepayments, which have occurred before the close of the accrual period; and

  . the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the contracts held by the trust that occur at a rate that exceeds the Prepayment Assumption and to decrease, but not below zero for any period, the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments on to the contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

    A subsequent purchaser of a Regular Certificate will also be required to include in the purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to the Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's outstanding principal amount. If the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued on the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula listed in Section 1272(a)(7)(B) of the Internal Revenue Code.

    Conseco Finance believes that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations regarding several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

    Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

    For purposes of applying the original issue discount provisions of the Internal Revenue Code, all or a portion of the interest payable on a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following:

  . if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without the floor or ceiling;

  . if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or

  .   if interest is not payable in all circumstances.

In these situations, as well as others, it is unclear under the OID Regulations whether these interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments which are recognized as ordinary gross income for federal income tax purposes only as the interest payments become fixed in each accrual period.

    If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with the Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of such a Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon such Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

    The OID Regulations either do not address or are subject to varying interpretations on several issues concerning the computation of original issue discount of the Regular Certificates, including variable rate Regular Certificates. Additional information regarding the manner of reporting original issue discount to the Internal Revenue Code and to holders of variable rate Regular Certificates will be provided in the prospectus supplement relating to the issuance of the Regular Certificates.

    Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Internal Revenue Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (1) under a constant yield method that is similar to the method for the accrual of original issue discount or (2) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

    The Internal Revenue Code provides that the market discount on a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of the Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when the distribution occurs or is due.

    The Internal Revenue Code further provides that any principal payment on a Regular Certificate acquired with market discount or any gain on disposition of a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

    The Internal Revenue Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until those regulations are issued, rules described in the legislative history for these provisions of the Internal Revenue Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

    In general, limitations imposed by the Internal Revenue Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he or she makes such an election, is exempt from this rule. Any election made on a Regular Certificate issued with market discount will apply to all Regular Certificates acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Code. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

    Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (1) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (2) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

    Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced, but not below zero, by any payments on the Regular Certificate previously received or accrued by the seller, other than qualified stated interest payments, and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

    Any capital gain recognized upon a sale, exchange or other disposition of a Regular Certificate will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations.

    Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includable in the holder's income if the yield on the Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Certificate.

    Certain Other Taxes on the REMIC. The REMIC provisions of the Internal Revenue Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. These transactions are:

  . any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC;

  . the receipt of income from assets other than qualified mortgages and permitted investments;

  .   the receipt of compensation for services; and

  .   the receipt of gain from the dispositions of cash flow investments.

The REMIC regulations provide that the modification of the terms of a contract occasioned by default or a reasonably foreseeable default of the contract, the assumption of the contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an obligor pursuant to the terms of a convertible adjustable-rate contract will not be treated as a disposition of the contract. In the event that a REMIC holds adjustable rate contracts which are convertible at the option of the obligor into fixed-rate, fully amortizing, level payment contracts, a sale of the contracts by the REMIC pursuant to a purchase agreement or other contract with Conseco Finance or other party, if and when the obligor elects to so convert the terms of the contract, is not expected to result in a prohibited transaction for the REMIC. The Internal Revenue Code also imposes a 100% tax on contributions to a REMIC made after the startup day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the startup day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Internal Revenue Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

    Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

    Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a certificateholder who holds a Regular Certificate and who is not:

  (1) a citizen or resident of the United States;

  (2) a corporation, partnership, (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations);

  (3) an estate the income of which is includible in gross income for United States tax purposes regardless of its source; or

  (4) a trust if:

     . a court within the United States is able to exercise primary supervision over administration of the trust; and

     . one or more United States persons have authority to control all substantial decisions of the trust.

To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part I of Subchapter J of Chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to Conseco Finance and does not own actually or constructively 10% or more of the voting stock of Conseco Finance. To qualify for this tax exemption, the Foreign Holder who is an individual or corporation holding the certificates on its own behalf will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8BEN or substantially similar substitute form, is generally valid in the year of signature plus three additional calendar years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. A Foreign Holder, other than an individual or corporation, holding the certificates on its own behalf may have additional reporting requirements. Foreign Holders should consult their own tax advisors regarding the specific tax consequences and any reporting requirements resulting from their ownership of a Regular Certificate.

    Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either:

  (1) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a tax home in the United States; or

  (2) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

    A Regular Certificate will not be includible in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of Conseco Finance.

    Backup Withholding. Under certain circumstances, a REMIC certificateholder may be subject to backup withholding at a rate of 30% (which rate is scheduled for periodic reduction). Backup withholding may apply to a REMIC certificateholder who is a United States person if the certificateholder, among other circumstances, fails to furnish his social security number or other taxpayer identification number to the trustee. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. REMIC certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

    Backup withholding may apply, under certain circumstances, to a REMIC certificateholder who is a foreign person unless the certificateholder: (1) furnishes the trustee or the REMIC certificateholder's securities broker with certification of such holder's status as a foreign person on Form W-8BEN or other applicable form as required by the Internal Revenue Service; or (2) otherwise establishes an exemption. Treasury regulations that took effect January 1, 2001 provide presumptions under which a foreign certificateholder is subject to backup withholding unless the issuer or its paying agent receives the required certification from that REMIC certificateholder. Because the regulations are fact-specific and complex, foreign certificateholders are urged to consult their own tax advisors regarding backup withholding and other reporting rules applicable to payments received by them with respect to a certificate.

    Reporting Requirements and Tax Administration. We will report annually to the IRS, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Internal Revenue Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

    The Treasury Department has issued final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMICs "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless we indicate otherwise in the related prospectus supplement, we will be designated as tax matters person for each REMIC, and in conjunction with the trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

    Tax Status of the Trust. In the case of a trust evidenced by a series or sub-series of certificates, or a segregated portion of the trust, for which a REMIC election is not made ("Non-REMIC certificates"), counsel will have advised us that, in their opinion, each contract pool and the arrangement to be administered by us under which the trustee will hold and we will be obligated to service the contracts and under which Non-REMIC certificates will be issued to Non-REMIC certificateholders will not be classified as an association taxable as a corporation or a taxable mortgage pool, within the meaning of Internal Revenue Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of the Internal Revenue Code. Each Non-REMIC certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the contract pool in which its certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the contracts included therein.

    Tax Status of Non-REMIC Certificates. In general:

  . certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Internal Revenue Code may be considered to represent "qualifying real property loans" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code; and

  . certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

See the discussions of the Internal Revenue Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related prospectus supplement for a discussion of the treatment of Non-REMIC certificates and contracts under these Internal Revenue Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

    Tax Treatment of Non-REMIC Certificates. Non-REMIC certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the contracts comprising such contract pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payment charges we receive, and any gain upon disposition of such contracts. For purposes of this discussion, the term "disposition," when used with respect to the contracts, includes scheduled or prepaid collections with respect to the contracts, as well as the sale or exchange of a Non-REMIC certificate. Non-REMIC certificateholders will be entitled under Section 162 or 212 of the Internal Revenue Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges we retain. An individual, an estate, or a trust that holds a Non-REMIC certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Internal Revenue Code only to the extent that, in the aggregate and combined with other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Internal Revenue Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Internal Revenue Code ($137,300 in 2002 in the case of a joint return) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC certificate, the taxable income of the Non-REMIC certificateholder attributable to that Non-REMIC certificate will exceed the net cash distributions related to such income. Non-REMIC certificateholders may deduct any loss on disposition of the contracts to the extent permitted under the Internal Revenue Code.

    Under current IRS interpretations of applicable treasury regulations we would be able to sell or otherwise dispose of any subordinated Non-REMIC certificates. Accordingly, we expect to offer subordinated Non-REMIC certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior certificates. Holders of subordinated classes of certificates should be able to recognize any losses allocated to such class when and if losses are realized.

    To the extent that any of the contracts comprising a contract pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those contracts prior to receipt of cash related to the discount. To the extent that the Non-REMIC certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used with respect to the contracts comprising the contract pool in computing the accrual of any original issue discount, market discount or amortizable premiums. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Internal Revenue Code provisions concerning market discount and amortizable premium will apply to the contracts comprising a contract pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." It is unclear whether a prepayment assumption would be applicable in accruing or amortizing any such original issue or market discount or premium with respect to Non-REMIC certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997.

    Stripped Non-REMIC Certificates. Certain classes of Non-REMIC certificates may be subject to the stripped bond rules of Section 1286 of the Internal Revenue Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a contract from ownership of the right to receive some or all of the related interest payments.

Non-REMIC certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

  .   if any servicing compensation is deemed to exceed a reasonable amount;

  . if we or any other party retain a Retained Yield with respect to the contracts comprising a contract pool;

  . if two or more classes of Non-REMIC certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the contracts; or

  . if Non-REMIC certificates are issued which represent the right to interest only payments or principal only payments.

    Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Internal Revenue Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (1) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the contracts. See "REMIC Series--Market Discount" above.

    To the extent the Stripped Certificates represent an interest in any pool of debt instrument the yield on which may by affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used in computing yield on the underlying assets of a trust with respect to which a REMIC election is not made. It is unclear whether a prepayment assumption would be applicable to the Stripped Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997. The Internal Revenue Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates that do not represent an interest in a pool of debt instruments the yield on which may be affected by reason of prepayments or for taxable years beginning prior to August 5, 1997. In the absence of authority to the contrary, Conseco Finance intends to base information reports and returns to the IRS and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related prospectus supplement to determine whether and in what manner the original issue discount rules will apply.

    When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

    It is possible that the IRS may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of:

  (1) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each contract; or

  (2) a separate installment obligation for each contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto.

As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

    Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC certificate, a Non-REMIC certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the contracts represented by the Non-REMIC certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC certificateholder's cost for the Non-REMIC certificate increased by the amount of any previously reported gain with respect to the Non-REMIC certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC certificate was held as a capital asset.

    Recharacterization of Servicing Fees. The servicing compensation to be received by Conseco Finance may be questioned by the IRS with respect to certain certificates or contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by us or other party in a portion of the interest payments to be made pursuant to the contracts. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Internal Revenue Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series--Stripped Non-REMIC Certificates."

    Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC certificateholder who is a Foreign Holder (as defined in "REMIC Series-- Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC certificates free of United States federal income tax, but only to the extent the contracts were originated after July 18, 1984 and provided that such Non-REMIC certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC certificateholder is not a United States person and providing the name and address of such Non-REMIC certificateholder. For additional information concerning interest or original issue discount paid by Conseco Finance to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

    Tax Administration and Reporting. We will furnish to each Non-REMIC certificateholder with each distribution a statement listing the amount of such distribution allocable to principal and to interest. In addition, we will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC certificateholder who was a certificateholder at any time during such year, information regarding the amount of servicing compensation we received and any sub-servicer and other customary factual information as we deem necessary or desirable to enable certificateholders to prepare their tax returns. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC certificates.

Other Tax Consequences

    No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of certificates in any state or locality. You are advised to consult your own tax advisors about any state or local income, franchise, personal property, or other tax consequences arising out of your ownership of certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

    Unless we indicate otherwise in the applicable prospectus supplement, any certificates that we offer under this prospectus that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 and will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created under or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, some states have created legislation specifically limiting the legal investment authority of any entities regarding mortgage related securities, in which case the certificates will constitute legal investments for entities subject to, and as provided in, this legislation. SMMEA provides, however, that in no event will the enactment of any legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or the certificates were acquired before the enactment of the legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitation as to the percentage of their assets represented; federal credit unions may invest in certificates; and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S)24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

    Some classes of certificates offered in this prospectus may not be rated in one of the two highest rating categories and thus would not constitute mortgage related securities for purposes of SMMEA.

    The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

                                    RATINGS

    It is a condition precedent to the issuance of any class of certificates sold under this prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories within which there may be sub-categories or gradations indicating relative standing. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

    Conseco Securitizations may sell certificates of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place certificates directly to other purchasers or through agents. Conseco Securitizations intends that certificates will be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of these methods.

    The distribution of the certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    If so specified in the prospectus supplement relating to a series of certificates, Conseco Finance or any of its affiliates may purchase some or all of one or more classes of certificates of that series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may then from time to time offer and sell, under this prospectus, some or all of the certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of the certificates or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

    In connection with the sale of the certificates, underwriters may receive compensation from Conseco Securitizations or from purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the certificates of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the certificates of a series may be deemed to be underwriters, and any discounts or commissions received by them from Conseco Securitizations and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. These underwriters or agents will be identified, and any compensation received from Conseco Securitizations will be described, in the prospectus supplement.

    Under agreements which may be entered into by Conseco Securitizations, underwriters and agents who participate in the distribution of the certificates may be entitled to indemnification by Conseco Finance and Conseco
Securitizations against certain liabilities, including liabilities under the Securities Act.

    If so indicated in the prospectus supplement, Conseco Securitizations will authorize underwriters or other persons acting as Conseco Securitizations' agents to solicit offers by certain institutions to purchase the certificates from Conseco Securitizations under contracts providing for payment and delivery on a future date. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by Conseco Securitizations. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject from purchasing the certificates. The underwriters and other agents will not have responsibility in respect of the validity or performance of the contracts.

    The underwriters may, from time to time, buy and sell certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

    Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. See "Underwriting" in the related prospectus supplement.

    Some of the underwriters and their associates may engage in transactions with and perform services for Conseco Finance in the ordinary course of business.

                                 LEGAL MATTERS

    The legality and material federal income tax consequences of the certificates will be passed upon for Conseco Finance and Conseco
Securitizations by our counsel identified in the applicable prospectus supplement.

                                    EXPERTS

    The consolidated financial statements of Conseco Finance as of December 31, 2001 and for each of the years in the three-year period ended December 31, 2001 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon their authority as experts in accounting and auditing.

                                    GLOSSARY

    Below are abbreviated definitions of capitalized terms used in this prospectus and the prospectus supplement. The pooling and servicing agreement may contain a more complete definition of some of the terms defined here and reference should be made to the pooling and servicing agreement for a more complete definition of all such terms.

    "Accrual Remittance Amount" means, with respect to the Compound Interest Certificates of a series of certificates providing for sequential distributions in reduction of the principal balance of the classes of that series, as of any remittance date, the amount of interest which has accrued on the Compound Interest Certificates from the prior remittance date.

    "Adjustable Rate Certificates" means certificates which evidence the right to receive distributions of income at a variable remittance rate.

    "Advances" means the advances made by a servicer (including from advances made by a sub-servicer) on any remittance date pursuant to a pooling and servicing agreement.

    "Amount Available" means, for each series of certificates, amounts on deposit in the certificate account on a Determination Date.

    "Certificate Distribution Amount" means the amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders.

    "Class A Percentage" means for any remittance date will equal a fraction, expressed as a percentage, the numerator of which is the Class A principal balance, and the denominator of which is the sum of:

  .   the Class A principal balance,

  . if the Class M-1 distribution test is satisfied on that remittance date, the Class M-1 principal balance (minus any unpaid Class M-1 principal shortfall), otherwise zero,

  . if the Class M-2 distribution test is satisfied on that remittance date, the Class M-2 principal balance (minus any unpaid Class M-2 principal shortfall), otherwise zero, and

  . if the Class B distribution test is satisfied on that remittance date, the sum of the Class B principal balance (minus any unpaid Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the Overcollateralization Amount, otherwise zero.

    "Class B Percentage" for any remittance date will equal:

  (1) zero, if the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have not yet been reduced to zero and the Class B distribution test is not satisfied or

  (2) a fraction, expressed as a percentage, the numerator of which is the sum of the Class B principal balance (minus any unpaid Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the Overcollateralization Amount as of the remittance date, and the denominator of which is, as of the remittance date, the sum of:

            (a)  any Class A principal balance,

            (b) any Class M-1 principal balance (minus any unpaid Class M-1 principal shortfall),

            (c) any Class M-2 principal balance (minus any unpaid Class M-2 principal shortfall), and

            (d) the sum of the Class B principal balance (minus any unpaid Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the overcollateralization amount.

    "Class B-1 Cross-Over Date" means the remittance date on which the Class B-1 principal balance is reduced to zero.

    "Class M-1 Percentage" for any remittance date will equal:

  (1) zero, if the Class A principal balance has not yet been reduced to zero and the Class M-1 distribution test is not satisfied, or

  (2) a fraction, expressed as a percentage, the numerator of which is the Class M-1 principal balance (minus any unpaid Class M-1 principal shortfall), as of the remittance date, and the denominator of which is, as of the remittance date, the sum of:

            (a)  any Class A principal balance

            (b) the Class M-1 principal balance (minus any unpaid Class M-1 principal shortfall),

            (c) if the Class M-2 distribution test is satisfied on that remittance date, the Class M-2 principal balance (minus any unpaid Class M-2 principal shortfall), otherwise zero and

            (d) if the Class B distribution test is satisfied on that remittance date, the sum of the Class B principal balance (minus any unpaid Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the overcollateralization amount, otherwise zero.

    "Class M-2 Percentage" means, for any remittance date:

  (1) zero, if the Class A principal balance and the Class M-1 principal balance have not yet been reduced to zero and the Class M-2 distribution test is not satisfied or

  (2) a fraction, expressed as a percentage, the numerator of which is the Class M-2 principal balance (minus any unpaid Class M-2 principal shortfall), as of the remittance date, and the denominator of which is, as of the remittance date, the sum of:

            (a) any Class A principal balance,

            (b) any Class M-1 principal balance (minus any unpaid Class M-1 principal shortfall),

            (c) the Class M-2 principal balance (minus any unpaid Class M-2 principal shortfall), and

            (d) if the Class B distribution test is satisfied on that
                remittance date, the sum of the Class B principal balance (minus any unpaid Class B-1 principal shortfall and any unpaid Class B-2 principal shortfall) and the overcollateralization amount, otherwise zero.

    "Compound Interest Certificates" means certificates on which interest may accrue but not be paid for the period described in the related prospectus supplement.

    "Cut-off Date" means the date specified in the related prospectus supplement as the date after which principal and interest payments on the related contracts are included in the trust.

    "Determination Date" means, unless otherwise specified in the related prospectus supplement, the third business day immediately preceding the related remittance date.

    "Due Period" means, unless otherwise provided in a related prospectus supplement, with respect to any remittance date, the period from and including the 16th day of the second month preceding the remittance date, to and including the 15th day of the month immediately preceding the remittance date.

    "Eligible Investments" means one or more of the investments specified in the pooling and servicing agreement in which moneys in the certificate account and certain other accounts are permitted to be invested.

    "Eligible Substitute Contract" means a manufactured housing contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the pooling and servicing agreement, has a scheduled principal balance that is not greater than the Scheduled Principal Balance of the Replaced Contract and has a contract rate that is at least equal to the contract rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract.

    "Formula Principal Distribution Amount" means the scheduled amounts of principal due and payments and other amounts received for principal on the loans, as described in the related prospectus supplement.

    "Liquidation Proceeds" means cash including insurance proceeds received in connection with the repossession of a manufactured home.

    "MHP" means the manufactured housing prepayment model, which is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts.

    "Monthly Payment" means the scheduled monthly payment of principal and interest on a contract.

    "Net Liquidated Proceeds" means all amounts received and retained for the liquidation of defaulted contracts, net of liquidation expenses.

    "Outstanding Senior Shortfall" means, as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for that class for any remittance date exceeded the amount actually paid on that remittance date plus interest at the remittance rate.

    "Overcollateralization Amount" means, as of any remittance date, the amount by which the aggregate outstanding principal balance of the certificates for that remittance date is less than the Pool Scheduled Principal Balance for the immediately preceding remittance date.

    "Participants" means institutions that have accounts with the depositary.

    "Pool Scheduled Principal Balance" means, as of any remittance date, the aggregate of the Scheduled Principal Balances of contracts outstanding at the end of the related due period.

    "Replaced Contract" means an Eligible Substitute Contract substituted for a manufactured housing contract which Conseco Finance is otherwise obligated to repurchase under the pooling and servicing agreement.

    "Repurchase Price" means the remaining principal amount outstanding on a manufactured housing contract on the date of repurchase plus accrued and unpaid interest at its contract rate to the date of the repurchase.

    "Scheduled Principal Balance" means, as of any remittance date, the unpaid principal balance of the contract as specified in the amortization schedule at the time relating to the contract as of the due date in the related due period, after giving effect to any previous partial prepayments and to the payment of principal due on the due date and irrespective of any delinquency in payment on the contract.

    "Senior Distribution Amount" means, for a series of certificates having Subordinated Certificates, as of each remittance date and for each class of Senior Certificates, the amount due the holders of that class of Senior Certificates.

    "Senior Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

    "Subordinated Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

    "WAC" means the weighted average contract rate.

    "WAM" means the weighted average maturity of a contract.

                                                                 [CONSECO LOGO]

                                 $442,500,000

                                 (Approximate)

 Conseco Finance Manufactured Housing Contract Senior/Subordinate Pass-Through
                                 Certificates
                                 Series 2002-2

                     Conseco Finance Securitizations Corp.
                                    Seller

                             Conseco Finance Corp.
                            Servicer and Originator

                          --------------------------

                             Prospectus Supplement

                          --------------------------

                          Credit Suisse First Boston

                                Lehman Brothers

                              Merrill Lynch & Co.

                               -----------------

                  Underwriter of the Class A-IO Certificates:

                          Credit Suisse First Boston

                               -----------------

                                 June 10, 2002

    For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.